
                                                                  EXECUTION COPY

                  LUCITE INTERNATIONAL FINANCE PLC, AS ISSUER,

                        CERTAIN GUARANTORS NAMED HEREIN,

                                       AND

                        THE BANK OF NEW YORK, AS TRUSTEE

                               ------------------

                                    INDENTURE

                            DATED AS OF JUNE 25, 2003

                               -------------------

                          10 1/4% SENIOR NOTES DUE 2010

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                              TABLE OF CONTENTS(1)

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                                                                                                                    PAGE
RECITALS OF THE ISSUER AND THE GUARANTORS........................................................................     1

ARTICLE ONE  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.............................................     2

Section 101.  Definitions........................................................................................     2
Section 102.  Other Definitions..................................................................................    22
Section 103.  Compliance Certificates and Opinions...............................................................    24
Section 104.  Form of Documents Delivered to Trustee.............................................................    24
Section 105.  Acts of Holders....................................................................................    25
Section 106.  Notices, etc., to the Trustee, the Issuer and any Guarantor........................................    27
Section 107.  Notice to Holders; Waiver..........................................................................    27
Section 108.  Conflict with Trust Indenture Act..................................................................    28
Section 109.  Effect of Headings and Table of Contents...........................................................    28
Section 110.  Successors and Assigns.............................................................................    28
Section 111.  Separability Clause................................................................................    28
Section 112.  Benefits of Indenture..............................................................................    28
Section 113.  Governing Law......................................................................................    28
Section 114.  Submission to Jurisdiction; Appointment of Agent for Service of Process; Currency
              Indemnity..........................................................................................    28
Section 115.  Legal Holidays.....................................................................................    30
Section 116.  Independence of Covenants..........................................................................    30
Section 117.  Schedules and Exhibits.............................................................................    30
Section 118.  Counterparts.......................................................................................    30

ARTICLE TWO  SECURITY FORMS......................................................................................    30

Section 201.  Forms Generally....................................................................................    30
Section 202.  Form of Face of Security...........................................................................    31
Section 203.  Form of Reverse of Securities......................................................................    35
Section 204.  Form of Guarantee of Guarantors....................................................................    41

ARTICLE THREE  THE SECURITIES....................................................................................    42

Section 301.  Title and Terms....................................................................................    42
Section 302.  Denominations......................................................................................    43
Section 303.  Execution, Authentication, Delivery and Dating.....................................................    43
Section 304.  Registrar, Transfer Agent and Paying Agent.........................................................    44

-------------------------------
(1)Note: This table of contents shall not for any purpose, be deemed to be a part of the Indenture

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
Section 305.  Transfer and Exchange..............................................................................    45
Section 306.  Book-Entry Provisions for Global Securities........................................................    46
Section 307.  Special Transfer and Exchange Provisions...........................................................    47
Section 308.  Mutilated, Destroyed, Lost and Stolen Securities...................................................    47
Section 309.  Payment of Interest; Interest Rights Preserved.....................................................    47
Section 310.  CUSIP, CINS and ISIN Numbers.......................................................................    49
Section 311.  Persons Deemed Owners..............................................................................    49
Section 312.  Cancellation.......................................................................................    49
Section 313.  Computation of Interest............................................................................    49

ARTICLE FOUR  DEFEASANCE AND COVENANT DEFEASANCE.................................................................    49

Section 401.  Issuer's Option to Effect Defeasance or Covenant Defeasance........................................    49
Section 402.  Defeasance and Discharge...........................................................................    50
Section 403.  Covenant Defeasance................................................................................    50
Section 404.  Conditions to Defeasance or Covenant Defeasance....................................................    50
Section 405.  Deposited Money and European Government Obligations to Be Held in Trust; Other
                      Miscellaneous Provisions...................................................................    52
Section 406.  Reinstatement......................................................................................    53

ARTICLE FIVE  REMEDIES...........................................................................................    53

Section 501.  Events of Default..................................................................................    53
Section 502.  Acceleration of Maturity; Rescission and Annulment.................................................    55
Section 503.  Collection of Indebtedness and Suits for Enforcement by Trustee....................................    56
Section 504.  Trustee May File Proofs of Claim...................................................................    57
Section 505.  Trustee May Enforce Claims without Possession of Securities........................................    57
Section 506.  Application of Money Collected.....................................................................    58
Section 507.  Limitation on Suits................................................................................    58
Section 508.  Unconditional Right of Holders to Receive Principal, Premium Interest and Additional
                      Amounts....................................................................................    58
Section 509.  Restoration of Rights and Remedies.................................................................    59
Section 510.  Rights and Remedies Cumulative.....................................................................    59
Section 511.  Delay or Omission Not Waiver.......................................................................    59
Section 512.  Control by Holders.................................................................................    59
Section 513.  Waiver of Past Defaults............................................................................    59
Section 514.  Undertaking for Costs..............................................................................    60
Section 515.  Waiver of Stay, Extension or Usury Laws............................................................    60
Section 516.  Remedies Subject to Applicable Law.................................................................    60

ARTICLE SIX  THE TRUSTEE.........................................................................................    60

Section 601.  Duties of Trustee..................................................................................    61
Section 602.  Notice of Defaults.................................................................................    61
Section 603.  Certain Rights of Trustee..........................................................................    62
Section 604.  Trustee Not Responsible for Recitals, Dispositions of Securities or

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
                      Application of Proceeds Thereof............................................................    63
Section 605.  Trustee and Agents May Hold Securities; Collections; etc...........................................    63
Section 606.  Money Held in Trust................................................................................    63
Section 607.  Compensation and Indemnification of Trustee and Its Prior Claim....................................    64
Section 608.  Conflicting Interests..............................................................................    64
Section 609.  Trustee Eligibility................................................................................    64
Section 610.  Resignation and Removal; Appointment of Successor Trustee..........................................    65
Section 611.  Acceptance of Appointment by Successor.............................................................    66
Section 612.  Merger, Conversion, Consolidation or Succession to Business........................................    67
Section 613.  Preferential Collection of Claims Against Issuer...................................................    67

ARTICLE SEVEN  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER..................................................    67

Section 701.  Issuer to Furnish Trustee Names and Addresses of Holders...........................................    67
Section 702.  Disclosure of Names and Addresses of Holders.......................................................    68
Section 703.  Reports by Trustee.................................................................................    68
Section 704.  Reports by Issuer..................................................................................    68

ARTICLE EIGHT  CONSOLIDATION, MERGER, SALE OF ASSETS.............................................................    69

Section 801.  Company and Guarantors May Consolidate, etc., Only on Certain Terms................................    69
Section 802.  Successor Substituted..............................................................................    71

ARTICLE NINE  SUPPLEMENTAL INDENTURES............................................................................    71

Section 901.  Supplemental Indentures and Agreements without Consent of Holders..................................    71
Section 902.  Supplemental Indentures and Agreements with Consent of Holders.....................................    72
Section 903.  Execution of Supplemental Indentures and Agreements................................................    73
Section 904.  Effect of Supplemental Indentures..................................................................    74
Section 905.  Conformity with Trust Indenture Act................................................................    74
Section 906.  Reference in Securities to Supplemental Indentures.................................................    74
Section 907.  Notice of Supplemental Indentures..................................................................    74

ARTICLE TEN  COVENANTS...........................................................................................    74

Section 1001.  Payment of Principal, Premium, Interest and Additional Amounts....................................    74
Section 1002.  Maintenance of Office or Agency...................................................................    74
Section 1003.  Money for Security Payments to Be Held in Trust...................................................    75
Section 1004.  Corporate Existence...............................................................................    76
Section 1005.  Payment of Taxes and Other Claims.................................................................    76
Section 1006.  Maintenance of Properties.........................................................................    77
Section 1007.  Maintenance of Insurance..........................................................................    77
Section 1008.  Limitation on Indebtedness........................................................................    77
Section 1009.  Limitation on Restricted Payments.................................................................    80
Section 1010.  Limitation on Transactions with Affiliates........................................................    83
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
Section 1011.  Limitation on Liens...............................................................................    84
Section 1012.  Limitation on Sale of Assets......................................................................    84
Section 1013.  Limitation on Issuance of Guarantees of Indebtedness by Restricted Subsidiaries...................    88
Section 1014.  Purchase of Securities upon a Change of Control...................................................    89
Section 1015.  Limitation on Sale and Leaseback Transactions.....................................................    92
Section 1016.  Limitation on Subsidiary Capital Stock............................................................    92
Section 1017.  Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries......................    92
Section 1018.  Limitations on Unrestricted Subsidiaries..........................................................    93
Section 1019.  Limitation on Activities of the Issuer and Finco..................................................    95
Section 1021.  Limitation on Senior Subordinated Indebtedness for Subordinated Guarantors........................    95
Section 1022.  Payment of Additional Amounts.....................................................................    96
Section 1023. Provision of Financial Statements..................................................................    98
Section 1024.  Statement by Officers as to Default...............................................................    98
Section 1025.  Waiver of Certain Covenants.......................................................................    99

ARTICLE ELEVEN  REDEMPTION OF SECURITIES.........................................................................    99

Section 1101.  Rights of Redemption..............................................................................    99
Section 1102.  Redemption Upon Changes in Withholding Taxes......................................................   100
Section 1103.  Applicability of Article..........................................................................   100
Section 1104.  Election to Redeem; Notice to Trustee.............................................................   101
Section 1105.  Selection by Trustee of Securities to Be Redeemed.................................................   101
Section 1106.  Notice of Redemption..............................................................................   101
Section 1107.  Deposit of Redemption Price.......................................................................   102
Section 1108.  Securities Payable on Redemption Date.............................................................   102
Section 1109.  Securities Redeemed or Purchased in Part..........................................................   103

ARTICLE TWELVE  GUARANTEE........................................................................................   103

Section 1201.  Guarantors' Guarantee.............................................................................   103
Section 1202.  Continuing Guarantee; No Right of Set-Off; Independent Obligation.................................   103
Section 1204.  Right to Demand Full Performance..................................................................   106
Section 1205.  Waivers...........................................................................................   107
Section 1206.  The Guarantors Remain Obligated in Event the Issuer Is No Longer Obligated to Discharge
                      Indenture Obligations......................................................................   107
Section 1207.  Fraudulent Conveyance; Subrogation................................................................   107
Section 1208.  Guarantee Is in Addition to Other Security........................................................   108
Section 1209.  Release of Security Interests.....................................................................   108
Section 1210.  No Bar to Further Actions.........................................................................   108
Section 1211.  Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies...............   108
Section 1212.  Trustee's Duties; Notice to Trustee...............................................................   109
Section 1213.  Successors and Assigns............................................................................   109
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
Section 1214.  Release of Guarantee..............................................................................   109
Section 1215.  Execution of Guarantee............................................................................   109
Section 1216.  Subordinated Guarantee Obligations Subordinated to Designated Senior Debt.........................   110
Section 1217.  Suspension of Payment When Designated Senior Debt is in Default...................................   110
Section 1218.  Payment Over of Proceeds Upon Dissolution, Etc....................................................   111
Section 1219.  Reliance on Subordination.........................................................................   112
Section 1220.  Obligations of Guarantor Unconditional............................................................   113
Section 1221.  No Waiver of Subordination Provisions.............................................................   113
Section 1222.  Trustee to Effectuate Subordination...............................................................   113
Section 1223.  Subrogation to Rights of Holder of Guarantor Senior Indebtedness..................................   114
Section 1224.  No Suspension of Remedies.........................................................................   114
Section 1225.  Provisions Solely to Define Relative Rights.......................................................   114
Section 1226.  Intercreditor Deed................................................................................   115
Section 1227.  Limitations of Remedies under Subordinated Guarantees.............................................   115
Section 1228.  Other Indebtedness................................................................................   116
Section 1229.  Notice to Trustee.................................................................................   116
Section 1230.  Reliance on Judicial Order or Certificate of Liquidating Agent....................................   117
Section 1231.  Trustee Not Fiduciary for Holders of Guarantor Senior Indebtedness................................   117

ARTICLE THIRTEEN  SATISFACTION AND DISCHARGE....................................................................    117

Section 1301.  Satisfaction and Discharge of Indenture..........................................................    117
Section 1302.  Application of Trust Money.......................................................................    118

TESTIMONIUM

SIGNATURES

ACKNOWLEDGMENTS

EXHIBIT A         Form of Intercreditor Deed

EXHIBIT B         Form of Intercompany Note

                                       v

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                  INDENTURE, dated as of June 25, 2003, among Lucite
International Finance plc, a public limited company incorporated under the laws of England and Wales (the "Issuer"), Lucite International Group Holdings Limited, Lucite International Investment Limited, Lucite International Holdings Limited and Lucite International Holdco Limited, each of which is a limited liability company incorporated under the laws of England and Wales (each a "Guarantor" and collectively, the "Guarantors"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                    RECITALS OF THE ISSUER AND THE GUARANTORS

                  The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 10 1/4% Senior Notes due 2010 issued on the date hereof (the "Series A Securities"), its 10 1/4% SenioR Notes due 2010 to be issued hereafter pursuant to an Exchange Offer described herein (the "Series B Securities") and any additional Notes ("Additional Securities" and, together with the Series A Securities and the Series B Securities, the "Securities") that may be issued on any other Issue Date (as defined herein).

                  Lucite International Group Holdings Limited (the "Company") is a parent company of the Issuer via two intermediate holding company subsidiaries: Lucite International Investment Limited and Lucite International Holdings Limited. Lucite International Holdings Limited is the immediate parent company of the Issuer, Lucite International UK Finco Limited ("Finco") and Lucite International Holdco Limited. Finco has issued an intercompany note to the Issuer the form of which is attached as Exhibit D hereto (the "Intercompany Note"). Each of the Issuer and the Guarantors is a wholly-owned subsidiary, directly or indirectly, of Lucite International Limited.

                  The Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of their Guarantees (as defined herein). The Issuer and the Guarantors have received good and valuable consideration for the execution and delivery of this Indenture and the Guarantees, as the case may be. The Guarantors will derive substantial direct and indirect benefits from the issuance of the Securities.

                  The Issuer issued 10 1/4% Senior Notes due 2010 (the "2000 Notes"), guaranteed by the Guarantors (the "2000 Guarantees"), pursuant to an indenture dated as of May 4, 2000 among the Issuer, the Guarantors and the Trustee (the "2000 Indenture"), and issued exchange notes in exchange for such 2000 Notes (the "2000 Exchange Notes"), guaranteed by exchange guarantees issued in exchange for such 2000 Guarantees (the "2000 Exchange Guarantees") on November 21, 2000 (such 2000 Notes, 2000 Guarantees, 2000 Exchange Notes and 2000 Exchange Guarantees being collectively referred to herein as the "Existing Securities").

                  This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

                  All acts and things necessary have been done to make (i) the Securities, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the legal, valid and binding obligations of the Issuer,
(ii) the Guarantees, when executed by the Guarantors and delivered hereunder, the legal, valid and binding obligations of the Guarantors and (iii) this Indenture a legal, valid and binding agreement of the Issuer and the Guarantors in accordance with the terms of this Indenture;

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  Section 101. Definitions.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America;

                  (f) all references to (euro), Euro, euro, and EUR shall refer to the lawful currency of the meMber states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union;

                  (g) all references to(pound), pounds sterling, or sterling refer to the lawful currency of the United Kingdom; and

                  (h) all references herein to particular Sections or Articles refer to this Indenture unless otherwise so indicated.

                  Certain terms used principally in Article Four are defined in Article Four.

                  "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary, (ii) assumed in connection with the acquisition of assets from such Person or (iii) at the time it merges or consolidates with the Company or any Restricted Subsidiary, in each case, other than Indebtedness incurred in connection with or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person, the date the acquired Person becomes a Restricted Subsidiary or at the time of such merger or consolidation, as the case may be.

                  "Additional Amounts" has the meaning specified in Section
1022.

                  "Affiliate" means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 5% or more of such

                                       2

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specified Person's Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (iii) any other Person 5% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of any depositary for such Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

                  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares); (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or
(iii) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (A) that is governed by the provisions in Article Eight, (B) that is by the Company to any Wholly Owned Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of this Indenture, (C) that is of obsolete equipment in the ordinary course of business, (D) the Fair Market Value of which in the aggregate does not exceed (pound)1,000,000 in any transaction or series of related transactions,
(E) that is a Restricted PaymenT permitted by Section 1009 or (F) in connection with granting Permitted Liens.

                  "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment; by (ii) the sum of all such principal payments.

                  "Bank Credit Agreement" means that certain Facility Agreement made on October 3, 1999 by and among the Company and certain of its subsidiaries, as borrowers and/or guarantors, and Deutsche Bank AG London and Merrill Lynch International, as Joint Lead Arrangers and Original Banks, and all documentation relating thereto, including notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement, as such documentation, in whole or in part, has been amended through the date hereof and may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time under one or more credit facilities (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

                  "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or U.K. or other foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

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                  "Board of Directors" means the board of directors of the
Issuer or any Guarantor, as the case may be, or any duly authorized committee of such board.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer or any Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day, except a Saturday or Sunday, on which commercial banks in the City of New York and the City of London are open for business.

                  "Capital Lease Obligation" of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

                  "Capital Stock" of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Persons' capital stock, other equity interests whether now outstanding or issued after the date of this Indenture, partnership interests (whether general or limited), any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

                  "Change of Control" means the occurrence of any of the following events: (i) prior to the consummation of the initial Public Equity Offering, any event the result of which is that the Permitted Holders are or become the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of less than 50% of the total outstanding Voting Stock of the Company; (ii) on and after the consummation of the initial Public Equity Offering, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Voting Stock of the Company and Permitted Holders do not beneficially own a larger percentage of such Voting Stock than such Person; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office; (iv) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a

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Restricted Payment as described under Section 1009 (and such amount shall be treated as a Restricted Payment subject to the provisions of Section 1009 hereof) and (B) immediately after such transaction, no "person" or "group," other than Permitted Holders, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Voting Stock of the surviving corporation; (v) the Issuer or any Guarantor is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article Eight and Section 1019 or (vi) except in connection with a merger of the Company and the Issuer, the Company ceases to own directly or indirectly all of the Capital Stock of the Issuer. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

                  "Clearstream" means Clearstream Banking societe anonyme (or any successor securities clearing system).

                  "Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

                  "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

                  "Common Depositary" means a depositary common to Euroclear and Clearstream, being initially The Bank of New York, until a successor Common Depositary, if any, shall have become such pursuant to this Indenture, and thereafter Common Depositary shall mean or include each Person who is then a Common Depositary hereunder.

                  "Company" means Lucite International Group Holdings Limited, a corporation incorporated under the laws of England and Wales, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                  "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of (a) the sum of Consolidated Net Income
(Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense, Consolidated Non-cash Charges and Specified Exceptional Items for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all noncash items increasing Consolidated Net Income for such period and less all cash payments, other than Specified Exceptional Items, during such period relating to noncash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to (b) the sum of Consolidated Interest Expense for such period and cash and noncash dividends paid on any Preferred Stock of such Person during such period, in each case after giving pro forma effect to (i) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period); (iii) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and
(ii) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

                  "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state and local income taxes of the U.S., U.K., or any other jurisdiction of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

                  "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of (a) the interest expense of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts),
(iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and (v) accrued interest, plus (b)(i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and (ii) all capitalized interest of such Person and its Restricted Subsidiaries plus (c) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause (a)(iv) above, whether or not paid by such Person or its Restricted Subsidiaries; provided that foreign exchange gains and losses arising on external debt shall not be included in such calculation.

                  "Consolidated Net Income (Loss)" of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business, (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders other than by encumbrances which are permitted by clauses (i), (iv) or (viii) of Section 1017, (vii) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the date of this Indenture or
(viii) any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person.

                  "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

                  "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

                  "Corporate Trust Office" means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, NY 10286, Attention: Corporate Trust Administration.

                  "Currency Hedging Agreements" means one or more of the following agreements: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

                  "Definitive Registered Security" means any Security substantially in the form set forth in Sections 202 and 203 hereof issued in accordance with Section 306(b).

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Designated Senior Debt" means (1) any Indebtedness outstanding under the Bank Credit Agreement and (2) any other Guarantor Senior Indebtedness permitted under this Indenture the outstanding principal amount of which is (pound)25,000,000 or more and that has been designated by the Issuer as "Designated Senior Debt".

                  "Directive" means the European Union Directive on the taxation of savings income, which was adopted by the ECOFIN Council of the European Union (the Council of European finance and economics ministers) on June 3, 2003.

                  "Director" means a member of the Board of Directors.

                  "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

                  "Enforcement Action" means, with respect to any Indebtedness, any action whatsoever taken by a creditor or creditors or agent or trustee on its or their behalf against the Company or any Subsidiary to:

                  (a) demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of all or any part of any such Indebtedness;

                  (b) recover all or any part of the Indebtedness (including, without limitation, by exercising any rights of set-off or combination of accounts);

                  (c) exercise or enforce or require any agent or trustees to exercise or enforce any rights under or pursuant to the provisions of any guarantee granted by the Company or any Subsidiary in relation to all or any part of such Indebtedness or any rights or security granted pursuant to any security documents or other security interest;

                  (d) petition for (or take any other steps or action which may lead to) an Insolvency Event (as defined in the Intercreditor Deed in effect on the date hereof) in relation to the Company or any Subsidiary; or

                  (e) commence legal proceedings against the Company or any Subsidiary.

                  Notwithstanding the foregoing, Enforcement Action shall not include:

                  (1) taking any action necessary to preserve the validity and existence of their claims for the full amounts due to them under the Subordinated Guarantees provided that such action shall not include any of the actions described under paragraphs (a) to (d) above;

                  (2) (to the extent entitled by law) taking action against any creditor or creditors of the Company or Subsidiary, agent, trustee or receiver acting on behalf of such creditors to challenge the basis on which any sale or disposal is to take place pursuant to powers granted to such persons under any security documentation; or

                  (3) bringing legal proceedings against any person in connection with any securities law violation or common law fraud.

                  "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System (or any successor securities clearing system).

                  "Event of Default" has the meaning specified in Section 501.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

                  "Exchange Offer" means the exchange offer by the Issuer of Series B Securities for Existing Securities to be effected pursuant to an Exchange Offer Agreement.

                  "Exchange Offer Agreement" means an Exchange Offer Agreement among the Issuer, the Guarantors and the Initial Purchasers relating to the exchange of Series B Securities for Existing Securities.

                  "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a resolution of the Board of Directors.

                  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United Kingdom, consistently applied, in effect from time to time.

                  "Global Securities" means the Series A Global Securities and the Series B Global Securities.

                  "Guarantee" means the guarantee by any Guarantor of the Issuer's Indenture Obligations.

                  "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                  "Guarantor" means each Senior Guarantor and each Subordinated Guarantor named herein and any Subsidiary which is a guarantor of the Securities, including any Person that is required after the date of this Indenture to execute a guarantee of the Securities pursuant to Section 1013 until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

                  "Guarantor Senior Indebtedness" means with respect to any Subordinated Guarantor, the principal of, premium, if any, and interest (including interest, to the extent allowable, accruing after the filing of a petition initiating any proceeding under any Bankruptcy Law) on any Indebtedness of such Subordinated Guarantor (other than as otherwise provided in this definition), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to such Subordinated Guarantor's Guarantee of the Securities. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include
(i) Indebtedness evidenced by the Securities or the Guarantees, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of such

Person, (iii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code or similar laws in other jurisdictions, is without recourse to such Person, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) any liability for taxes owed or owing by such Person to the extent such liability constitutes Indebtedness, (vi) Indebtedness of such Person to a Subsidiary or any other Affiliate of such Person or any of such Affiliate's Subsidiaries, (vii) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by the such Person, and amounts owed by such Person for compensation to employees or services rendered to such Person, (viii) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture and (ix) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness of the Company or any of its Restricted Subsidiaries.

                  "Hedging Obligations" means with respect to any Person, the obligations of such Person under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements.

                  "Holder" means the Person in whose name a Security is registered on the Security Registrar's books.

                  "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the principal component of all obligations of such Person to pay the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of incurrence), (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person, (v) all Capital Lease Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time), (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (provided, however, that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Person), (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (ix) Preferred Stock of any Restricted Subsidiary or any Guarantor and (x) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

                  "Indenture" means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Indenture Obligations" means the obligations of the Issuer and any other obligor under this Indenture or under the Securities, including any Guarantor, to pay principal of, premium, if any, any Additional Amounts and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the respective terms thereof.

                  "Initial Purchasers" means Merrill Lynch International and Deutsche Bank AG London or any other financial institution acting as a placement agent or underwriter with respect to any Securities issued under this Indenture.

                  "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

                  "Interest Rate Agreements" means one or more of the following agreements: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

                  "Investment" means, with respect to any Person, directly or indirectly, any advance (other than advances to customers in the ordinary course of business), loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP, provided that:

         1. Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture; and

         2. endorsements of negotiable instruments and documents in the ordinary course of business;

shall in each case not be deemed to be an Investment.

         For purposes of Section 1009:

         1. "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

         2. any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

                  "Issue Date" means, in respect of any Security, the date on which such Security was originally issued.

                  "Issuer" means Lucite International Finance plc, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

                  "Issuer Request" or "Issuer Order" means a written request or order signed in the name of the Issuer or any of the Guarantors by any one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                  "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement and any leases in the nature thereof), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement.

                  "Maturity" means, when used with respect to the Securities, the date on which the principal of the Securities becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

                  "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

                  "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person

(other than the Company or any Restricted Subsidiaries) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiaries as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiaries as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in Section 1009 the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees, and brokerage, consultation, underwriting and other fees (including placement agents' fees, listing fees, or other discounts and commissions) and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Issuer or any Guarantor, as the case may be, and in form and substance reasonably satisfactory to, and delivered to, the Trustee.

                  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Issuer or any Guarantor, unless an Opinion of Independent Counsel is required pursuant to the terms of this Indenture.

                  "Opinion of Independent Counsel" means a written opinion of counsel, who may be regular outside counsel for the Issuer or any Guarantor, but which is issued by a Person who is not an employee or consultant (other than non-employee legal counsel) of the Issuer or any Guarantor.

                  "Outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer or any Guarantor) in trust or set aside and segregated in trust by the Issuer or any Guarantor (if the Issuer or such Guarantor shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

                  (c) Securities, except to the extent provided in Sections 402 and 403, with respect to which the Issuer or any Guarantor has effected defeasance or covenant defeasance as provided in Article Four; and

                  (d) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee and the Issuer and the relevant Guarantor proof reasonably satisfactory to each of them that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Issuer or such Guarantor; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Issuer, any Guarantor, or any other obligor upon the Securities or any Affiliate of the Issuer, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer, any Guarantor or any other obligor upon the Securities or any Affiliate of the Issuer, any Guarantor or such other obligor.

                  "Pari Passu Indebtedness" means (a) any Indebtedness of the Issuer that is pari passu in right of payment to the Securities including the Existing Securities and (b) with respect to any Guarantee, Indebtedness which ranks pari passu in right of payment to such Guarantee.

                  "Paying Agent" means any Person (including the Issuer) authorized by the Issuer to pay the principal of, premium, if any, or any Additional Amounts and interest on, any Securities on behalf of the Issuer.

                  "Permitted Holders" means (i) Charterhouse Development Capital Holdings Limited, Charterhouse General Partners VI Limited, Fund Nominees Ltd., Murray Johnstone Limited, Ineos Capital Limited, James A. Ratcliffe, Andrew Currie, John Reece, Tony Verrijckt, William Madden, (ii) any fund managed by either (a) Murray Johnstone Limited, (b) Charterhouse General Partners VI Limited or (c) any Person directly or indirectly controlled by, controlling or under common control with Murray Johnstone Limited or Charterhouse General Partners VI Limited, (iii) each investor in any such fund or funds in its capacity both as a fund investor or as a co-investor with such fund or funds,
(iv) trusts for the benefit of such Persons or the spouses, issue, parents or other relatives of such individual Persons, (v) entities controlling or controlled by such Persons, (vi) in the event of the death of any such individual Person, heirs or testamentary legatees of such Person and (vii) employee benefit trusts for employees of the Company or any of its Subsidiaries pursuant to an employee share plan.

                  "Permitted Investment" means (i) Investments in any Restricted Subsidiary (including the purchase of Capital Stock of any Restricted Subsidiary from a Person other than an Affiliate of the Company) or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary; (ii) Indebtedness of the Company or a Restricted Subsidiary described under clauses
(iv), (v) and (vi) of the definition of "Permitted Indebtedness;" (iii) Investments in any of the Securities; (iv) cash and Temporary Cash Investments;
(v) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 1012 to the extent such Investments are non-cash proceeds as permitted under such covenant; (vi) Investments in existence on the date of this Indenture; (vii) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (viii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (ix) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary not to exceed (pound)2,000,000 at any one time outstanding; (x) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor; (xi) Hedging Obligations, which transactions or obligations are incurred in compliance with
Section 1008; and (xii) Investments in joint ventures or similar entities that are not Restricted Subsidiaries and are primarily engaged in a chemicals business not to exceed (pound)20,000,000 in the aggregate outstanding at any one time. In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value (as determined by the Company's Board of Directors) at the time of Investment.

                  "Permitted Junior Securities" means (1) share capital of Lucite International Holdings Limited or (2) debt securities of Lucite International Holdings Limited or any other Subordinated Guarantor that are subordinated to all of the Designated Senior Debt to substantially the same extent as, or to a greater extent than, the Subordinated Guarantees are subordinated to the Designated Senior Debt pursuant to this Indenture.

                  "Permitted Lien" means:

                  (a)      any Lien existing as of May 4, 2000;

                  (b) any Lien arising by reason of (1) any judgment, decree or order of any court, to the extent not otherwise resulting in an Event of Default, and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business; (2) taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance (including general liability exposure of the Company and its Restricted Subsidiaries); (4) good faith deposits in connection with tenders, bids, leases and contracts (other than contracts for the payment of money); (5) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; or (7) operation of law in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

                  (c) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary;

                  (d) any Lien to secure the performance bids, trade contracts, leases (including, without limitation, statutory and common law landlord's liens), statutory obligations, surety and appeal bonds, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Restricted Subsidiary;

                  (e) any Lien securing Indebtedness permitted to be incurred under Hedging Obligations;

                  (f) any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred in accordance with this Indenture (including clause (viii) of the definition of Permitted Indebtedness) and which are incurred or assumed solely in connection with the acquisition, development or construction of real or personal, moveable or immovable property within 180 days of such incurrence or assumption; provided that such Liens only extend to such acquired, developed or constructed property, such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto, and the incurrence of such Indebtedness is permitted by Section 1008;

                  (g) any Lien securing the Senior Credit Facilities permitted by Clause (i) of the definition of "Permitted Indebtedness", except any Lien on Capital Stock or assets of the Company and the Capital Stock of direct Restricted Subsidiaries of the Company;

                  (h) any Lien securing Indebtedness of any Subordinated Guarantor or any Restricted Subsidiary of any Subordinated Guarantor (which is not a Guarantor of the Securities) to the extent such Indebtedness is not subordinated to any other Indebtedness of such Subordinated Guarantor or Restricted Subsidiary;

                  (i)      Liens in favor of the Company or any Guarantor;

                  (j) Liens arising solely by virtue of any banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

                  (k) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

                  (l) (x) mortgages, liens, security interests, restrictions, encumbrances or any other matters or record that have been placed by any developer, landlord or other third party on property over which the Company or any Guarantor has easement rights or on any real property leased by the Company or any Guarantor and subordination or similar agreements relating thereto and (y) any condemnation or eminent domain proceedings or compulsory purchase order affecting real property;

                  (m) any provision for the retention of title to any asset by the vendor or transferor of such asset which asset is acquired by the Company or any Guarantor in a transaction entered into the ordinary course of business of the Company or such Guarantor and for which kind of transaction it is normal market practice for such retention of title provision to be included;

                  (n) Liens that secure Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

                  (o) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; and

                  (p) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through
(o) provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

                  "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

                  "Public Equity Offering" means an underwritten public offering of ordinary shares (other than Redeemable Capital Stock) of the Company or a parent company of the Company with gross proceeds to the Company or such parent company of at least (pound)50,000,000 and, with respect to offerings by a parent company, pursuant to which the net cash proceeds are contributed to the Company in the form of a subscription for, or a capital contribution in respect of, Qualified Capital Stock.

                  "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased by the Company or any Restricted Subsidiary at any time after the Securities are issued; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a "Purchase Money Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or any Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

                  "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock of such Person.

                  "Recognized Stock Exchange" means a recognized stock exchange within the meaning of Section 841 of the U.K. Income and Corporation Taxes Act of 1988.

                  "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of the Company in circumstances where the Holders of the Securities would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

                  "Redemption Date" when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price" when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to the Indenture.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means May 1 or November 1 (whether or not a Business Day) next preceding such Interest Payment Date.

                  "Representative" means any agent, trustee or other such representative of the lenders of the Designated Senior Debt, provided that there shall be only one Representative designated for all Designated Senior Debt and such Representative shall be designated by the lenders under the Bank Credit Agreement so long as any obligations remain outstanding thereunder.

                  "Responsible Officer" when used with respect to the Trustee means any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, or any other officer or assistant officer of the Trustee appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Indenture.

                  "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a Board Resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with Section 1018 hereof.

                  "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. or any successor rating agency.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

                  "Senior Credit Facilities" means the credit facilities made available pursuant to any Bank Credit Agreement.

                  "Senior Guarantee" means a guarantee by a Senior Guarantor of the Issuer's Indenture Obligations on a senior basis.

                  "Senior Guarantors" means the Company and Lucite International Investment Limited and any other Subsidiary that is required after the date of this Indenture to execute a Senior Guarantee of the Securities pursuant to
Section 1013 until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

                  "Significant Restricted Subsidiary" means, at the date of determination, any Restricted Subsidiary that together with its Restricted Subsidiaries (i) for the most recent fiscal year, accounted for more than 10% of the Consolidated revenues of the Company or (ii) as of the end of the most recent fiscal quarter, was the owner of more than 10% of the Consolidated assets of the Company.

                  "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

                  "Specified Affiliate Payments" means:

                  (1) the repurchase of any (i) Capital Stock of the Company or (ii) employee loan stock of the Company for a repurchase price not greater than the original purchase price paid for such loan stock, in each case held by any future, present or former employee, director or officer of the Company or any of its Restricted Subsidiaries (or their estates or beneficiaries under their estates) pursuant to any management equity subscription agreement, stock option agreement, put agreement, consulting agreement, stockholder agreement or similar agreement or employee loan stock scheme that may be in effect from time to time (or dividends from the Company to the parent of the Company to effect the same in respect of Capital Stock and employee loan stock of such parent held pursuant to any such agreement or scheme by any future, present or former employee, director or officer of the Company or any of its Restricted Subsidiaries (or their estates or beneficiaries under their estates)); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock and employee loan stock shall not exceed (pound)2,000,000 in any calendar year (with unused amounts in any calendar year, beginning with calendar year 2000, being carried over to succeeding calendar years subject to a maximum amount of repurchases, redemptions or other acquisitions pursuant to this clause (1) of (pound)4,000,000 in any calendar year); or

                  (2) dividends or distributions paid by the Company to the parent of the Company (a) in amounts equal to amounts required for the parent of the Company to pay (i) audit fees and expenses, (ii) directors' fees, remuneration and expenses, (iii) corporate overhead and salary or other compensation to employees allocable to the Company, (iv) other expenses required to maintain its corporate existence and (v) payments of management services and other fees pursuant to agreements in effect on the date of this Indenture, provided that the aggregate amount paid by the Company pursuant to this clause (2) shall not exceed (pound)1,250,000 in any fiscal year; or

                  (3) the payment of dividends or distributions, or loans, by the Company to its parent in amounts equal to amounts required by its parent to pay income or corporation taxes or value added tax ("VAT"), but only to the extent such income or corporation taxes or VAT are attributable to the business of the Company or its Restricted Subsidiaries.

                  "Specified Exceptional Items" means all non-recurring charges arising from predecessor owner allocated central management expenses, and, restructuring charges including salary costs for terminated employees, discontinued head office administrative costs and relocation costs, in each case incurred prior to the Issue Date.

                  "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

                  "Subordinated Guarantee" means a guarantee by a Subordinated Guarantor of the Issuer's Indenture Obligations on a senior subordinated basis.

                  "Subordinated Guarantors" means Lucite International Holdings Limited and Lucite International Holdco Limited and any other Subsidiary which is a guarantor of the Securities (other than the Senior Guarantors), including any Person that is required after the date of this Indenture to execute a Subordinated Guarantee of the Securities pursuant to Section 1013 until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

                  "Subordinated Indebtedness" means Indebtedness of the Issuer, the Company or another Guarantor subordinated in right of payment to the Securities or a Guarantee, as the case may be.

                  "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

                  "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

                  "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, the U.K., France, Germany, Japan or Switzerland, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, the U.K., France, Germany, Japan or Switzerland, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System or a bank or trust company organized in any state in the European Union or Japan and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or any successor rating agency or "A-1" (or higher) according to S&P or any successor rating agency, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any state in the European Union or Japan with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (iv) any money market deposit accounts issued or offered by a commercial bank organized in the U.S. or in any state in the European Union or Japan having capital and surplus in excess of $500,000,000; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (v) other short-term investments utilized by Subsidiaries in accordance with normal investment practices for cash management not exceeding a pound sterling equivalent amount of (pound)1,000,000 in aggregate principal amount outstanding at any time.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor trustee.

                  "Trust Indenture Act" means the U.S. Trust Indenture Act of 1939, as amended, or any successor statute.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with
Section 1018.

                  "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; provided that notwithstanding the foregoing any Unrestricted Subsidiary may guarantee the Securities.

                  "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock of which is owned directly or indirectly by the Company or another Wholly Owned Restricted Subsidiary.

 Section 102.  Other Definitions.

               Term                                                          Defined in Section
               ----                                                          ------------------
"2000 Exchange Notes"                                                             Recitals
"2000 Exchange Guarantees"                                                        Recitals
"2000 Guarantees"                                                                 Recitals
"2000 Indenture"                                                                  Recitals
"2000 Notes"                                                                      Recitals
"Act"                                                                                105
"Additional Securities"                                                           Recitals
"Change of Control Offer"                                                           1014
"Change of Control Purchase Date"                                                   1014
"Change of Control Purchase Notice"                                                 1014
"Change of Control Purchase Price"                                                  1014
"covenant defeasance"                                                                403
"Defaulted Interest"                                                                 309
"Defeasance Redemption Date"                                                         404
"defeasance"                                                                         402
"Defeased Securities"                                                                401
"Designation Amount"                                                                1018
"Designation"                                                                       1018
"European Government Obligations"                                                    404
"Excess Proceeds"                                                                   1012
"Existing Securities"                                                             Recitals
"Finco"                                                                           Recitals
"herein"                                                                             101
"hereof"                                                                             101
"hereunder"                                                                          101
"incur"                                                                             1008
"Initial Blockage Period"                                                           1217
"Intercompany Note"                                                               Recitals

               Term                                                          Defined in Section
               ----                                                          ------------------
"Intercreditor Deed"                                                                1226
"Investment Company Act"                                                            1020
"Non-payment Default"                                                               1217
"Offer Date"                                                                        1012
"Offer"                                                                             1012
"Offered Price"                                                                     1012
"Other Indebtedness Debt Amount"                                                    1012
"Pari Passu Debt Amount"                                                            1012
"Pari Passu Offer"                                                                  1012
"Participants"                                                                       306
"Payment Blockage Period"                                                           1217
"Payment Default"                                                                   1217
"Payment Default Date"                                                              1227
"Permitted Indebtedness"                                                            1008
"Permitted Payment"                                                                 1009
"Private Placement Legend"                                                           202
"Process Agent"                                                                      114
"Purchase Money Security Agreement"                                                  101
"refinancing"                                                                       1009
"Registration Default"                                                               202
"Required Filing Date"                                                              1023
"Restricted Payments"                                                               1009
"Revocation"                                                                        1018
"Securities" (and "Security")                                                     Recitals
"Security Amount"                                                                   1012
"Security Register"                                                                  304
"Security Registrar"                                                                 304
"Senior Discharge Date"                                                             1227
"Senior Representative                                                              1217
"Series A Securities"                                                             Recitals
"Series B Securities"                                                             Recitals
"Special Payment Date"                                                               309
"Special Record Date"                                                                309

               Term                                                          Defined in Section
               ----                                                          ------------------
"Standstill Period"                                                                 1227
"Surviving Entity"                                                                   801
"Surviving Guarantor Entity"                                                         801
"Taxes"                                                                             1022
"Taxing Authority"                                                                  1102
"UK Guarantor"                                                                       203
"VAT"                                                           Definition of "Specified Affiliate Payments"

                  Section 103. Compliance Certificates and Opinions.

                  Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer and any Guarantor (if applicable) and any other obligor on the Securities (if applicable) shall furnish to the Trustee an Officers' Certificate in a form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel in a form and substance reasonably acceptable to the Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that each individual signing such certificate or individual or firm signing such opinion has read and understands such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

                  Section 104.  Form of Documents Delivered to Trustee.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate of an officer of the Issuer, any Guarantor or other obligor on the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer, any Guarantor or other obligor on the Securities stating that the information with respect to such factual matters is in the possession of the Issuer, any Guarantor or other obligor on the Securities, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Issuer, the Guarantors or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

                  Any certificate or opinion of an officer of the Issuer, any Guarantor or other obligor on the Securities may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Issuer and the Guarantors, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent with respect to the Issuer and the Guarantors.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  Section 105.  Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and the Issuer, if made in the manner provided in this Section 105.

                  (b) The ownership of the Definitive Registered Securities shall be proved by the Security Register and the Holder of a Global Security shall be treated as the owner of such Global Security.

                  (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying

Agent or the Issuer, any Guarantor or any other obligor of the Securities in reliance thereon, whether or not notation of such action is made upon such Security.

                  (d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (e) If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders of Definitive Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders of Definitive Registered Securities generally in connection therewith and no later than the date such first solicitation is completed.

                  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Definitive Registered Securities of record at the close of business on such record date shall be deemed to be of Definitive Registered Securities Holders for purposes of determining whether Holders of Definitive Registered Securities of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders of Definitive Registered Securities on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

                  (f) In the case of a Global Security, its Holder shall be entitled to give or take, or vote on any relevant action with respect to all or only a portion of the principal amount represented by the Global Security as of the record date fixed for Definitive Registered Securities, as indicated by Schedule A to the Global Security.

                  (g) Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

                  (h) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

                  Section 106. Notices, etc., to the Trustee, the Issuer and any Guarantor.

                  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                  (a) the Trustee by any Holder or by the Issuer or any Guarantor or any other obligor on the Securities shall be sufficient for every purpose (except as provided in Section 501(c)) hereunder if in writing (which may be made via facsimile) and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at its Corporate Trust Office, 101 Barclay Street, Floor 21W, New York, NY 10286, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Holders or the Issuer, any Guarantor or any other obligor on the Securities by the Trustee; or

                  (b) the Issuer or any Guarantor by the Trustee or any Holder shall be sufficient for every purpose (except as provided in Section 501(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Issuer or such Guarantor addressed to it c/o Queens Gate, 15-17 Queens Terrace, Southampton, United Kingdom, Attention: Chief Financial Officer or at any other address previously furnished in writing to the Trustee by the Issuer or such Guarantor.

                  Section 107. Notice to Holders; Waiver.

                  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at its address as it appears in the Security Register, in the case of Definitive Registered Securities, or, in the case of any Global Security, at the address provided to the Trustee by the Holder thereof, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In the case of any Global Security, notices shall also be published (at the time that notice is provided to the Holder) in a leading newspaper having a general circulation in New York (which is expected to be the Wall Street Journal), in London (which is expected to be the Financial Times) and, for so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or by such other means as the Luxembourg Stock Exchange may from time to time require. If and so long as the Securities are listed on any other securities exchange, notice will also be given in accordance with any applicable requirements of such securities exchange. All such notices and published notices to Holders shall be given at the expense of the Issuer. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

                  Any request, demand, authorization, directive, notice, consent or waiver required or permitted under this Indenture shall be in the English language.

                  Section 108. Conflict with Trust Indenture Act.

                  If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

                  Section 109. Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 110. Successors and Assigns.

                  Except to the extent provided in Section 802, all covenants and agreements in this Indenture by the Issuer and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

                  Section 111. Separability Clause.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 112. Benefits of Indenture.

                  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  Section 113. Governing Law.

                  THIS INDENTURE, THE SECURITIES AND ANY GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  Section 114 Submission to Jurisdiction; Appointment of Agent for Service of Process; Currency Indemnity.

                  (a) Each of the Issuer and the Guarantors irrevocably submits to the non-exclusive jurisdiction of any federal or state court in the City, County and State of New York, United States of America, and any appellate court from any thereof, in any legal suit, action or proceeding based on or arising under the Securities or this Indenture and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Issuer and the Guarantors irrevocably waives to the fullest extent permitted by law, any objection to any such suit, including actions, suits or proceedings relating to the securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. Each of the Issuer and the

Guarantors agrees that the final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and the Guarantors and may be enforced in any court to the jurisdiction of which the Issuer or any such Guarantor is subject by a suit upon such judgment. To the extent permitted by law, each of the Issuer and the Guarantors hereby waives any objections to the enforcement by any competent court in the United Kingdom of any judgment validly obtained in any such court in New York on the basis of any such legal suit, action or proceeding. Notwithstanding the foregoing, any legal suit, action or proceeding involving the Issuer or any Guarantor arising under or based on the Securities or this Indenture may be instituted by any Holder or the Trustee in any other court of competent jurisdiction.

                  To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its respective obligations under this Indenture and the Securities to the fullest extent permitted by law.

                  (b) Each of the Issuer and the Guarantors hereby irrevocably designates and appoints CT Corporation System (the "Process Agent") as its authorized agent upon whom process may be served in any legal suit, action or proceeding arising out of or relating to the Securities or this Indenture. Each of the Issuer and the Guarantors hereby acknowledges that the Process Agent has agreed to act as said agent for service of process, and each of the Issuer and the Guarantors agrees to take any and all action including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect so long as this Indenture shall be in full force and effect and so long as any of the Securities shall be Outstanding. Each of the Issuer and the Guarantors further agrees that service of process upon the Process Agent and written notice of said service to the Issuer or any Guarantor shall be deemed in every respect effective service of process upon the Issuer or such Guarantor in any such legal suit, action or proceeding. Nothing herein shall affect the right to serve process in any other manner permitted by law.

                  (c) The Euro is the sole currency of account and payment for all sums payable by the Issuer or the Guarantors under the Securities, the Guarantees and this Indenture. Any amount received or recovered in currency other than Euro in respect of the Securities (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Issuer, the Company, any Subsidiary or otherwise) by the Holder in respect of any sum expressed to be due to it from the Issuer or any Guarantor shall constitute a discharge of the Issuer or any Guarantor only to the extent of the Euro amount which the recipient is able to purchase with the amount so received or recovered in other currency on the date of that receipt or recovery (or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so). If that Euro amount is less than the Euro amount expressed to be due to the recipient under any Security, the Issuer and each Guarantor, jointly and severally, shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section, it will be sufficient for the Holder to certify (indicating the sources of information used) that it would have suffered a loss had the actual purchase of Euro been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Euro on such date had not been possible, on the first date on which it would have been possible). These indemnities, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Issuer and each Guarantor; (ii) shall give rise to a separate and independent cause of action; (iii) shall apply irrespective of any waiver granted by any Holder; and
(iv) shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Security or any other judgment or order. The indemnities described in this subparagraph (c) shall be subordinated with respect to each Subordinated Guarantor on the same basis as all other payment obligations of such Subordinated Guarantor hereunder.

                  Section 115.  Legal Holidays.

                  In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest, Additional Amounts, if any, or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Redemption Date, or at the Maturity or Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, to the next succeeding Business Day.

                  Section 116.  Independence of Covenants.

                  All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

                  Section 117.  Schedules and Exhibits.

                  All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

                  Section 118.  Counterparts.

                  This Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE TWO

                                 SECURITY FORMS

                  Section 201.  Forms Generally.

                  The Securities and the Trustee's certificate of authentication thereon shall be in substantially the forms set forth in this Article Two, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

                  The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                  Series A Securities shall be issued initially in the form of one or more Series A Global Securities in registered form without coupons, substantially in the form set forth in Section 202, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, deposited on behalf of the purchasers of the Securities represented thereby with the Common Depositary, and registered in the name of the Common Depositary or its nominee, as the case may be, for the accounts of Euroclear or Clearstream.

                  Series B Securities shall be issued initially in the form of one or more Series B Global Securities in registered form without coupons, substantially in the form set forth in Section 202, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, deposited on behalf of the holders exchanging Existing Securities for such Securities represented thereby with the Common Depositary, and registered in the name of the Common Depositary or its nominee, as the case may be, for the accounts of Euroclear or Clearstream.

                  Section 202.      Form of Face of Security.

                  (a) The form of the face of any Global Securities authenticated and delivered hereunder shall be substantially as set out in this Section.

                             [FORM OF FACE OF NOTE]

Common Code -/ISIN Number -

No. [-]

                  [Include if Global Security: UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED AS NOMINEE FOR THE BANK OF NEW YORK (THE "COMMON DEPOSITARY"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK, AS COMMON DEPOSITARY OR IN SUCH OTHER NOMINEE AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK, HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE COMMON DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  THIS GLOBAL SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR OR RESALES AND OTHER TRANSFERS OF THIS GLOBAL SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE

HOLDER OF THIS GLOBAL SECURITY SHALL BE DEEMED, BY THE ACCEPTANCE HEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  [Include if Series A Security: THE HOLDER OF THIS GLOBAL SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, THE EXCHANGE OFFER AGREEMENT, DATED AS OF JUNE 25, 2003 AMONG THE ISSUER, THE GUARANTORS AND THE OTHER PARTIES REFERRED TO THEREIN.]

                        Lucite International Finance plc
                      (company registration number 3830500)

                  10 1/4% SENIOR NOTE DUE 2010, SERIES [A] [B]

                  Lucite International Finance plc, a public limited company incorporated under the laws of England and Wales (herein called the "Issuer," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay The Bank of New York Depositary (Nominees) Limited or registered assigns the principal sum indicated on Schedule A (being at the date hereof Euro ______) in Euro on May 15, 2010, at the office or agency of the Issuer referred to below, and to pay interest thereon from May 15, 2003, or from the most recent Interest Payment Date to which interest has been paid, payable semiannually in arrears on May 15 and November 15 in each year, commencing November 15, 2003 at the rate of 10 1/4% per annum, in Euro, subject to adjustments as described below, until the principal hereof is paid or duly provided for [Include if Series B Security:
;provided that to the extent interest has not been paid or duly provided for with respect to the Existing Security exchanged for this Series B Security, interest on this Series B Security shall accrue from the most recent Interest Payment Date to which interest on the Existing Security which was exchanged for this Series B Security has been paid or duly provided for]. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  [Include if Series A Security: The Holder of this Series A Security is entitled to the benefits of the Exchange Offer Agreement among the Issuer, the Guarantors and the Initial Purchasers, dated as of June 25, 2003, pursuant to which, subject to the terms and conditions thereof, the Issuer is obligated to consummate an Exchange Offer pursuant to which the Holder of any Existing Securities shall have the right to exchange such Existing Securities for Series B Securities in like principal amount as provided therein. For all purposes hereunder, the Series A Securities and the Series B Securities will be treated as one class and are together referred to as the "Securities." The Series A Securities rank pari passu in right of payment with the Series B Securities.]

                  [Include if Series A Security: In the event that an Exchange Offer pursuant to the Exchange Offer Agreement is not consummated on or prior to the 120th calendar day following the date of original issue of the Series A Securities (such event being an "Exchange Default"), then the interest rate borne by the Series A Securities shall be increased by one half of one percent (0.5%) per annum. Following the cure of all Exchange Defaults the accrual of additional interest will cease and the interest rate will revert to the original rate].

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Holder of this Security (or any Predecessor Securities) at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date even if the Securities are cancelled after the Regular Record Date and on or before the next Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Series [A] [B] Securities, to the extent lawful, shall forthwith cease to be payable to the Holder, and may either be paid to the Holder of this Security (or any Predecessor Securities) on the Special Payment Date for the payment of such defaulted interest, notice whereof in the manner provided in the Indenture shall be given to Holders of Securities not less than 10 days prior to the Special Record Date (as defined in the Indenture), or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  Payment of the principal of, premium, if any, and any Additional Amounts and interest on this Security, and exchange or transfer of the Security, will be made at the office or agency of the Issuer in The City of New York maintained for such purposes (which initially will be a corporate trust office of the Trustee located at 101 Barclay Street, Floor 21 West, New York, NY 10286; Attn: Corporate Trust Administration) and during any period when the Securities are listed on the Luxembourg Stock Exchange, at the office of the paying agent in Luxembourg or at such other office or agency as may be maintained for such purpose.

                  This Security is entitled to the benefits of the Guarantees by the Guarantors made in favor of the Trustee for the benefit of the Holders. Reference is hereby made to Article Twelve of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of the Guarantors.

                  Each Holder, by accepting this Security, agrees that this Security is subject to all of the terms and provisions of the Intercreditor Deed (as defined in and attached to the Indenture), as the same may be amended from time to time.

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

                                                Lucite International Finance plc

                                                By: ____________________________
                                                     Name:
                                                     Title:
                                                     Date:

Attest:
____________________________
Authorized Officer

Date:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the 10 1/4% Senior Notes due 2010, Series [A] [B] referred to in the within-mentioned Indenture.

                                                The Bank of New York,
                                                  as Trustee

                                                By: __________________________
                                                    Authorized Signatory

Date:

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

                  The initial principal amount of this Security shall be E_________. The following decreases/increases in the principal amount of this Security have been made:

                                                                 Total Principal            Notation Made by
    Date of             Decrease in          Increase in        Amount Following            or on behalf of
Decrease/Increas     Principal Amount     Principal Amount    such Decrease/Increase             Trustee
  -----------           -----------          -----------          ---------------              -----------
  -----------           -----------          -----------          ---------------              -----------
  -----------           -----------          -----------          ---------------              -----------
  -----------           -----------          -----------          ---------------              -----------
  -----------           -----------          -----------          ---------------              -----------
  -----------           -----------          -----------          ---------------              -----------
  -----------           -----------          -----------          ---------------              -----------
  -----------           -----------          -----------          ---------------              -----------

                  Section 203.  Form of Reverse of Securities.

                  (a) The form of the reverse of the Securities shall be substantially as follows:

                        Lucite International Finance plc

                          10 1/4% SENIOR NOTE DUE 2010

                  This Security is one of a duly authorized issue of Securities of the Issuer designated as its 10 1/4% Senior Notes due 2010 Series [A] [B] (herein called the "Securities"), issued under and subject to the terms of an indenture (herein called the "Indenture") dated as of June 25, 2003, between the Issuer, certain Guarantors named therein, and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. All capitalized terms used herein but not defined herein shall have the meanings given to such terms by the Indenture.

                  The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

                  All payments made by the Issuer and the Guarantors, if any, under or with respect to this Security and any Guarantees shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Authority (as defined in Section 1022 of the Indenture) and any interest, penalties and other liabilities with respect thereto (collectively "Taxes"), unless the Issuer or any Guarantor, as the case may be, is required to withhold or deduct such Taxes by law or by the relevant Taxing Authority's interpretation or administration thereof. In the event that the Issuer or any Guarantor is required to so withhold or deduct any amount for or on account of any such Taxes from any payment made under or with respect to this Security or the Guarantee, as the case may be, the Issuer or such Guarantor, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount (including Additional Amounts) received by the Holder of this Security after such withholding or deduction will equal the amount that such Holder would have received if such Taxes had not been required to be withheld or deducted; provided that upon the implementation of the Directive, the Issuer and the Guarantor shall ensure that a Paying Agent is maintained in a member state of the European Union that is not obliged to withhold or deduct Taxes pursuant to such Directive; provided further that no Additional Amounts will be payable with respect to a payment made to the Holder or beneficial owner of this Security to the extent:

                  (a) that any such Taxes would not have been so imposed but for the existence of any present or former connection between such Holder or beneficial owners and the Taxing Authority imposing such Taxes (other than the mere receipt of such payment, acquisition, ownership or disposition of this Security or the exercise or enforcement of rights under this Security, the Guarantees or the Indenture), unless such Taxes were so imposed because the Securities were not listed on a Recognized Stock Exchange;

                  (b) of any estate, inheritance, gift, sales, transfer, personal property or similar Tax imposed with respect to this Security, except as otherwise provided herein;

                  (c) that any such Taxes would not have been so imposed but for the presentation of this Security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or Holder thereof would have been entitled to Additional Amounts had this Security been presented for payment on any date during such 30 day period;

                  (d) that such Holder or beneficial owner would not be liable for or subject to such withholding or deduction of such Taxes but for the failure to make a valid declaration of non-residence or other similar claim for exemption or to provide information concerning nationality, residence or connection with the relevant Taxing Authority if (x) the making of such declaration or claim or the provision of such information is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant Taxing Authority as a precondition to an exemption from, or reduction in, such Taxes, and (y) at least 60 days prior to the first payment date with respect to which the Issuer or any Guarantor shall apply this clause (d), the Issuer or such Guarantor shall have notified the Holder of this Security in writing that it shall be required to provide such declaration, claim or information, unless such Holder or beneficial owner would be liable or subject to such withholding or deduction of such Taxes because the Securities were not listed on a Recognized Stock Exchange; or

                  (e) that any such Taxes imposed on a payment to an individual are required to be made pursuant to the Directive or any law implementing or complying with, or introduced in order to conform to the Directive; or

                  (f) that any such Taxes are imposed in connection with Securities presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Security to another paying agent in a member state of the European Union.

                  Such Additional Amounts will also not be payable where, had the beneficial owner of the Security been the Holder of the Security, it would not have been entitled to payment of Additional Amounts by reason of clauses (a) to (f) inclusive above. In addition, Additional Amounts will not be payable with respect to any Taxes that are payable otherwise than by deduction or withholding from payments of, or in respect of, principal of, or any interest on, the Securities.

                  The Issuer and each Guarantor, as applicable, will also (i) make such withholding or deduction of Taxes and (ii) remit the full amount of Taxes so deducted or withheld to the relevant Taxing Authority in accordance with all applicable laws. The Issuer and each Guarantor, as applicable, will use their reasonable best efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The Issuer or such Guarantor, as the case may be, will, upon request, make available to the Holder of this Security, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuer or such Guarantor or if, notwithstanding the Issuer's or such Guarantor's efforts to obtain such receipts, the same are not obtainable, other evidence of such payment by the Issuer or such Guarantor.

                  At least 30 days prior to each date on which any payment under or with respect to this Security is due and payable, if the Issuer or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Issuer or such Guarantor will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and setting forth such other information as is necessary to enable such Trustee to pay such Additional Amounts to the Holder of this Security on the payment date.

                  The foregoing provisions shall survive any termination, defeasance or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or any Guarantor, as the case may be, is organized, engaged in business, resident for tax purposes, or otherwise subject to taxation on a net income basis or any political subdivisions or taxing authority or agency thereof or therein.

                  In addition, the Issuer or any Guarantor, as the case may be, will pay any present or future stamp, issue, registration, documentation, court excise or property taxes or other similar taxes, charges and duties, including interest, penalties and Additional Amounts with respect thereto, imposed by any Taxing Authority, the United States or any jurisdiction in which a paying agent is located or any political subdivision or taxing authority of or in the foregoing in respect of the execution, issue, delivery, registration, redemption or retirement of, or receipt of payments with respect to, this Security or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any jurisdiction as a result of, or in connection with, the enforcement of this Security or any other such document or instrument following the occurrence of any Event of Default with respect to this Security.

                  Whenever in the Indenture or in this Security there is mentioned, in any context, the payment of principal (and premiums, if any), redemption price, interest or any other amount payable under or with respect to this Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to Section 1022 of the Indenture.

                  The Securities may also be redeemed, as a whole but not in part, at the election of the Issuer, upon not less than 30 nor more than 60 days notice given in the manner provided in the Indenture (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date and Additional Amounts, if any, if as a result of (i) any amendment to, or change in, the laws, treaties, rulings or regulations of any jurisdiction in which the Issuer is organized, engaged in business, resident for tax purposes or generally subject to tax on a net income basis or any political subdivision or authority thereof or therein having power to tax or any change in the official application or official interpretation of such laws, treaties, rulings or regulations which amendment or change becomes effective after the Issue Date or
(ii) with respect to a Guarantor that is organized under the laws of the United Kingdom (a "UK Guarantor"), any amendment to, or change in, the laws, treaties, rulings or regulations of the United Kingdom or any political subdivision or authority thereof or therein having power to tax or any change in the official application or official interpretation of such laws, treaties, rulings or regulations which amendment or change becomes effective after the Issue Date, the Issuer or, only as a result of the occurrence of any event described in clause (ii), a UK Guarantor, has become or will become obligated to pay Additional Amounts (as described in Section 1022 of the Indenture) which are more than a de minimis amount, on the next date on which any amount would be payable with respect to the Securities, and such obligation cannot be avoided by the use of reasonable measures available to the Issuer or such UK Guarantor, as the case may be; provided, however, that (1) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer or such UK Guarantor, as the case may be, would be obligated to pay such Additional Amounts, and (2) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Prior to the giving of any notice of redemption described in this paragraph, the Issuer shall deliver to the Trustee (a) a certificate signed by two directors of the Issuer stating that the obligation to pay such Additional Amounts cannot be avoided by the Issuer or such UK Guarantor, as the case may be, taking reasonable measures available to it and (b) a written Opinion of Independent Counsel to the Issuer of recognized standing to the effect that the Issuer or such UK Guarantor, as the case may be, has or will become obligated to pay such Additional Amounts as a result of a change, amendment, official interpretation or application described above that the Issuer or such UK Guarantor, as the case may be, cannot avoid the payment of such Additional Amounts by taking reasonable measures available to it.

                  In the event the obligations of the Issuer under the Securities are assumed pursuant to the terms and conditions of the Indenture by a Surviving Entity (as defined in Article Eight of the Indenture), such Surviving Entity shall be entitled to redeem the Securities subject to the terms of the preceding paragraph, substituting the date of such assumption for the Issue Date.

                  The Securities are subject to redemption at any time on or after May 15, 2005, at the option of the Issuer, in whole or in part, on not less than 30 nor more than 60 days' prior notice given in the manner provided in the Indenture in amounts of (euro)1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning May 15 of the years indicated below:

Year                            Redemption Price
----                            ----------------
2005                                105.125%
2006                                103.417%
2007                                101.708%

and thereafter at 100% of the principal amount thereof, in each case, together with any Additional Amounts and accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of Definitive Registered Securities of record on Regular Record Dates and Special Record Dates to receive interest due on an Interest Payment Date).

                  If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed in compliance with the requirements of the principal national security exchange (currently expected to be the Luxembourg Stock Exchange), if any, on which the Securities are listed, or if the Securities are not so listed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable; provided that Securities redeemed in part shall be redeemed only in integral multiples of (euro)1,000; provided, further, that any such redemption pursuant to the provisions relating to an equity sale shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of Euroclear and Clearstream or any other depositary).

                  Upon the occurrence of a Change of Control or at the option of the Issuer or the Company, prior to such Change of Control but after the public announcement thereof, each Holder may require the Issuer to purchase such Holder's Securities in whole or in part in integral multiples of (euro)1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus any Additional Amounts and accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

                  Under certain circumstances, in the event the Net Cash Proceeds received by the Issuer from any Asset Sale, which proceeds are not used to repay any Pari Passu Indebtedness of the Issuer or Indebtedness of any Restricted Subsidiary then outstanding as required by the terms thereof or invested in properties or other assets that replace the properties and assets that were the subject of the Asset Sale or which will be used in the businesses of the Company or its Subsidiaries existing on the Issue Date or in businesses reasonably related thereto, exceed a specified amount, the Issuer will be required to apply such Net Cash Proceeds to the repayment of the Securities and certain Indebtedness ranking pari passu in right of payment to the Securities.

                  In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities. [Insert in the case of Definitive Registered Security: provided that interest installments whose Stated Maturity is on or prior to such redemption date will be payable to the Holders of such Securities or one or more Predecessor Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof as provided in the Indenture.] Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

                  In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued to the Holder hereof upon the cancellation hereof.

                  If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Securities do not have the benefit of any sinking fund obligations.

                  The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors and the rights of the Holders under the Indenture and the Securities and the Guarantees at any time by the Issuer and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Securities (100% of the Holders in certain circumstances) at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Issuer and the Guarantors with certain provisions of the Indenture and the Securities and the Guarantees and certain past Defaults under the Indenture and the Securities and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, each Guarantor or any other obligor on the Securities (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, any Additional Amounts and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

                  [Insert in the case of a Definitive Registered Security: As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

                  [Insert in the case of a Global Security: Global Securities shall be exchanged by the Issuer (with authentication by the Trustee) for one or more Definitive Registered Securities if:

                  (i) Euroclear and Clearstream notify the Issuer that they are at any time unwilling or unable to continue as, or cease to be, a clearing system and a successor to Euroclear and Clearstream registered as a clearing system is not able to be appointed by the Issuer within 150 days after such notification, (ii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to such Global Security, and the Issuer has received a request for Definitive Registered Securities from a Holder, or (iii) the Issuer exercises its option to issue Definitive Registered Securities. Upon any such issuance, the Trustee is required to register such Securities which are Definitive Registered Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).]

                  Securities are issuable only without coupons in denominations of (euro)1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  [Insert in the case of a Definitive Registered Security: Prior to due presentment of this Security for registration of transfer, the Issuer, each Guarantor, the Trustee and any agent of the Issuer, such Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Issuer, such Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.]

                  THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                  Section 204.  Form of Guarantee of Guarantors.
         The form of Guarantee shall be set forth on the Securities substantially as follows:

                                    GUARANTEE

                  For value received, each of the undersigned hereby absolutely, fully and unconditionally and irrevocably guarantees, jointly and severally with each other Guarantor, to the holder of this Security the payment of principal of, premium, if any, and interest on this Security upon which this Guarantee is endorsed in the amounts payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Issuer under the Indenture or the Securities, to the holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security and, with respect to Subordinated Guarantors (as defined in the Indenture), Article Twelve of the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations represented by any Subordinated Guarantee are, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture), whether outstanding on the date of the Indenture or thereafter, and the Subordinated Guarantees are issued subject to such provisions.

Date:

SIGNED for and on behalf of                     SIGNED for and on behalf of
LUCITE INTERNATIONAL GROUP                      LUCITE INTERNATIONAL HOLDCO
HOLDINGS LIMITED                                LIMITED

By:                                             By:
Name:                                           Name:
Title:                                          Title:

SIGNED for and on behalf of                     SIGNED for and on behalf of
LUCITE INTERNATIONAL                            LUCITE INTERNATIONAL HOLDINGS
INVESTMENT LIMITED                              LIMITED

By:                                             By:
Name:                                           Name:
Title:                                          Title:

                                  ARTICLE THREE

                                 THE SECURITIES

                  Section 301.  Title and Terms.

                  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The aggregate principal amount of Series A Global Securities shall initially be E50,000,000 and may from time to time be decreased by adjustments made on the records of the Trustee. The Securities shall be known and designated as the "10 1/4% Senior Notes due 2010" of the Issuer. The Stated Maturity of the Securities shall be May 15, 2010, and the Securities shall each bear interest at the rate of 10 1/4% per annum, as such interest rate may be adjusted as set forth in the Securities and pursuant to the Exchange Offer Agreement, from May 15, 2003, or from the most recent Interest Payment Date to which interest has been paid, payable semiannually on May 15 and November 15 in each year, commencing November 15, 2003, until the principal thereof is paid or duly provided for. Interest on any overdue principal, any Additional Amounts and interest (to the extent lawful) or premium, if any, shall be payable on demand.

                  The principal of, premium, if any, any Additional Amounts and interest on Securities shall be payable and Securities shall be exchangeable and transferable at an office or agency of the Issuer in The City of New York maintained for such purposes (which initially will be a corporate trust office of the Trustee located at 101 Barclay Street, Floor 21 West, New York, NY 10286;
Attn: Corporate Trust Administration); provided, however, in the case of Definitive Registered Securities that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (against surrender of such Definitive Registered Security, in the case of a payment of principal).

                  For all purposes hereunder, the Series A Securities and the Series B Securities will be treated as one class and are together referred to as the "Securities." The Series A Securities rank pari passu in right of payment with the Series B Securities.

                  The Securities shall be subject to repurchase by the Issuer pursuant to an Offer as provided in Section 1012.

                  Holders shall have the right to require the Issuer to purchase their Securities, in whole or in part, in the event of a Change of Control pursuant to Section 1014.

                  The Securities shall be redeemable as provided in Article Eleven and in the Securities.

                  At the election of the Issuer, the entire Indebtedness on the Securities or certain of the Issuer's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

                  Section 302.  Denominations.

                  The Securities shall be issuable only in denominations of
(euro)1,000 and any integral multiple thereof. The Global Securities shall be in registered form without interest coupons and the Definitive Registered Securities shall be in registered form without interest coupons.

                  Section 303.  Execution, Authentication, Delivery and Dating.

                  The Securities shall be signed on behalf of the Issuer by any two officers of the Issuer. The signatures of any of these officers on the Securities may be manual or facsimile and may be imprinted or otherwise reproduced on the Securities.

                  Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                  At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee (with or without Guarantees endorsed thereon) for authentication, together with an Issuer Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Issuer Order shall authenticate and make available for delivery such Securities as provided in this Indenture and not otherwise.

                  Each Security shall be dated the date of its authentication.

                  No Security or Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

                  In case the Issuer or any Guarantor, pursuant to Article Eight, shall, in a single transaction or through a series of related transactions, be consolidated or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation or surviving such merger, or into which the Issuer or such Guarantor shall have been merged, or the successor Person which shall have participated in the sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

                  The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Issuer and its Affiliates.

                  If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates such Security such Security shall be valid nevertheless.

                  Section 304.  Registrar, Transfer Agent and Paying Agent.

                  The Issuer shall maintain an office or agency for the registration of the Securities and of their transfer or exchange (the "Security Registrar"), an office or agency where Securities may transferred or exchanged (the "Transfer Agent"), an office or agency where the Securities may be presented for payment (the "Paying Agent") and an office or agency where notices or demands to or upon the Issuer in respect of the Securities may be served. The Issuer may appoint one or more Transfer Agents, one or more co-Security Registrars and one or more additional Paying Agents.

                  The Issuer shall maintain a Transfer Agent and Paying Agent in New York, New York. The Issuer shall also maintain a Transfer Agent and Paying Agent in Luxembourg so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such exchange so require.

                  The Issuer hereby appoints (i) the office of The Bank of New York in the Borough of Manhattan located at Corporate Trust Office, 101 Barclay Street, Floor 21W, New York, NY 10286, as Security Registrar and as Transfer Agent and Paying Agent in New York, New York and (ii) the office of Dexia Banque International, a Luxembourg societe anonyme in Luxembourg located at 69 route d'Esch, L-2953 Luxembourg, as Transfer Agent and Paying Agent in Luxembourg.

                  Subject to any applicable laws and regulations, the Issuer shall cause the Security Registrar to keep a register (the "Security Register") at its corporate trust office in which, subject to such reasonable regulations it may prescribe, the Issuer shall provide for the registration of ownership, exchange, and transfer of the Securities. Such registration in the Security Register shall be conclusive evidence of the ownership of Securities. Included in the books and records for the Securities shall be notations as to whether such Securities have been paid, exchanged or transferred, canceled, lost, stolen, mutilated or destroyed and whether such Securities have been

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

replaced. In the case of the replacement of any of the Securities, the Security Registrar shall keep a record of the Security so replaced and the Security issued in replacement thereof. In the case of the cancellation of any of the Securities, the Security Registrar shall keep a record of the Security so canceled and the date on which such Security was canceled.

                  The Issuer shall enter into an appropriate agency agreement with any Paying Agent or co-Security Registrar not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Security Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607.

                  Section 305.  Transfer and Exchange.

                  Where Securities are presented to the Security Registrar or a co-Security Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Security Registrar shall register the transfer or make the exchange in accordance with the requirements of this Section 305. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, of any authorized denominations and of a like aggregate principal amount, at the Security Registrar's request. No service charge shall be made for any registration of transfer or exchange of Securities (except for any tax or other governmental charge that may be imposed in connection therewith), but the Issuer may require payment of a sum sufficient to cover any agency fee or similar charge payable in connection with any such registration of transfer or exchange of Securities pursuant to Sections 303, 305, 906, 1012, 1014 or 1108 not involving a transfer.

                  Upon presentation for exchange or transfer of any Security as permitted by the terms of this Indenture and by any legend appearing on such Security, such Security shall be exchanged or transferred upon the Security Register and one or more new Securities shall be authenticated and issued in the name of the Holder (in the case of exchanges only) or the transferee, as the case may be. No exchange or transfer of a Security shall be effective under this Indenture unless and until such Security has been registered in the name of such Person in the Security Register. Furthermore, the exchange or transfer of any Security shall not be effective under this Indenture unless the request for such exchange or transfer is made by the Holder or by a duly authorized attorney-in-fact at the office of the Security Registrar.

                  Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Security Registrar) be duly endorsed, or be accompanied by a written instrument or transfer, in form satisfactory to the Issuer and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                  The Issuer shall not be required (i) to issue, register the transfer of, or exchange any Security during a period beginning at the opening of 15 Business Days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1105 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

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

                  Section 306.  Book-Entry Provisions for Global Securities.

                  (a) Each Global Security shall be duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture and be substantially in the form set forth herein and shall be deposited with or on behalf of the Common Depositary.

                  Members of, or participants in, Euroclear and Clearstream ("Participants") shall have no rights under this Indenture with respect to any Global Security or under such Global Security, and the Holder of such Global Security may be treated by the Issuer, each Guarantor, the Trustee and any agent of the Issuer, each Guarantor, or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by Euroclear and Clearstream or shall impair, as between Euroclear and Clearstream and its Participants, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Definitive Registered Securities unless (i) Euroclear and Clearstream notify the Issuer that they are at any time unwilling or unable to continue as, or cease to be, a clearing system and a successor clearing system is not able to be appointed by the Issuer within 150 days after such notification, (ii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to such Global Security, and the Issuer has received a request for Definitive Registered Securities from a Holder, or (iii) the Issuer exercises its option to issue Definitive Registered Securities.

                  (c) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Common Depositary to the Trustee for exchange or cancellation as provided in this Article Three. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security then either
(i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee.

                  Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Section 306(c) and as otherwise provided in this Article Three, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof). Upon the request of the Trustee and in connection with the occurrence of any of the events specified in the preceding paragraph, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Registered Securities in definitive, fully registered form without interest coupons. The Trustee shall be entitled to rely upon any order, direction or request of the Common Depositary or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

                  (d) Every Definitive Registered Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Three or otherwise, shall be authenticated and delivered in the form of, and shall be, a Definitive Registered Security registered in the name of a Person other than the Common Depositary.

                  Section 307.  Special Transfer and Exchange Provisions.

                  (a) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Common Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with
Section 305 and Section 306(a).

                  (b) The Trustee shall have no responsibility for any actions taken or not taken by Euroclear or Clearstream, as the case may be.

                  The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

                  Section 308. Mutilated, Destroyed, Lost and Stolen Securities.

                  If (a) any mutilated Security is surrendered to the Trustee, or (b) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Issuer, the Guarantors and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer, the Guarantors or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and upon an Issuer Request the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a replacement Security, pay such Security.

                  Upon the issuance of any replacement Securities under this Section, the Issuer may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer and each Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder. Any Security which is replaced due to destruction, loss or theft shall cease to constitute a binding obligation of the Issuer and shall not be entitled to the benefits of this Indenture.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  Section 309.  Payment of Interest; Interest Rights Preserved.

                  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid (a) in the case of a Global Security to its Holder and (b) in the case of a Definitive Registered Security to the Person in whose name that Security

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

(or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment.

                  Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest"), shall forthwith cease to be payable to the Holder, as set forth above; and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in Subsection (a) or (b) below:

                  (a) The Issuer may elect to make payment of any Defaulted Interest to the Holders of the Securities (or any relevant Predecessor Securities) (i) in the case of a Global Security to the Holder of such Global Security on the Special Payment Date (as defined below) and (ii) in the case of a Definitive Registered Security to the Person in whose name that Security (or any Predecessor Securities) is registered, at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the "Special Payment Date"), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the Definitive Registered Securities if there are any such Definitive Registered Securities then outstanding for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer in writing of such Special Record Date. In the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment of such Defaulted Interest, the Special Payment Date and the Special Record Date therefor be given in the manner provided in this Indenture not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest, and the Special Record Date and Special Payment Date therefor having been so given, such Defaulted Interest shall be paid (x) to a Holder of a Global Security on the Special Payment Date or (y) in the case of Definitive Registered Securities to the Persons in whose names the Securities are registered at the close of business on such Special Record Date and in each case shall no longer be payable pursuant to the following Subsection (b).

                  (b) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section 309, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to any Additional Amounts and interest accrued and unpaid, and to accrue, which were carried by such other Security.

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

                  Section 310.  CUSIP, CINS and ISIN Numbers.

                  The Issuer in issuing the Securities may use "CUSIP" numbers, "CINS" numbers or "ISIN" numbers (in each case if then generally in use), and, if so, the Issuer, or the Trustee on behalf of the Issuer, shall use CUSIP numbers, CINS numbers or ISIN numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities; and provided further, however, that failure to use CUSIP numbers, CINS numbers or ISIN numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice. The Issuer shall promptly notify the Trustee of any change in the CUSIP, CINS or ISIN numbers.

                  Section 311.  Persons Deemed Owners.

                  Prior to due presentment of a Security for registration of transfer, the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee may treat, to the extent permitted by applicable law, the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 309) any Additional Amounts and interest on, such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Issuer, any Guarantor, the Trustee nor any agent of the Issuer, any Guarantor or the Trustee shall be affected by notice to the contrary.

                  Section 312.  Cancellation.

                  All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Issuer and any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer or such Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 312, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of by the Trustee in its customary manner. The Trustee shall provide the Issuer a list of all Securities that have been canceled from time to time as requested by the Issuer.

                  Section 313.  Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                                  ARTICLE FOUR

                       DEFEASANCE AND COVENANT DEFEASANCE

                  Section 401. Issuer's Option to Effect Defeasance or Covenant Defeasance.

                  The Issuer or the Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either
Section 402 or Section 403 be applied to all of the Outstanding Securities (the "Defeased Securities"), upon compliance with the conditions set forth below in this Article Four.

                  Section 402.  Defeasance and Discharge.

                  Upon the Issuer's or the Company's exercise under Section 401 of the option applicable to this Section 402, the Issuer, each Guarantor and any other obligor upon the Securities, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth in Section 404 below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Issuer, each Guarantor and any other obligor upon the Securities shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of
Section 406 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuer and upon Issuer Request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 404 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, any Additional Amounts and interest on, such Securities, when such payments are due, (b) the Issuer's obligations with respect to such Defeased Securities under Sections 304, 305, 308, 1002 and 1003,
(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 607, and (d) this Article Four. Subject to compliance with this Article Four, the Issuer may exercise its option under this Section 402 notwithstanding the prior exercise of its option under Section 403 with respect to the Securities.

                  Section 403.  Covenant Defeasance.

                  Upon the Issuer's or the Company's exercise under Section 401 of the option applicable to this Section 403, the Issuer and each Guarantor shall be released from its obligations under any covenant or provision contained or referred to in Sections 1005 through 1019, Section 1021 and Sections 1023 and 1024 inclusive, and the provisions of clause (iii) of Section 801(a) with respect to the Defeased Securities on and after the date the conditions set forth in Section 404 below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Issuer and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 501(c) but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

                  Section 404.  Conditions to Defeasance or Covenant Defeasance.

                  The following shall be the conditions to application of either
Section 402 or Section 403 to the Defeased Securities:

                  (1) The Issuer or the Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders

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

of such Securities, (a) cash in Euro, (b) European Government Obligations, or
(c) a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants or an internationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, any Additional Amounts and interest on the Defeased Securities on the Stated Maturity of such amounts (or on any date after May 15, 2005 (such date being referred to as the "Defeasance Redemption Date"), if at or prior to electing to exercise either its option applicable to Section 402 or its option applicable to Section 403, the Issuer or the Company has delivered to the Trustee an irrevocable notice to redeem the Defeased Securities on the Defeasance Redemption Date). For this purpose, "European Government Obligations" means securities that are (i) direct obligations denominated in Euro of Germany for the timely payment of which its full faith and credit is pledged or (ii) obligations denominated in Euro of a Person controlled or supervised by and acting as an agency or instrumentality of Germany rated at least "A" by S&P or "A" by Moody's, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by Germany and which are not callable or redeemable at the option of the issuer thereof;

                  (2) In the case of an election under Section 402, the Issuer or the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Independent Counsel in the United States shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (3) In the case of an election under Section 403, the Issuer or the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

                  (4) The Issuer and the Company shall have delivered to the Trustee Opinions of Independent Counsel in the U.K. and the jurisdiction of any Taxing Authority (as defined in Section 1022) to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for income tax purposes as a result of such deposit and defeasance or covenant defeasance and will be subject to income taxes on the same amount and in the same manner at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred and payments will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of the U.K. and such jurisdiction or any political subdivision thereof having the power to tax;

                  (5) No Default or Event of Default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) shall have occurred and be continuing on the date of such deposit or insofar as Section 501(h) or (i) is concerned, at any time during the period ending on the 180th day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

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

                  (6) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in this Indenture and for purposes of the Trust Indenture Act with respect to any securities of the Issuer or any Guarantor;

                  (7) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Issuer, any Guarantor or any Restricted Subsidiary is a party or by which it is bound;

                  (8) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the U.S. Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

                  (9) The Issuer or the Company shall have delivered to the Trustee an Opinions of Independent Counsel in the United States, the United Kingdom or any successor jurisdiction of the Issuer or any Guarantor to the effect that after the 180th day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (10) The Issuer or the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer or the Company with the intent of preferring the Holders of the Securities or any Guarantee over the other creditors of the Issuer or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer, any Guarantor or others;

                  (11) No event or condition shall exist that would prevent the Issuer from making payments of the principal of, premium, if any, any Additional Amounts and interest on the Securities on the date of such deposit or at any time ending on the 180th day after the date of such deposit; and

                  (12) The Issuer or the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 402 or the covenant defeasance under Section 403 (as the case may be) have been complied with.

                  Opinions of Counsel or Opinions of Independent Counsel required to be delivered under this Section shall be in form and substance reasonably satisfactory to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Issuer and the Guarantors or government or other officials customary for opinions of the type required, which certificates shall be limited as to matters of fact, including that various financial covenants have been complied with.

                  Section 405. Deposited Money and European Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to the provisions of the last paragraph of Section 1003, all Euro and European Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 404 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Issuer or any of its Affiliates acting as Paying Agent), as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, any Additional

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

Amounts and interest but such money need not be segregated from other funds except to the extent required by law.

                  The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the European Government Obligations deposited pursuant to Section 404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is imposed, assessed or for the account of the Holders of the Defeased Securities.

                  Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any Euro or European Government Obligations held by it as provided in
Section 404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance.

                  Section 406.  Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any Euro or European Government Obligations in accordance with Section 402 or 403, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Securities and each Guarantor's obligations under its Guarantee shall be revived and reinstated, with present and prospective effect, as though no deposit (only to the extent that any such Euro or European Government Obligations are prohibited from such application) had occurred pursuant to Section 402 or 403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such Euro or European Government Obligations in accordance with Section 402 or 403, as the case may be; provided, however, that if the Issuer or a Guarantor makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or any Additional Amounts and interest on any Security following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Securities and the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Euro and European Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

                  Section 501.  Events of Default.

                  "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) there shall be a default in the payment of any interest or Additional Amounts on any Securities when it becomes due and payable, and such default shall continue for a period of 30 days;

                  (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Security at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

                  (c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Issuer or any Guarantor under this Indenture or any Guarantee (other than a

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default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (a), (b) or in clause (ii), (iii) or (iv) of this clause (c)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Issuer and the Company by the Trustee or (y) to the Issuer, the Company and the Trustee by the Holders of the aggregate principal amount of Securities that, when taken together with the aggregate principal amount of Existing Securities held by holders of such Existing Securities giving written notice under the corresponding provision of the 2000 Indenture, shall be at least 25% in aggregate principal amount of the Securities and the Existing Securities then outstanding, taken together as a single class; (ii) there shall be a default in the performance or breach of the provisions of Article Eight; (iii) the Issuer and the Company shall have failed to make or consummate an Offer in accordance with the provisions of Section 1012; or (iv) the Issuer and the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 1014;

                  (d) (i) any default in the payment of the principal, premium, if any, or interest on any Indebtedness shall have occurred under any of the agreements, indentures or instruments under which the Issuer, any Guarantor or any Significant Restricted Subsidiary then has outstanding Indebtedness in excess of (pound)10,000,000 when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (ii) an event of default as defined in any of the agreements, indentures or instruments described in clause (i) of this clause (d) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

                  (e) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Issuer not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

                  (f) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of (pound)10,000,000, either individually or in the aggregate, shall be rendered against the Issuer, any Guarantor or any Significant Restricted Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

                  (g) any holder or holders of at least L 10,000,000 in aggregate principal amount of Indebtedness of the Issuer, any Guarantor or any Significant Restricted Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Issuer, any Guarantor or any Significant Restricted Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off, distress, execution or other similar process, including the appointment of a receiver, administrative receiver, manager or similar officer), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Issuer, any Guarantor or any Significant Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

                  (h) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Issuer, any Guarantor or any Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a

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

decree or order adjudging the Issuer, any Guarantor or any Significant Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer, any Guarantor or any Significant Restricted Subsidiary under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer, any Guarantor or any Significant Restricted Subsidiary or of any substantial part of their respective properties or ordering the winding up or liquidation of their affairs, and any such decree or order or appointment pursuant to any Bankruptcy Law for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect for a period of 30 consecutive days; or

                  (i) (i) the Issuer, any Guarantor or any Significant Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Issuer, any Guarantor or any Significant Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Issuer, such Guarantor or such Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,
(iii) the Issuer, any Guarantor or any Significant Restricted Subsidiary files a petition, application, answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, (iv) the Issuer, any Guarantor or any Significant Restricted Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, administrator, supervisor, assignee, trustee, sequestrator or similar official of the Issuer, any Guarantor or such Significant Restricted Subsidiary or of any substantial part of their respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due or (v) the Issuer, any Guarantor or any Significant Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (i).

                  Section 502. Acceleration of Maturity; Rescission and
Annulment.

                  If an Event of Default (other than an Event of Default specified in Sections 501(h) and (i)) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of the aggregate principal amount of Securities that, when taken together with the aggregate principal amount of Existing Securities held by holders of such Existing Securities making a declaration under the corresponding provision of the 2000 Indenture, shall be not less than 25% in aggregate principal amount of the Securities and the Existing Securities then outstanding, taken together as a single class, may, and the Trustee at the written request of such Holders shall, declare all unpaid principal of, premium, if any, any Additional Amounts and accrued interest on all Securities to be due and payable immediately, by a notice in writing to the Issuer and the Company (and to the Trustee if given by the Holders of the Securities) and upon any such declaration, such principal, premium, if any, any Additional Amounts and interest shall become due and payable immediately. If an Event of Default specified in clause (h) or (i) of Section 501 occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with any Additional Amounts and accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceedings.

                  After a declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities

Outstanding, by written notice to the Issuer, the Company and the Trustee may rescind and annul such declaration and its consequences if:

                  (a) the Issuer or the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (i)      all sums paid or owed to the Trustee under
this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                           (ii)     all overdue interest and Additional Amounts
on all Outstanding Securities,

                           (iii)    the principal of and premium, if any, on any
Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

                           (iv)     to the extent that payment of such interest
is lawful, interest upon overdue interest at the rate borne by the Securities;

                  (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

                  (c) all Events of Default, other than the non-payment of principal of, premium, if any, and any Additional Amounts and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

                  Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

                  The Issuer and each Guarantor covenant that if:

                  (a) default is made in the payment of any interest on any Security when such interest or any Additional Amounts becomes due and payable and such default continues for a period of 30 days, or

                  (b) default is made in the payment of the principal of or premium, if any, on any Security at the Stated Maturity thereof (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise), the Issuer and such Guarantor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and Additional Amounts and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of Additional Amounts and interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Issuer or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute

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

such proceeding to judgment or final decree, and may enforce the same against the Issuer or such Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, such Guarantor or any other obligor upon the Securities, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or the Guarantees by such appropriate private or judicial proceedings as the Trustee shall deem necessary to protect and enforce such rights, including seeking recourse against any Guarantor pursuant to the terms of its Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor pursuant to the terms of its Guarantee, or to enforce any other proper remedy, subject however to Section 512. No recovery of any such judgment upon any property of the Issuer or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

                  Section 504.  Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor, including any Guarantor, upon the Securities or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, Additional Amounts or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of principal, and premium, if any, and Additional Amounts and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 505. Trustee May Enforce Claims without Possession of Securities.

                  All rights of action and claims under this Indenture, the Securities or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the

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

Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

                  Section 506.  Application of Money Collected.

                  Any money collected by the Trustee pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, interest, or Additional Amounts, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid: and

                  FIRST: To the payment of all amounts due the Trustee under this Indenture, including Section 607;

                  SECOND: To the payment of the amounts then due and unpaid upon the Securities, for principal, premium, if any, any Additional Amounts and interest in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, any Additional Amounts and interest; and

                  THIRD:  The balance, if any, to the Issuer.

                  Section 507.  Limitation on Suits.

                  No Holder of any Securities shall have any right to institute any proceedings with respect to this Indenture or any remedy hereunder, unless
(a) the Holders of the aggregate principal amount of Securities that, when taken together with the aggregate principal amount of Existing Securities held by holders of such Existing Securities making a request under the corresponding provision of the 2000 Indenture, shall be not less than 25% in aggregate principal amount of the Securities and the Existing Securities then outstanding, taken together as a single class, shall have made written request, and offered indemnity satisfactory to the Trustee to institute such proceeding as Trustee under the Securities and this Indenture, (b) the Trustee has failed to institute such proceeding within 15 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity, and (c) no directions inconsistent with such written request have been received by the Trustee during such 15-day period from the Holders of a majority in principal amount of the Outstanding Securities, it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Security or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Security or any Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

                  Section 508. Unconditional Right of Holders to Receive Principal, Premium Interest and Additional Amounts.

                  Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right based on the terms stated herein, which is absolute and unconditional, to

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

receive payment of the principal of, premium, if any, and (subject to Section
309) any Additional Amounts and interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or the repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  Section 509.  Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Guarantors, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  Section 510.  Rights and Remedies Cumulative.

                  No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  Section 511.  Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  Section 512.  Control by Holders.

                  The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 507) or any Guarantee, expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein; and

                  (b) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  Section 513.  Waiver of Past Defaults.

                  The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all Outstanding Securities waive any past Default hereunder and its consequences, except a Default:

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

                  (a) in the payment of the principal of, premium, if any, any Additional Amounts or interest on any Security (which may only be waived with the consent of each Holder of Securities affected); or

                  (b) in respect of a covenant or a provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each Security Outstanding affected by such modification or amendment.

                  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  Section 514.  Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, any Additional Amounts or interest on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

                  Section 515.  Waiver of Stay, Extension or Usury Laws.

                  Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Issuer or any Guarantor from paying all or any portion of the principal of, premium, if any, any Additional Amounts or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Issuer and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  Section 516.  Remedies Subject to Applicable Law.

                  All rights, remedies and powers provided by this Article Five may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

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                                  ARTICLE SIX

                                  THE TRUSTEE

                  Section 601.  Duties of Trustee.

                  Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

                  (a) if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

                  (b) except during the continuance of a Default or an Event of Default:

                           (1)      the Trustee need perform only those duties
as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee; and

                           (2)      in the absence of willful misconduct or
gross negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture;

                  (c) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (1)      this Subsection (c) does not limit the
effect of Subsection (b) of this Section 601;

                           (2)      the Trustee shall not be liable for any
error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (3)      the Trustee shall not be liable with respect
to any action it takes or omits to take in good faith, in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power confirmed upon the Trustee under this Indenture;

                  (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers;

                  (e) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a), (b), (c) and (d) and (f) of this Section 601; and

                  (f) the Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Issuer. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                  Section 602.  Notice of Defaults.

                  Within 30 days after a Responsible Officer of the Trustee receives written notice of the occurrence of any Default, the Trustee shall give notice, in the manner provided in this Indenture, to all Holders (and any other Persons entitled to receive reports pursuant to Section 313(c) of the Trust Indenture Act) of such Default hereunder actually known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however,

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

that, except in the case of a Default in the payment of the principal of, premium, if any, any Additional Amounts or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

                  Section 603.  Certain Rights of Trustee.

                  Subject to the provisions of Section 601 hereof and Trust Indenture Act Sections 315(a) through 315(d):

                  (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon receipt by it of any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (c) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction or;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the gross negligence or willful misconduct of the Trustee;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity reasonably satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation so requested by the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall be paid by the Issuer or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Issuer upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer

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and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (g) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

                  (h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

                  (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

                  (j) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  Section 604. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

                  The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 supplied to the Issuer are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

                  Section 605. Trustee and Agents May Hold Securities; Collections; etc.

                  The Trustee, any Paying Agent, Security Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Trust Indenture Act Sections 310 and 311, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

                  Section 606.  Money Held in Trust.

                  All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article Four, the Trustee shall be required to

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invest all moneys received by the Trustee, until used or applied as herein provided, in Temporary Cash Investments in accordance with the directions of the Issuer.

                  Section 607. Compensation and Indemnification of Trustee and Its Prior Claim.

                  The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the parties shall agree in writing from time to time for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or willful misconduct. The Issuer also covenants and agrees to fully indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all claim, loss, liability, demand, damage, expense (including but not limited to compensation, disbursements and expenses of the Trustee's agents and counsel), tax, assessment or other governmental charge (other than taxes applicable to the Trustee's compensation hereunder) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder or its failure to act hereunder, including enforcement of this Section 607 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Issuer under this Section 607 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee.

                  Section 608.  Conflicting Interests.

                  The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

                  Section 609.  Trustee Eligibility.

                  There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a) and which shall have a combined capital and surplus of at least US$500,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have a Corporate Trust Office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Issuer to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 609, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in

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

accordance with the provisions of this Section 609, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  Section 610. Resignation and Removal; Appointment of Successor Trustee.

                  (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee under
Section 611.

                  (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Issuer, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.

                  (c) The Trustee may be removed at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Issuer. Upon receiving such notice of removal, the Issuer shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Issuer, a copy of which shall be delivered to the removed Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.

                  (d)      If at any time:

                  (1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months,

                  (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Issuer by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of

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

a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 611. If, within 60 days after such resignation, removal or incapability, or the occurrence of such vacancy, the Issuer has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Issuer and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Issuer. If no successor trustee shall have been so appointed by the Issuer or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Trustee or the Holder of any Security who has been a bona fide Holder for at least six months may, subject to
Section 514, on behalf of himself and all others similarly situated, petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee.

                  (f) The Issuer shall give notice in the manner provided in this Indenture of each resignation and each removal of the Trustee and each appointment of a successor trustee by giving notice to the Holders of Securities. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

                  Section 611.  Acceptance of Appointment by Successor.

                  Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Issuer or the successor trustee, upon payment of its charges pursuant to Section 607 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

                  No successor trustee with respect to the Securities shall accept appointment as provided in this Section 611 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) and this Article Six and shall have a combined capital and surplus of at least US$500,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 609. Upon acceptance of appointment by any successor trustee as provided in this Section 611, the Issuer shall give notice thereof to the Holders of the Securities in the manner provided in this Indenture. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section
610. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Issuer.

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                  Section 612.  Merger, Conversion, Consolidation or Succession
to Business.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article Six and shall have a combined capital and surplus of at least US$500,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 609, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                  In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                  Section 613. Preferential Collection of Claims Against Issuer.

                  If and when the Trustee shall be or become a creditor of the Issuer (or other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER

                  Section 701. Issuer to Furnish Trustee Names and Addresses of Holders.

                  The Issuer will furnish or cause to be furnished to the Trustee

                  (a) semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

                  (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

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                  Section 702.  Disclosure of Names and Addresses of Holders.

                  Holders may communicate pursuant to Trust Indenture Act
Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with Trust Indenture Act Section 312(b). The Issuer, the Trustee, the Security Registrar and any other Person shall have the protection of Trust Indenture Act Section 312(c). Further, every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

                  Section 703.  Reports by Trustee.

                  (a) Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Securities, the Trustee, if so required under the Trust Indenture Act, shall transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Section 313(b).

                  (b) A copy of each report transmitted to Holders pursuant to this Section 703 shall, at the time of such transmission, be mailed to the Issuer and filed with each stock exchange, if any, upon which the Securities are listed and also with the Commission. The Issuer will notify the Trustee promptly if the Securities are listed on any stock exchange or delisted therefrom.

                  Section 704.  Reports by Issuer.

                  The Issuer and any Guarantor, as the case may be, shall:

                  (a) file with the Trustee, within 15 days after the Issuer or any Guarantor, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer or any Guarantor may be required to file with the Commission pursuant to
Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer or any Guarantor, as the case may be, is not required to file information, documents or reports pursuant to either of said Sections, then it shall (i) deliver to the Trustee annual audited financial statements of the Company and its Subsidiaries, prepared on a Consolidated basis in conformity with GAAP, within 120 days after the end of each fiscal year of the Company, and (ii) file with the Trustee and, to the extent permitted by law, the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                  (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer or any Guarantor, as the case

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

may be, with the conditions and covenants of this Indenture as are required from time to time by such rules and regulations (including such information, documents and reports referred to in Trust Indenture Act Section 314(a)); and

                  (c) within 15 days after the filing thereof with the Trustee, transmit by mail to all Holders in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Issuer or any Guarantor, as the case may be, pursuant to subsections (a) and (b) of this Section as are required by rules and regulations prescribed from time to time by the Commission.

                           Delivery of such reports, information and documents
to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                  ARTICLE EIGHT

                      CONSOLIDATION, MERGER, SALE OF ASSETS

                  Section 801. Company and Guarantors May Consolidate, etc., Only on Certain Terms.

                  (a) The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons, unless at the time of the transaction and after giving effect thereto:

                           (i)      either (a) the Company will be the
continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or any European Union state which was a member of the European Union as of May 4, 2000 and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities, its Guarantee and this Indenture, as the case may be, and the Securities, its Guarantee and this Indenture will remain in full force and effect as so supplemented (and any Guarantees will be confirmed as applying to such Surviving Entity's obligations);

                           (ii)     immediately before and immediately after
giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

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                           (iii)    immediately after giving effect to such
transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor hereunder) could incur (pound)1.00 of additional Indebtedness (other than Permitted Indebtedness) under
Section 1008;

                           (iv)     at the time of the transaction, the Issuer
and each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed the Securities or that its Guarantee shall apply to such Person's obligations hereunder and under the Securities; and

                           (v)      at the time of the transaction, the Company
or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Independent Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  (b) Each Guarantor (other than the Company) shall not and the Company shall not permit a Guarantor (other than the Company) to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than the Company or any other Guarantor) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company or any other Guarantor) or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any other Guarantor), unless at the time and after giving effect thereto:

                  (i) either (1) the Guarantor will be the continuing corporation in the case of a consolidation or merger involving the Guarantor, or
(2) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Guarantor Entity") will be a corporation duly organized and validly existing under the laws of the U.K., the United States of America, any state thereof or the District of Columbia or any European Union State which was a member of the European Union as of May 4, 2000 and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Securities, its Guarantee of the Securities and this Indenture, as the case may be, and the Securities, such Guarantee and this Indenture will remain in full force and effect;

                  (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

                  (iii) at the time of the transaction such Guarantor or the Surviving Guarantor Entity, as the case may be, will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of

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Independent Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

                  (c)      Notwithstanding the foregoing, the provisions of
Section 801(b) shall not apply to any Guarantor whose Guarantee of the Securities is unconditionally released and discharged in accordance with paragraph (c) under Section 1013.

                  Section 802.  Successor Substituted.

                  Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Issuer or any Guarantor in accordance with Section 801, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture or in the Securities and/or the Guarantees, as the case may be, with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein, in the Securities and/or in the Guarantee, as the case may be, and the Issuer or any Guarantor, as the case may be, shall be discharged from all obligations and covenants hereof and the Securities or its Guarantee, as the case may be; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal of premium, if any, any Additional Amounts and interest on the Securities or a Guarantee, as the case may be.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

                  Section 901. Supplemental Indentures and Agreements without Consent of Holders.

                  Without the consent of any Holders, the Issuer, the Guarantors, any other obligor under the Securities when authorized by a Board Resolution, and the Trustee (and, in the case of the Intercreditor Deed and the Intercompany Note, certain parties to the Bank Credit Agreement), at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to any Guarantee or one or more amendments to the Intercreditor Deed or the Intercompany Note, in form and substance satisfactory to the Trustee, for any of the following purposes:

                  (a) to evidence the succession of another Person to the Issuer or any Guarantor or any other obligor upon the Securities, and the assumption by any such successor of the covenants of the Issuer or such Guarantor or obligor herein and in the Securities and in any Guarantee in accordance with Article Eight;

                  (b) to add to the covenants of the Issuer, any Guarantor or any other obligor upon the Securities for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor or any other obligor upon the Securities, as applicable, herein, in the Securities or in any Guarantee;

                  (c) to cure any ambiguity, or to correct or supplement any provision herein or in any supplemental indenture, the Securities or any Guarantee or in the Intercompany Note or

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the Intercreditor Deed which may be defective or inconsistent with any other provision herein or in the Securities or any Guarantee or in the Intercompany Note or the Intercreditor Deed or to make any other provisions with respect to matters or questions arising under this Indenture, the Securities or any Guarantee or the Intercompany Note or Intercreditor Deed; provided that, in each case, such provisions shall not adversely affect the interest of the Holders;

                  (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 905 or otherwise;

                  (e)      to add a Guarantor pursuant to the requirements of
Section 1013;

                  (f) to evidence and provide the acceptance of the appointment of a successor trustee hereunder;

                  (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Issuer's and any Guarantor's Indenture Obligations, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise; or

                  (h) to provide for the issuance of Additional Securities in accordance with this Indenture as of the date hereof.

                  Section 902. Supplemental Indentures and Agreements with Consent of Holders.

                  Except as permitted by Section 901, with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Issuer, each Guarantor, if any, and the Trustee, the Issuer and each Guarantor (if a party thereto) when authorized by Board Resolutions, and the Trustee (and, in the case of the Intercreditor Deed and the Intercompany Note, certain parties to the Bank Credit Agreement) may (i) enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee, the Intercreditor Deed or the Intercompany Note in form and substance satisfactory to the Trustee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture, the Securities or any Guarantee, the Intercompany Note or the Intercreditor Deed (including but not limited to, for the purpose of modifying in any manner the rights of the Holders under this Indenture, the Securities, any Guarantee, the Intercompany Note or the Intercreditor Deed) or (ii) waive compliance with any provision in this Indenture, the Securities or any Guarantee, the Intercompany Note or the Intercreditor Deed (other than waivers of past Defaults covered by Section 513 and waivers of covenants which are covered by Section 1025); provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Security affected thereby:

                  (a) change the Stated Maturity of the principal of, or any installment of any Additional Amounts or interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, any Additional Amounts or interest on, any such Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or any Additional Amounts or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

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                  (b)      amend, change or modify the obligation of the Issuer
or the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with Section 1012 or the obligation of the Issuer or the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 1014, including, in each case, amending, changing or modifying any definitions related thereto;

                  (c) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;

                  (d)      modify any of the provisions of this Article Nine or
Section 513 or 1025, except to increase the percentage of such Outstanding Securities required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Security affected thereby;

                  (e) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Issuer or any Guarantor of any of its rights and obligations hereunder;

                  (f) amend or modify any of the provisions of this Indenture in any manner which subordinates the Securities issued hereunder in right of payment to any other Indebtedness of the Issuer or which subordinates the Guarantee of the Company in right of payment to any other Indebtedness of the Company;

                  (g) make any change to the provisions of this Indenture or the Intercreditor Deed or any other provisions of this Indenture affecting the ranking of the Securities in each case in a manner that adversely affects the rights of the holders of the Securities;

                  (h) make any change in Section 1022 that adversely affects the rights of the Holder of the Securities or amend the terms of the Securities or this Indenture in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Issuer agrees to pay Additional Amounts (if any) in respect thereof in the supplemental indenture; or

                  (i) except as permitted by the Indenture, release the Company's Guarantee or any other Guarantee.

                  Upon the written request of the Issuer and each Guarantor, if any, accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Issuer and each Guarantor in the execution of such supplemental indenture or Guarantee.

                  It shall not be necessary for any Act of Holders under this
Section 902 to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such Act shall approve the substance thereof.

                  Section 903. Execution of Supplemental Indentures and Agreements.

                  In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications

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thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Sections 315(a) through 315(d) and Section 602 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee's own rights, duties or immunities under this Indenture, any Guarantee or otherwise.

                  Section 904.  Effect of Supplemental Indentures.

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  Section 905.  Conformity with Trust Indenture Act.

                  Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

                  Section 906.  Reference in Securities to Supplemental
                  Indentures.

                  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Issuer and each Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                  Section 907.  Notice of Supplemental Indentures.

                  Promptly after the execution by the Issuer, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Issuer shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in this Indenture, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                                   ARTICLE TEN

                                    COVENANTS

                  Section 1001. Payment of Principal, Premium, Interest and Additional Amounts.

                  The Issuer shall duly and punctually pay the principal of, premium, if any, any Additional Amounts and interest on the Securities in accordance with the terms of the Securities and this Indenture.

                  Section 1002.  Maintenance of Office or Agency.

                  The Issuer shall maintain an office or agency outside of the United Kingdom where Securities may be presented or surrendered for payment. The Issuer also will maintain in The City of New York an office or agency where Securities may be surrendered for registration

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of transfer, redemption or exchange and where notices and demands to or upon the
Issuer in respect of the Securities and this Indenture may be served. The office of the Trustee, at its Corporate Trust Office initially located at 101 Barclay Street, Floor 21 West, New York, NY 10286; Attn: Corporate Trust Administration, will be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Issuer shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee and the Issuer hereby appoints the Trustee such agent as its agent to receive all such presentations, surrenders, notices and demands.

                  The Issuer may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. For so long as any securities are listed on the Luxembourg Stock Exchange and it is required by the Luxembourg Stock Exchange, if Definitive Registered Securities are issued, the Issuer will appoint a Person located in Luxembourg and reasonably acceptable to the Trustee, as an additional Paying Agent and transfer agent. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

                  The Trustee shall initially act as Paying Agent for the Securities.

                  Section 1003. Money for Security Payments to Be Held in Trust.

                  If the Issuer or any of its Affiliates shall at any time act as Paying Agent, it will, on or before each due date of the principal of, premium, if any, any Additional Amounts or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, any Additional Amounts or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

                  If the Issuer or any of its Affiliates is not acting as Paying Agent, the Issuer will, on or before each due date of the principal of, premium, if any, any Additional Amounts or interest on any of the Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, any Additional Amounts or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, any Additional Amounts or interest and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of such action or any failure so to act.

                  If the Issuer is not acting as Paying Agent, the Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (a) hold all sums held by it for the payment of the principal of, premium, if any, any Additional Amounts or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (b) give the Trustee notice of any Default by the Issuer or any Guarantor (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, any Additional Amounts or interest on the Securities;

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

                  (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

                  (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

                  The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, any Additional Amounts or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest or Additional Amounts has become due and payable shall promptly be paid to the Issuer on Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may give to each such Holder in the manner provided in this Indenture, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, publication and mailing, any unclaimed balance of such money then remaining will promptly be repaid to the Issuer.

                  Section 1004.  Corporate Existence.

                  Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Restricted Subsidiary (other than the Issuer or any Guarantor) if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

                  Section 1005.  Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries shown to be due on any return of the Company or any of its Restricted Subsidiaries or otherwise assessed or due and payable or upon the income, profits or property of the Company or any of its Restricted Subsidiaries if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Issuer or any Guarantor to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any of its Restricted Subsidiaries, except for any Lien permitted to be incurred under Section 1011, if failure to pay or

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

discharge the same could reasonably be expected to have a material adverse effect on the ability of the Issuer or any Guarantor to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

                  Section 1006.  Maintenance of Properties.

                  The Company shall cause all material properties owned by the Company or any of its Restricted Subsidiaries or used or held for use in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Board of Directors acting in good faith, desirable in the conduct of its business or the business of any of its Restricted Subsidiaries and not disadvantageous in any material respect to the Holders; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its properties or assets in compliance with the terms of this Indenture.

                  Section 1007.  Maintenance of Insurance.

                  The Company shall at all times keep all of its and its Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in the same general geographic areas in which the Company and its Restricted Subsidiaries operate, except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or prospects of the Company and its Subsidiaries, taken as a whole.

                  Section 1008.  Limitation on Indebtedness.

                  (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness (i) is incurred by the Issuer, the Company or any Guarantor, (ii) is Indebtedness of a Restricted Subsidiary that is not the Issuer or a Guarantor, provided that the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (ii) does not exceed L 75,000,000 outstanding at any one time in the aggregate, or (iii) constitutes Acquired Indebtedness of a Restricted Subsidiary and, in each case, the Company's Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.0:1.

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                  Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the "Permitted Indebtedness"):

                            (i)     Indebtedness of the Company and its
Restricted Subsidiaries under the Senior Credit Facilities (a) pursuant to loans or other Indebtedness not in excess of L215,000,000 and (b) pursuant to loans or other Indebtedness not in excess of $85,000,000, the amount in clause
(a) to be reduced by principal payments made since May 4, 2000 in respect of any term loans which constitute a part of any Indebtedness described in clause (a), and the amount in clause (b) to be reduced by principal payments made since May 4, 2000 in respect of any term loans which constitute a part of any Indebtedness described in clause (b);

                            (ii)    Indebtedness of E 200,000,000 principal
amount of the Issuer's 2000 Notes issued pursuant to the 2000 Indenture, including the 2000 Exchange Notes, and Indebtedness of E200,000,000 principal amount of the Company and any Guarantor pursuant to the 2000 Guarantees, including the 2000 Exchange Guarantees;

                            (iii)   Indebtedness of the Company or any
Restricted Subsidiary outstanding on May 4, 2000 and not otherwise referred to in this definition of "Permitted Indebtedness";

                            (iv)    Indebtedness of the Company owing to a
Restricted Subsidiary; provided that any disposition or transfer of any such Indebtedness to a Person (other than a disposition or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company or other obligor not permitted by this clause (iv);

                            (v)     Indebtedness of a Restricted Subsidiary
owing to the Company or another Restricted Subsidiary; provided that any disposition or transfer of any such Indebtedness to a Person (other than a disposition or transfer to the Company or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v);

                            (vi)    guarantees of any Restricted Subsidiary made
in accordance with the provisions of Section 1013;

                            (vii)   obligations of the Company or any Restricted
Subsidiary entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Agreements, relating to (i) Indebtedness of the Company or any Restricted Subsidiary and/or (ii) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided, however, that such Currency Hedging Agreements do not increase the Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder or (c) under any Commodity Price Protection Agreements which do not increase the amount of Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder;

                            (viii)  Indebtedness of the Company or any
Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness

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incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property or other assets, in each case incurred for the purpose of financing or refinancing all or any part of the purchase price, lease expense or cost of construction or improvement of property used in the business of the Company and its Restricted Subsidiaries in an aggregate principal amount pursuant to this clause (viii) not to exceed L15,000,000 outstanding at any time; provided that the principal amount of any Indebtedness permitted under this clause (viii) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

                            (ix)    any renewals, extensions, substitutions,
refundings, refinancings or replacements (collectively a "refinancing") of any Indebtedness described in the first paragraph of this covenant (or the equivalent paragraph of the 2000 Indenture) and clauses (ii), (iii) and this subparagraph (ix) of this definition of "Permitted Indebtedness" (or the equivalent clauses and subparagraph of the 2000 Indenture), including any successive refinancings so long as the borrower under such refinancing is the Company or other Guarantor or, if not the Company or any other Guarantor, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased by such refinancing plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company and its Restricted Subsidiaries incurred in connection with such refinancing and (A) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Securities at least to the same extent as the Indebtedness being refinanced and (B) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness;

                            (x)     Indebtedness of the Company and its
Restricted Subsidiaries in respect of (I) letters of credit issued in the ordinary course of business of such Person with respect to trade payables relating to purchase of materials by such Person and (II) other letters of credit, surety, performance or appeal bonds, completion guarantees or similar instruments issued in the ordinary course of business of such Person, including letters of credit or similar instruments in respect of self-insurance and workers compensation obligations, not to exceed L 5,000,000 in the aggregate outstanding at any time;

                            (xi)    Indebtedness of the Company and its
Restricted Subsidiaries in addition to that described in clauses (i) through (x) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed L 20,000,000 outstanding at any one time in the aggregate (it being understood that any Indebtedness incurred under this clause (xi) will cease to be deemed incurred or outstanding for purposes of this clause (xi) but will be deemed to be incurred for purposes of the first paragraph of this covenant from and after the date on which the borrowing entity could have incurred this Indebtedness under the first paragraph of this covenant without reliance upon this clause (xi)); and

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                            (xii)   Indebtedness of the Company and its
Restricted Subsidiaries owed to their employees relating to employee stock purchase plans.

                  (b) Notwithstanding any other provision in this Section 1008, the maximum amount that the Company or a Restricted Subsidiary may incur pursuant to this Section 1008 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

                  (c)       For purposes of determining compliance with this
Section 1008, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this Section 1008, the Company in its sole discretion shall classify and from time to time may reclassify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types.

                  (d) For purposes of determining any particular amount of Indebtedness under this Section 1008, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of a particular amount will not be included.

                  (e)       For purposes of determining compliance with this
Section 1008, the principal amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in conformity with GAAP. Accrual of interest, accrual of dividends, the accretion of accreted value and the payment of interest in the form additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 1008.

                  Section 1009. Limitation on Restricted Payments.

                  (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

                  (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

                  (ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company held by Persons other than the Company or a Restricted Subsidiary or options, warrants or other rights to acquire such Capital Stock;

                  (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness (other than Subordinated Indebtedness owing to the Company or any Restricted Subsidiary);

                  (iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Restricted Subsidiaries, (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary or (c) dividends or distributions payable solely in its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock); or

                  (v) make any Investment in any Person (other than any Permitted Investments)

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(any of the foregoing actions described in clauses (i) through (v), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), unless (1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both would be, an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries; (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur L1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described in Section 1008; and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after May 4, 2000 does not exceed the sum of:

                           (A)      50% of the aggregate Consolidated Net Income
of the Company accrued on a cumulative basis during the period beginning on July 1, 2000 and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

                           (B)      the aggregate Net Cash Proceeds received by
the Company after May 4, 2000 either (x) as capital contributions to the Company in the form of ordinary share capital or (y) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) or (iii) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

                           (C)      the aggregate Net Cash Proceeds received
after May 4, 2000 by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

                           (D)      the aggregate Net Cash Proceeds received
after May 4, 2000 by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued May 4, 2000, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); and

                           (E)      the amount equal to the net reduction in an
Investment that had been a Restricted Payment under the 2000 Indenture or this Indenture made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

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                           (i)      repurchases or redemptions of such
Investments by such Person, proceeds realized upon the sale of such Investment, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary; or

                           (ii)     the redesignation of Unrestricted
Subsidiaries as Restricted Subsidiaries not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (E) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (E) to the extent it is already included in Consolidated Net Income.

                  (b) Notwithstanding the foregoing, and in the case of clauses (ii) through (vii) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (vii) being referred to as a "Permitted Payment"):

                           (i)      the payment of any dividend within 60 days
after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a "Permitted Payment" for purposes of the calculation required by paragraph (a) of this Section;

                           (ii)     the repurchase, redemption, or other
acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of or a capital contribution to the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause
(3)(B) of paragraph (a) of this Section;

                           (iii)    the repurchase, redemption, defeasance,
retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of or a capital contribution to the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause
(3)(B) of paragraph (a) of this Section;

                           (iv)     the repurchase, redemption, defeasance,
retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated

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Maturity greater than the remaining Average Life to Stated Maturity of the
Securities; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Securities; and (4) is expressly subordinated in right of payment to the Securities at least to the same extent as the Subordinated Indebtedness to be refinanced;

                           (v)      the repurchase, redemption, defeasance,
retirement, refinancing or other acquisition of Subordinated Indebtedness of the Company, the Issuer or any Guarantor (other than Subordinated Indebtedness held by Affiliates of the Company) upon a Change of Control or Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness, but only (x) if the Company and the Issuer shall have complied with Section 1014 or
Section 1012, as the case may be, and the Company and the Issuer repurchased all Securities tendered pursuant to the offer required by such covenants prior to offering to purchase, purchasing or repaying such Subordinated Indebtedness and
(y) in the case of an Asset Sale, to the extent of the Excess Proceeds offered to holders of the Securities pursuant to the offer made pursuant to the Asset Sale;

                           (vi)     to the extent constituting Restricted
Payments, the Specified Affiliate Payments; and

                           (vii)    repurchases of Capital Stock deemed to occur
upon the exercise of stock options granted to employees of the Company and its Subsidiaries if such Capital Stock represents a portion of the exercise price thereof.

                  In determining the amount of Restricted Payments permissible under this covenant amounts expended pursuant to clauses (vi) and (vii) of the immediately preceding paragraph shall be included as Restricted Payments and amounts expended pursuant to clauses (i), (ii), (iii), (iv) and (v) shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of making of such Restricted Payment.

                  Section 1010. Limitation on Transactions with Affiliates.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party,
(b) with respect to any transaction or series of related transactions involving aggregate value in excess of L 1,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above, (c) with respect to any transaction or series of related transactions involving aggregate value in excess of L 5,000,000, either (i) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (ii) the Company delivers to the Trustee a written opinion of an accounting, appraisal or investment banking firm of international standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is on

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terms not materially less favorable than might reasonably have been obtained in a comparable transaction at such time on an arms-length basis from a Person who is not an Affiliate and (d) with respect to any transaction or series of related transactions involving aggregate value in excess of L 10,000,000, (i) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director and (ii) the Company delivers to the Trustee a written opinion of an accounting, appraisal or investment banking firm of international standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is on terms not materially less favorable than might reasonably have been obtained in a comparable transaction at such time on an arms-length basis from a Person who is not an Affiliate; provided, however, that this provision shall not apply to (i) any employment agreement, collective bargaining agreement, employee benefit arrangements with any officer or director of the Company or any Restricted Subsidiary, including under any stock option or stock incentive plans, entered into in the ordinary course of business; (ii) payment of compensation to employees, officers or directors in the ordinary course of business; (iii) maintenance in the ordinary course of business (and payments required thereby or) of benefit programs, or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, directors' and officers' indemnification agreements and retirement or savings plans and similar plans or (iv) loans or advances to employees (or guarantees of third party loans to employees) in the ordinary course of business.

                  Section 1011. Limitation on Liens.

                  The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on May 4, 2000 or thereafter acquired, or assign or convey any right to receive any income or profits therefrom, unless the Securities (or a Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Securities or such Guarantee shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien, except for any Permitted Liens.

                  Section 1012. Limitation on Sale of Assets.

                  (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the consideration from such Asset Sale is received (A) in cash or Temporary Cash Investments or (B) in the form of properties and capital assets to be used in business of the Company and its Restricted Subsidiaries and (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the Board of Directors of the Company and evidenced in a Board Resolution).

                  (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repurchase or repay permanently any Indebtedness under the Senior Credit Facilities then outstanding as required by the terms thereof, or the Company or any Restricted Subsidiary determines not to apply such Net Cash Proceeds to the permanent prepayment of such Indebtedness under the Senior Credit Facilities or other Indebtedness of the Company and its Subsidiaries that is not Pari Passu Indebtedness or Subordinated Indebtedness,

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or if no such Indebtedness is then outstanding, then the Company or a Restricted
Subsidiary may within 365 days of the Asset Sale invest, or to commit to invest (provided that it actually invests within the later of 365 days of the Asset
Sale and 90 days of the commitment), the Net Cash Proceeds in properties and other assets that (as determined by the Board of Directors of the Company) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries existing on May 4, 2000 or in businesses reasonably related thereto. The amount of such Net Cash Proceeds not used or invested within 365 days of the Asset Sale or invested within the later of 365 days of the Asset Sale and 90 days of a commitment to invest as set forth in this paragraph constitutes "Excess Proceeds." Pending the final application of the Net Cash Proceeds, the Company or any Restricted Subsidiary may temporarily reduce Indebtedness or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture.

                  (c) When the aggregate amount of Excess Proceeds exceeds L 10,000,000 or more, the Issuer or the Company will apply the Excess
Proceeds to the repayment of the Securities, the Existing Securities and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company or a Restricted Subsidiary to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows: (A) the Issuer, the Company or a Restricted Subsidiary will make an offer to purchase (an "Offer") from all holders of the Securities in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed as a multiple of E 1,000) of Securities that may be purchased out of an amount
(the "Security Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities, and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Securities tendered) and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Issuer, the Company or a Restricted Subsidiary, as the case may be, will make an offer to purchase or otherwise repurchase or redeem the Existing Securities and other Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Security Amount; provided that in no event will the Issuer, the Company or a Restricted Subsidiary be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Securities will be payable in cash in an amount equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Securities tendered pursuant to the Offer is less than the Security Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company or any Restricted Subsidiary may use any remaining Excess Proceeds for general corporate purposes not otherwise prohibited by the 2000 Indenture. If the aggregate principal amount of Securities and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon the completion of the purchase of all the Securities tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

                  (d) If the Issuer, the Company or a Restricted Subsidiary becomes obligated to make an Offer pursuant to clause (c) above, the Securities and the Pari Passu Indebtedness shall

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be purchased by the Issuer, the Company or a Restricted Subsidiary, at the
option of the holders thereof, in whole or in part (in integral multiples of E 1,000, in the case of the Securities) on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Issuer, the Company or a Restricted Subsidiary to comply with the requirements under the Exchange Act or other applicable laws or regulations (including, without limitation, those of any securities exchange on which the Securities are listed).

                  (e) If the Issuer, the Company or a Restricted Subsidiary is required to make an Offer, the Issuer, the Company and such Restricted Subsidiary will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations (including those of the U.S. and the U.K.) in connection with an Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this Section 1012 (other than the obligation to make an Offer pursuant to this Section 1012), the Issuer, the Company and such Restricted Subsidiary, as the case may be, will comply with the securities laws and regulations and will not be deemed to have breached its obligations described in this Section 1012 by virtue thereof.

                  (f) If the Offer Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to holders of the Securities who tender Securities pursuant to the Offer.

                  (g) Subject to paragraph (d) above, within 30 days after the date on which the amount of Excess Proceeds equals or exceeds
L 10,000,000, the Issuer shall send or cause a notice to be sent by first-class mail, postage prepaid, to the Trustee and notice to each Holder stating or including:

                           (1)      that the Holder has the right to require the
Company to repurchase, subject to proration, such Holder's Securities at the Offered Price;

                           (2)      the Offer Date;

                           (3)      the instructions a Holder must follow in
order to have his Securities purchased in accordance with paragraph (c) of this Section;

                           (4)      (i) a description of material developments,
if any, in the Company's business subsequent to the date of the latest filings by the Company with the Commission, (ii) if material, appropriate pro forma financial information, and (iii) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Offer;

                           (5)      the Offered Price;

                           (6)      the names and addresses of the Paying Agent
and the offices or agencies referred to in Section 1002;

                           (7)      that Securities must be surrendered prior to
the Offer Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

                           (8)      that the Offer will remain open for 20
Business Days following commencement and that any Securities not tendered will continue to accrue interest and that

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unless the Issuer defaults in the payment of the Offered Price, any Security accepted for payment pursuant to the Offer shall cease to accrue interest on and after the Offer Date;

                           (9)      the procedures for withdrawing a tender; and

                           (10)     that the Offered Price for any Security
which has been properly tendered and not withdrawn and which has been accepted for payment pursuant to the Offer will be paid promptly following the Offer Date.

                  (h) Holders electing to have Securities purchased hereunder will be required to surrender such Securities at the address specified in the notice prior to the Offer Date. Holders will be entitled to withdraw their election to have their Securities purchased pursuant to this Section 1012 if the Issuer receives, not later than one Business Day prior to the Offer Date, a telegram, telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number (if applicable) of the Security in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Security (which shall be E1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased, and (5) the principal amount, if any, of such Security (which shall be E1,000 or an integral multiple thereof) that remains subject to the original notice of the Offer and that has been or will be delivered for purchase by the Issuer.

                  (i) The Issuer shall (i) not later than the Offer Date, accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) not later than 10:00 a.m. (London time) on the Offer Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Offered Price of all the Securities or portions thereof which are to be purchased on that date and (iii) not later than 10:00 a.m. (London time) on the Offer Date, deliver to the Paying Agent an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Offered Price of the Securities purchased from each such Holder, and the Issuer shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Issuer's expense to the Holder thereof. For purposes of this Section 1012, the Issuer shall choose a Paying Agent which shall not be the Issuer.

                  Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Issuer any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Offered Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Issuer with the Trustee in respect of an Offer exceeds the aggregate Offered Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Issuer and (y) unless otherwise directed by the Issuer in writing, promptly after the Business Day following the Offer Date the Trustee shall return any such excess to the Issuer together with interest or dividends, if any, thereon.

                  (j) Securities to be purchased shall, on the Offer Date, become due and payable at the Offered Price and from and after such date (unless the Issuer shall default in the payment of the Offered Price) such Securities shall cease to bear interest. Such Offered Price shall be paid to such Holder promptly following the later of the Offer Date and the time of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Security for purchase in

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accordance with the foregoing provisions, such Security shall be paid by the
Issuer at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Offer Date shall be payable to the Holder according to the terms and the provisions of Section 309; provided, further, that Securities to be purchased are subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Securities tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Securities in denominations of E 1,000 or integral multiples thereof, shall be purchased. If any Security tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (i) above, the principal thereof (and premium and Additional Amounts, if any, thereon) shall, until paid, bear interest from the Offer Date at the rate borne by such Security. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Issuer, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased. The Issuer shall publicly announce the results of the Offer on or as soon as practicable after the Offer Date.

                  Section 1013. Limitation on Issuance of Guarantees of Indebtedness by Restricted Subsidiaries.

                  (a) The Company will not cause or permit any Restricted Subsidiary (which is not a Guarantor), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or any Restricted Subsidiary which is a Guarantor unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of the Securities on the same terms as the guarantee of such Indebtedness except that (A) no guarantee of the Securities or any Guarantee shall be required (except as provided by paragraph (b) below) as a result of any Indebtedness that is senior in right of payment to the Securities and any Guarantee, (B) such guarantee need not be secured unless required pursuant to Section 1011 and (C) if such Indebtedness is by its terms expressly subordinated to the Securities or any Guarantee, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's Guarantee of the Securities at least to the same extent as such Indebtedness is subordinated to the Securities or any other Guarantee.

                  (b) The Company shall cause all direct Restricted Subsidiaries of the Company to provide a Senior Guarantee and all direct Restricted Subsidiaries of Lucite International Investment Limited, and, other than Finco and the Issuer, their direct Restricted Subsidiaries (but not the Subsidiaries of such Restricted Subsidiaries) to provide a Subordinated Guarantee.

                  (c) Notwithstanding the foregoing, any Guarantee (other than a Guarantee required by clause (b) above) by a Restricted Subsidiary of the Securities may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Capital Stock held by the Company and other Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary and such Restricted Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries and (ii) (with respect

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to any Guarantees created after May 4, 2000) the release by the holders of the
Indebtedness of the Company described in clause (a) above of their security interest or their guarantee by such Restricted Subsidiary at such time as (A) no other Indebtedness of the Company or any other Restricted Subsidiary has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in or guarantee by such Restricted Subsidiary.

                  Section 1014. Purchase of Securities upon a Change of Control.

                  (a) If a Change of Control shall occur at any time or at the option of the Issuer or the Company, prior to such Change of Control but after the public announcement thereof, then each Holder shall have the right to require that the Issuer or the Company purchase such Holder's Securities in whole or in part in integral multiples of E1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Securities, plus any Additional Amounts and accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date") (subject to, with respect to Definitive Registered Securities, the rights of Holders of record on Regular Record Dates or Special Record Dates to receive interest due on an Interest Payment Date), pursuant to the offer described below in this Section 1014 (the "Change of Control Offer") and in accordance with the other procedures set forth in subsections (b), (c), (d) and
(e) of this Section 1014. No such in part purchase shall reduce the principal amount of the Securities held by any Holder to below E1,000.

                  (b) Within 30 days of any Change of Control, the Issuer or the Company shall notify the Trustee thereof and give notice in the manner provided in this Indenture (a "Change of Control Purchase Notice") of such Change of Control to each Holder in the manner provided in this Indenture stating, among other things:

                           (1)      that a Change of Control has occurred, the
date of such event, and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Change of Control Purchase Price;

                           (2)      the circumstances and relevant facts
regarding such Change of Control;

                           (3)      (i) a description of material developments,
if any, in the Company's business subsequent to the date of the latest filings by the Company with the Commission and (ii) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Change of Control Offer;

                           (4)      that the Change of Control Offer is being
made pursuant to this Section 1014 and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

                           (5)      the Change of Control Purchase Date, which
shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

                           (6)      the Change of Control Purchase Price;

                           (7)      the names and addresses of the Paying Agent
and the offices or agencies referred to in Section 1002;

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                           (8)      that Securities must be surrendered on or
prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

                           (9)      that the Change of Control Purchase Price
for any Security which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;

                           (10)     the procedures that a Holder must follow to
accept a Change of Control Offer or to withdraw such acceptance;

                           (11)     that any Security not tendered will continue
to accrue interest; and

                           (12)     that, unless the Issuer or the Company
defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

                  The Change of Control Offer shall be conditional on the occurrence of the Change of Control.

So long as the Securities may be listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Issuer or the Company shall cause to be published in a leading daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort) the notice described above.

                  (c) Upon receipt by the Issuer of the proper tender of Securities, the Holder of the Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Issuer at the Change of Control Purchase Price; provided, however, in the case of Definitive Registered Securities that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309. If any Security tendered for purchase in accordance with the provisions of this Section 1014 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Security. Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Change of Control Purchase Notice at least one Business Day prior to the Change of Control Purchase Date. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Issuer, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

                  (d) The Issuer shall (i) not later than the Change of Control Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 10:00 a.m. (London time) on the Change of Control Purchase Date,

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deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than 10:00 a.m. (London time) on the Change of Control Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price of the Securities purchased from each such Holder, and the Issuer shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Issuer's expense to the Holder thereof. The Issuer and the Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 1014, the Company shall choose a Paying Agent which shall not be the Issuer.

                  (e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Issuer receives, not later than one Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:

                           (1)      the name of the Holder;

                           (2)      the certificate number (if applicable) of
the Security in respect of which such notice of withdrawal is being submitted;

                           (3)      the principal amount of the Security (which
shall beE1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

                           (4)      a statement that such Holder is withdrawing
his election to have such principal amount of such Security purchased; and

                           (5)      the principal amount, if any, of such
Security (which shall be E1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Issuer.

                  (f) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Issuer any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Issuer pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Issuer and (y) unless otherwise directed by the Issuer in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Issuer together with interest, if any, thereon.

                  (g) The Issuer and the Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations (including those of the U.S. and the U.K.) in connection with a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this Section 1014 (other than the obligation to make an Offer pursuant to this Section 1014), the Issuer and the Company, as the case may be, will comply with the securities laws and regulations and will not be deemed to have breached its obligations described in this Section 1014 by virtue thereof.

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                  Section 1015. Limitation on Sale and Leaseback Transactions.

                  The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, enter into any sale and leaseback transaction (other than with the Company or any Restricted Subsidiary) with respect to any property or assets (whether now owned or hereafter acquired), except for a sale and leaseback transaction not exceeding 365 days, unless (i) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and complies with Section 1012 and (ii) the Company or such Restricted Subsidiary would be entitled under Section 1008 to incur any Indebtedness (with the lease obligations being treated as Indebtedness for purposes of ascertaining compliance with this covenant) in respect of such sale and leaseback transaction.

                  Section 1016. Limitation on Subsidiary Capital Stock.

                  The Company will not permit (a) any Restricted Subsidiary to issue, sell or transfer any Capital Stock, except for (i) Capital Stock issued or sold to, held by or transferred to the Company or a Restricted Subsidiary and
(ii) any sale made in compliance with Section 1012 and immediately after giving effect to such issuance or sale, such Restricted Subsidiary either continues to be a Restricted Subsidiary or if such Restricted Subsidiary would no longer be a Restricted Subsidiary, then the Investment of the Company or Restricted Subsidiary in such Person (after giving effect to such issuance or sale) would have been permitted to be made under Section 1009 as if made on the date of such issuance or sale. The foregoing restriction shall not apply to the ownership by directors of directors' qualifying shares of Capital Stock of any Restricted Subsidiary to the extent required by applicable law. Notwithstanding the foregoing, the Company may sell all the Capital Stock of a Restricted Subsidiary as long as the Company complies with the terms of Section 1012.

                  Section 1017. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock or any other interest or participation in or measured by its profits to the Company or any Restricted Subsidiary (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make any loans or advances to the Company or any other Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for:

                           (i)      any encumbrance or restriction pursuant to
any agreement in effect on May 4, 2000;

                           (ii)     any encumbrance or restriction with respect
to a Restricted Subsidiary that was not a Restricted Subsidiary on May 4, 2000, in existence at the time such Person becomes a Restricted Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

                           (iii)    any encumbrance or restriction under this
Indenture, the 2000 Indenture, the Securities and the Existing Securities;

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                           (iv)     any encumbrance or restriction under
Purchase Money Obligations and Capital Lease Obligations in the ordinary course of business that impose restrictions with respect only to the property the subject thereof of the nature described in clause (ii) on the property so acquired;

                           (v)      any encumbrance or restriction (A) that
restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) contained in security agreements or mortgages securing Indebtedness to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

                           (vi)     contracts for the sale of assets, including
any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                           (vii)    restrictions on cash or other deposits or
net worth imposed by leases or other agreements entered into in the ordinary course of business;

                           (viii)   any customary encumbrances or restrictions
created under any agreement with respect to Indebtedness permitted to be incurred subsequent to May 4, 2000 pursuant to the provisions of Section 1008 or
Section 1008 of the 2000 Indenture (which encumbrances and restrictions are not more restrictive than those contained in the Senior Credit Facilities on May 4,
2000);

                           (ix)     any encumbrances or restrictions required by
any governmental, local or regulatory authority having jurisdiction over the Company or any of its Restricted Subsidiaries or any of their businesses in connection with any development grant made or other assistance provided to the Company or any of its Restricted Subsidiaries by such governmental authority;

                           (x)      with respect to clauses (b), (c) and (d)
customary provisions in joint venture agreements; and

                           (xi)     any encumbrance or restriction existing
under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i) through
(x), or in this clause (xi), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

                  Section 1018. Limitations on Unrestricted Subsidiaries.

                  The Company may designate after the Issue Date any Subsidiary (other than a Guarantor) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                  (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

                  (b) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to Section 1009 in an amount (the "Designation Amount") equal to the greater of (1) the net book value of the Company's interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair

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Market Value of the Company's interest in such Subsidiary as determined in good faith by the Company's Board of Directors;

                  (c) the Company would be permitted under this Indenture to incur L1.00 of additional Indebtedness (other than Permitted
Indebtedness) pursuant to Section 1008 at the time of such Designation (assuming the effectiveness of such Designation);

                  (d) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary which is not simultaneously being designated an Unrestricted Subsidiary;

                  (e) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the Securities; and

                  (f) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are not substantially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

                  In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to
Section 1009 for all purposes of this Indenture in the Designation Amount.

                  The Company shall not and shall not cause or permit any Restricted Subsidiary to at any time (x) provide credit support for, or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, except, in the case of clause (x) or (y), to the extent permitted under Section 1009. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries.

                  The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

                  (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

                  (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and

                  (c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur L1.00 of additional Indebtedness
(other than Permitted Indebtedness) pursuant to the covenant described in
Section 1008.

                  All Designations and Revocations must be evidenced by a Board Resolution of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

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                  Section 1019. Limitation on Activities of the Issuer and
Finco.

                  (a) The Company shall cause the Issuer to remain a Restricted Subsidiary and will not permit the Issuer to consolidate with or merge with or into any other Person, provided that nothing in this Indenture shall limit a voluntary dissolution of the Issuer or merger of the Issuer into the Company or a Senior Guarantor solely for the purposes of permitting the Company or a Senior Guarantor to assume all obligations in respect of the Securities as if it were the direct obligor with respect thereto and in which all assets of the Issuer are transferred to the Company or a Senior Guarantor and no material payment or distribution is made to creditors; provided further, however, that any such transaction shall not be permitted unless, at the time of such transaction and after giving effect thereto:

                            (i)     if the Company or another Senior Guarantor
is the successor to the Issuer as a result of such transaction, the Company or such Senior Guarantor expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Securities and this Indenture, and the Securities and this Indenture remain in full force and effect as so supplemented;

                            (ii)    at the time of the transaction, each
Guarantor will have by supplemental indenture confirmed its Guarantee; and

                            (iii)   at the time of the transaction, the Company
will have delivered, or caused to be delivered, to the Trustee, at the request of the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Independent Counsel, each to the effect that such transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  (b) Notwithstanding anything contained in this Indenture to the contrary, the Issuer will not engage in any business activity or undertake any other activity, except (i) any activity relating to (A) the offering, sale or issuance of the Securities or other Indebtedness permitted by this Indenture or (B) the lending or otherwise advancing the proceeds thereof to the Company or any Restricted Subsidiary and (C) any other activities in connection therewith and (ii) any activity not prohibited by the 2000 Indenture as of May 4, 2000.

                  (c) The Company and its Restricted Subsidiaries shall not transfer any assets, other than cash, to Finco unless Finco becomes a Subordinated Guarantor.

                  Section 1020. Listing.

                  The Issuer will use its reasonable efforts to obtain the listing of the Securities on the Luxembourg Stock Exchange as promptly as practicable and to maintain the listing of the Securities on the Luxembourg Stock Exchange or another Recognized Stock Exchange.

                  Section 1021. Limitation on Senior Subordinated Indebtedness for Subordinated Guarantors.

                  The Company will not permit or cause any Subordinated Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness (other than Indebtedness incurred pursuant to clause (v) of the second paragraph of Section 1008) that is subordinate in right of payment to any Indebtedness of such Subordinated Guarantor unless such Indebtedness is also pari passu with the Guarantee of such Subordinated Guarantor or subordinated in right of payment to such Guarantee at least to the same extent as such Guarantee

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is subordinated in right of payment to the Guarantor Senior Indebtedness as set forth in this Indenture.

                  Section 1022. Payment of Additional Amounts.

                  All payments made by the Issuer and the Guarantors, if any, under or with respect to the Securities and any Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which the Issuer or any Guarantor is organized, engaged in business, resident for tax purposes or generally subject to tax on a net income basis or from or through which payment on the Securities is made by the Issuer, any Guarantor or any paying agent in its capacity as such, or any political subdivision or authority thereof or therein having power to tax (a "Taxing Authority") and any interest, penalties and other liabilities with respect thereto (collectively "Taxes"), unless the Issuer or any Guarantor, as the case may be, is required to withhold or deduct such Taxes by law or by the relevant Taxing Authority's interpretation or administration thereof. In the event that the Issuer or any Guarantor is required to so withhold or deduct any amount for or on account of any such Taxes from any payment made under or with respect to the Securities or the Guarantees, as the case may be, the Issuer or such Guarantor, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount (including Additional Amounts) received by each Holder of Securities after such withholding or deduction will equal the amount that such Holder would have received if such Taxes had not been required to be withheld or deducted; provided that upon the implementation of the Directive, the Issuer and the Guarantors shall ensure that a Paying Agent is maintained in a member state of the European Union that is not obliged to withhold or deduct Taxes pursuant to such Directive; provided further that no Additional Amounts will be payable with respect to a payment made to a Holder or beneficial owner of Securities to the extent:

                  (a) that any such Taxes would not have been so imposed but for the existence of any present or former connection between such Holder or beneficial owner and the Taxing Authority imposing such Taxes (other than the mere receipt of such payment, acquisition, ownership or disposition of such Securities or the exercise or enforcement of rights under such Securities, the Guarantees or this Indenture), unless such Taxes were so imposed because the Securities were not listed on a Recognized Stock Exchange;

                  (b) of any estate, inheritance, gift, sales, transfer, personal property or similar Tax imposed with respect to such Securities, except as otherwise provided herein;

                  (c) that any such Taxes would not have been so imposed but for the presentation of such Securities (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or Holder thereof would have been entitled to Additional Amounts had the Securities been presented for payment on any date during such 30 day period;

                  (d) that such Holder or beneficial owner would not be liable for or subject to such withholding or deduction of such Taxes but for the failure to make a valid declaration of non-residence or other similar claim for exemption or to provide information concerning nationality, residence or connection with the relevant Taxing Authority if (x) the making of such declaration or claim or the provision of such information is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant Taxing Authority as a precondition to an exemption from, or reduction in, such Taxes, and (y) at least 60 days prior to the first payment

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date with respect to which the Issuer or any Guarantor shall apply this clause
(d), the Issuer or such Guarantor shall have notified all Holders of Securities in writing that they shall be required to provide such declaration, claim or information, unless such Holder or beneficial owner would be liable or subject to such withholding or deduction of such Taxes because the Securities were not listed on a Recognized Stock Exchange; or

                  (e) that any such withholding or deduction imposed on a payment to an individual are required to be made pursuant to the Directive or any law implementing or complying with, or introduced in order to conform to the Directive; or

                  (f) that any such Taxes are imposed in connection with Securities presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Security to another paying agent in a member state of the European Union.

                  Such Additional Amounts will also not be payable where, had the beneficial owner of the Security been the Holder of the Security, it would not have been entitled to payment of Additional Amounts by reason of clauses (a) to (f) inclusive above. In addition, Additional Amounts will not be payable with respect to any Taxes that are payable otherwise than by deduction or withholding from payments of, or in respect of, principal of, or any interest on, the Securities.

                  The Issuer and each Guarantor, as applicable, will also (i) make such withholding or deduction of Taxes and (ii) remit the full amount of Taxes so deducted or withheld to the relevant Taxing Authority in accordance with all applicable laws. The Issuer and each Guarantor, as applicable, will use their reasonable best efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The Issuer or such Guarantor, as the case may be, will, upon request, make available to the Holders of the Securities, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuer or such Guarantor or if, notwithstanding the Issuer's or such Guarantor's efforts to obtain such receipts, the same are not obtainable, other evidence of such payment by the Issuer or such Guarantor.

                  At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Issuer or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Issuer or such Guarantor will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and setting forth such other information as is necessary to enable such Trustee to pay such Additional Amounts to Holders of the Securities on the payment date.

                  The foregoing provisions shall survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or any Guarantor, as the case may be, is organized, engaged in business, resident for tax purposes, or otherwise subject to taxation on a net income basis or any political subdivisions or taxing authority or agency thereof or therein.

                  In addition, the Issuer or any Guarantor, as the case may be, will pay any present or future stamp, issue, registration, documentation, court excise or property taxes or other similar taxes, charges and duties, including interest, penalties and Additional Amounts with respect thereto, imposed by any Taxing Authority, the United States or any jurisdiction in which a paying agent is located or any political subdivision or taxing authority of or in the foregoing in respect of the execution, issue, delivery, registration, redemption or retirement of, or receipt of payments

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with respect to, the Securities or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any jurisdiction as a result of, or in connection with, the enforcement of the Securities or any other such document or instrument following the occurrence of any Event of Default with respect to the Securities.

                  Whenever in this Indenture or the Securities there is mentioned, in any context, the payment of principal (and premiums, if any), redemption price, interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Section 1022.

                  Section 1023. Provision of Financial Statements.

                  (a) Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company (or, in the absence of the Company, the Issuer) will, to the extent permitted under the Exchange Act, file with the Commission (unless the Commission will not accept such filing) the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) if the Company were so subject, provided that quarterly filings (which shall contain substantially the same information as required by a Form 10-Q and reconciliations of net income and shareholders' equity to U.S. GAAP) shall be filed with the Commission within 60 days following the end of the first three fiscal quarters of each fiscal year and a Form 20-F shall be filed with the Commission within 120 days following the end of each fiscal year (each of the above, the "Required Filing Date"), provided, further that any such annual reports and quarterly reports shall contain: earnings before interest, taxes, depreciation and amortization; capital expenditures; depreciation and amortization; and income (loss) from operations in U.S. GAAP and provided, further, that the Company should file (as promptly as practicable) on Form 6-K information required on Form 8-K if the Company were required to file such reports.

                  (b) The Company (or, in the absence of the Company, the Issuer) will also in any event (x) within 15 days of each Required Filing Date file with the Trustee copies of such annual reports, quarterly reports and other documents which the Company (or, in the absence of the Company, the Issuer) is required to file with the Commission pursuant to the preceding sentence if permitted to make such filings and (y) if filing such documents with the Commission is not permitted under the Exchange Act, promptly upon written request, supply copies of such documents to any prospective Holder at the Company's or the Issuer's cost.

                  (c) If any Guarantor's financial statements would be required to be included in the financial statements filed or delivered pursuant to this Indenture if the Company (or, in the absence of the Company, the Issuer) were subject to Section 13(a) or 15(d) of the Exchange Act, the Company or the Issuer shall include such Guarantor's financial statements in any filing or delivery pursuant to this Indenture.

                  (d) The Issuer and the Company will also make any of the foregoing information available during normal business hours at the offices of the listing agent in Luxembourg if and so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the stock exchange so require.

                  Section 1024. Statement by Officers as to Default.

                  (a) The Issuer and the Company will deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by two executive officers of the Issuer, one of whom shall be

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the principal executive officer, principal financial officer or principal accounting officer of the Issuer, as to compliance herewith, including whether or not, after a review of the activities of the Issuer and the Guarantors during such year and of the Issuer 's and each Guarantor's performance under this Indenture, to the knowledge, based on such review, of the signers thereof, the Issuer and each Guarantor have fulfilled all of their respective obligations and are in compliance with all conditions and covenants under this Indenture throughout such year and, if there has been a Default specifying each Default and the nature and status thereof and any actions being taken by the Issuer and the Company with respect thereto.

                  (b) When any Default or Event of Default has occurred and is continuing, the Issuer shall promptly, and in any event within 5 Business Days after becoming aware of such Default or Event of Default, deliver to the Trustee by registered or certified mail or facsimile transmission followed by an originally executed copy of an Officers' Certificate specifying such Default, Event of Default, notice or other action, the status thereof and what actions the Issuer is taking or proposes to take with respect thereto, within five Business Days after the occurrence of such Default or Event of Default.

                  Section 1025. Waiver of Certain Covenants.

                  The Issuer may omit in any particular instance to comply with any covenant or condition set forth in Section 801 and Sections 1006 through 1011, 1013, 1015 through 1019, 1021 and 1023, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or provision, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the Guarantors and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

                  Section 1101. Rights of Redemption.

                  The Securities will be subject to redemption at any time on or after May 15, 2005, at the option of the Issuer, in whole or in part, on not less than 30 nor more than 60 days' prior notice given in the manner provided in this Indenture in amounts of E1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning May 15, of the years indicated below:

Year                      Redemption Price
----                      ----------------
2005                         105.125%
2006                         103.417%
2007                         101.708%

and thereafter at 100% of the principal amount thereof, in each case, together with any Additional Amounts and accrued and unpaid interest, if any, to the redemption date (subject

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to the rights of Holders of record on Regular Record Dates and Special Record
Dates to receive interest due on an Interest Payment Date).

                  Section 1102. Redemption Upon Changes in Withholding Taxes.

                  The Securities may also be redeemed, as a whole but not in part, at the election of the Issuer, upon not less than 30 nor more than 60 days notice given in the manner provided in this Indenture (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date and Additional Amounts, if any, if as a result of (i) any amendment to, or change in, the laws, treaties, rulings or regulations of any jurisdiction in which the Issuer is organized, engaged in business, resident for tax purposes or generally subject to tax on a net income basis or any political subdivision or authority thereof or therein having power to tax or any change in the official application or official interpretation of such laws, treaties, rulings or regulations which amendment or change becomes effective after the Issue Date, or
(ii) with respect to a Guarantor that is organized under the laws of the United Kingdom (a "UK Guarantor"), any amendment to, or change in, the laws, treaties, rulings or regulations of the United Kingdom or any political subdivision or authority thereof or therein having power to tax or any change in the official application or official interpretation of such laws, treaties, rulings or regulations which amendment or change becomes effective after the Issue Date, the Issuer or, only as a result of the occurrence of any event described in clause (ii), a UK Guarantor, has become or will become obligated to pay Additional Amounts (as described in Section 1022 hereof) which are more than a de minimis amount, on the next date on which any amount would be payable with respect to the Securities, and such obligation cannot be avoided by the use of reasonable measures available to the Issuer or such UK Guarantor, as the case may be; provided, however, that (1) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer or such UK Guarantor, as the case may be, would be obligated to pay such Additional Amounts, and (2) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Prior to the giving of any notice of redemption described in this paragraph, the Issuer shall deliver to the Trustee (a) a certificate signed by two directors of the Issuer stating that the obligation to pay such Additional Amounts cannot be avoided by the Issuer or such UK Guarantor, as the case may be, taking reasonable measures available to it and (b) a written Opinion of Independent Counsel to the Issuer of recognized standing to the effect that the Issuer or such UK Guarantor, as the case may be, has or will become obligated to pay such Additional Amounts as a result of a change, amendment, official interpretation or application described above and that the Issuer or such UK Guarantor, as the case may be, cannot avoid the payment of such Additional Amounts by taking reasonable measures available to it.

                  In the event the obligations of the Issuer under the Securities are assumed pursuant to the terms and conditions of this Indenture by a Surviving Entity (as defined in Article Eight), such Surviving Entity shall be entitled to redeem the Securities subject to the terms of the preceding paragraph, substituting the date of such assumption for the Issue Date.

                  Section 1103. Applicability of Article.

                  Redemption of Securities at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

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

                  Section 1104. Election to Redeem; Notice to Trustee.

                  The election of the Issuer to redeem any Securities pursuant to Section 1101 shall be evidenced by an Issuer Order and an Officers' Certificate. In case of any redemption at the election of the Issuer, the Issuer shall, not less than 45 nor more than 60 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

                  Section 1105. Selection by Trustee of Securities to Be
Redeemed.

                  If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Securities are listed, or if the Securities are not so listed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable; provided that Securities redeemed in part shall be redeemed only in integral multiples of E1,000; provided, further, that any such redemption pursuant to Section 1101(b) shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the Applicable Procedures).

                  The Trustee shall promptly notify the Issuer and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

                  Section 1106. Notice of Redemption.

                  Notice of redemption shall be given not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed in the manner provided in this Indenture.

                  All notices of redemption shall state:

                  (a)      the Redemption Date;

                  (b)      the Redemption Price;

                  (c) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

                  (d) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed, and that (unless the Issuer shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

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                  (g)      the names and addresses of the Paying Agent and the
offices or agencies referred to in Section 1002 where such Securities are to be surrendered for payment of the Redemption Price;

                  (h) the CUSIP number, CINS number or ISIN number, if any, relating to such Securities; and

                  (i) the procedures that a Holder must follow to surrender the Securities to be redeemed.

                  Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer 's written request, by the Trustee in the name and at the expense of the Issuer. If the Issuer elects to give notice of redemption, it shall provide the Trustee with a certificate stating that such notice has been given in compliance with the requirements of this Section 1106.

                  The notice if given in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

                  So long as the Securities may be listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Issuer or the Company shall, when there has been a partial redemption of any of the Securities (including with respect to a Change of Control or Offer relating to an Asset Sale), cause to be published in a leading daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort) a notice specifying the aggregate principal amount of Securities outstanding and a list of the Securities drawn for redemption but not surrendered and provide notification of such partial redemption to the Luxembourg Stock Exchange.

                  Section 1107. Deposit of Redemption Price.

                  On or prior to any Redemption Date (but no later than 10:00 a.m. (London time) on the Redemption Date), the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Company or any of its Affiliates is acting as Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or Special Payment Date) any Additional Amounts and accrued interest on, all the Securities or portions thereof which are to be redeemed on that date. The Paying Agent shall promptly mail or deliver to Holders of Securities so redeemed payment in an amount equal to the Redemption Price of the Securities purchased from each such Holder. All money, if any, earned on funds held in trust by the Trustee or any Paying Agent shall be remitted to the Issuer. For purposes of this Section 1107, the Issuer shall choose a Paying Agent which shall not be the Company.

                  Section 1108. Securities Payable on Redemption Date.

                  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Holders will be required to surrender the Securities to be redeemed to the Paying Agent at the address specified in the notice of redemption at least one Business Day prior to the Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security

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

shall be paid by the Issuer at the Redemption Price together with accrued interest to the Redemption Date; provided, however, in the case of Definitive Registered Securities that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates and Special Record Dates according to the terms and the provisions of Section 309.

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium and Additional Amounts, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

                  Section 1109. Securities Redeemed or Purchased in Part.

                  Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 1002 (with, if the Issuer, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased. Upon surrender of a Global Security if redeemed in part, the Paying Agent shall forward the Global Security to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount equal to the redeemed portion of the Global Security, provided that the Global Security shall be in an authorized denomination.

                                 ARTICLE TWELVE

                                    GUARANTEE

                  Section 1201. Guarantors' Guarantee.

                  For value received, each of the Guarantors, in accordance with this Article Twelve and subject to Section 1227 hereof, hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally, to the Trustee and the Holders, as if the Guarantors were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee).

                  Section 1202. Continuing Guarantee; No Right of Set-Off; Independent Obligation.

                  (a) This Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Each Guarantor, jointly and severally, covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this

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

Indenture including those set forth in Article Eight. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by the Issuer under this Indenture and the Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Issuer.

                  (b) Each Guarantor, jointly and severally, hereby guarantees that the Indenture Obligations will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise).

                  (c) Each Guarantor, jointly and severally, guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the holders of the Securities.

                  (d) Each Guarantor's liability to pay or perform or cause the performance of the Indenture Obligations under this Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to the Guarantors in the manner prescribed in Section 106 hereof.

                  (e) Except as provided herein, the provisions of this Article Twelve cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee has been delivered by each Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to any Guarantor affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Issuer to any Guarantor.

                  (f) This Guarantee is a guarantee of payment, performance and compliance and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by the Issuer or upon any event or condition whatsoever.

                  (g) The obligations of the Guarantors set forth herein constitute the full recourse obligations of the Guarantors enforceable against them to the full extent of all their assets and properties.

                  Section 1203. Guarantee Absolute.

                  The obligations of the Guarantors hereunder are independent of the obligations of the Issuer under the Securities and this Indenture and a separate action or actions may be brought and prosecuted against any Guarantor whether or not an action or proceeding is brought against the Issuer and whether or not the Issuer is joined in any such action or proceeding. The liability of the Guarantors hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantors hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

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

                  (a) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Issuer or any other Person under this Indenture or the Securities, or any agreement or instrument relating to any of the foregoing;

                  (b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Issuer, any Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Securities, including any increase or decrease in the Indenture Obligations;

                  (c) the taking of security from the Issuer, any Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

                  (d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of any Guarantor hereunder;

                  (e) the abstention from taking security from the Issuer, any Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

                  (f) any loss, diminution of value or lack of enforceability of any security received from the Issuer, any Guarantor or any other Person, and including any other guarantees received by the Trustee;

                  (g) any other dealings with the Issuer, any Guarantor or any other Person, or with any security;

                  (h) the application by the Holders or the Trustee of all monies at any time and from time to time received from the Issuer, any Guarantor or any other Person on account of any indebtedness and liabilities owing by the Issuer or any Guarantor to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, if any, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any collateral;

                  (i) the release or discharge of the Issuer or any Guarantor of the Securities or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Securities, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of any Guarantor hereunder;

                  (j) any change in the name, business, capital structure or governing instrument of the Issuer or any Guarantor or any refinancing or restructuring of any of the Indenture Obligations;

                  (k) subject to Section 1013(c), the sale of the Issuer's or any Guarantor's business or any part thereof;

                  (l) subject to Article Eight and Section 1013(c), any merger or consolidation, arrangement or reorganization of the Issuer, any Guarantor, any Person resulting from the merger or consolidation of the Issuer or any Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Issuer or any Guarantor;

                  (m) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership, arrangement, readjustment, assignment for the benefit of creditors or distribution of the assets of the Issuer or its assets or any resulting discharge of any obligations of the Issuer (whether voluntary or involuntary) or of any Guarantor (whether voluntary or involuntary) or the loss of corporate existence;

                  (n) subject to Section 1216, any arrangement or plan of reorganization affecting the Issuer or any Guarantor;

                  (o) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Issuer or any Guarantor; or

                  (p) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Issuer or any other obligor under the Securities, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other Guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, each of the Guarantors.

                  Section 1204. Right to Demand Full Performance.

                  In the event of any demand for payment or performance by the Trustee from any Guarantor hereunder, the Trustee or each of the Holders shall have the right to demand its full claim and to receive all interest or other payments in respect thereof until the Indenture Obligations have been paid in full, and the Guarantors shall continue to be jointly and severally liable hereunder for any balance which may be owing to the Trustee or the Holders by the Issuer under this Indenture and the Securities. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and any Guarantor, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Issuer or any part thereof.

                  Section 1205. Waivers.

                  (a) Each Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Issuer of any of the terms, covenants, conditions and provisions of this Indenture or the Securities or any other notice whatsoever to or upon the Issuer or such Guarantor with respect to the Indenture Obligations. Each Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Securities and all of the provisions therein contained and consents to and approves the same. Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment.

                  (b) Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Issuer, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

                  (i) initiate or exhaust any rights, remedies or recourse against the Issuer, any Guarantor or any other Person;

                  (ii) value, realize upon, or dispose of any security of the Issuer or any other Person held by the Trustee or the Holders; or

                  (iii) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity;

before requiring or becoming entitled to demand payment from such Guarantor under this Guarantee.

                  Section 1206. The Guarantors Remain Obligated in Event the Issuer Is No Longer Obligated to Discharge Indenture Obligations.

                  It is the express intention of the Trustee and the Guarantors that if for any reason the Issuer has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by the Issuer or if any of the Indenture Obligations owing by the Issuer to the Trustee or the Holders becomes irrecoverable from the Issuer by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of the Guarantors contained in this Article Twelve shall nevertheless be binding upon the Guarantors, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Issuer have been discharged, or such earlier time as Section 402 shall apply to the Securities and the Guarantors shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

                  Section 1207. Fraudulent Conveyance; Subrogation.

                  (a) Any term or provision of this Guarantee to the contrary notwithstanding, the aggregate amount of the Indenture Obligations guaranteed hereunder shall be reduced to the extent necessary to prevent this Guarantee from violating or becoming

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voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  (b) Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under Bankruptcy Law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Twelve.

                  Section 1208. Guarantee Is in Addition to Other Security.

                  This Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Issuer and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of each of the Guarantors any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

                  Section 1209. Release of Security Interests.

                  Without limiting the generality of the foregoing and except as otherwise provided in this Indenture, each Guarantor hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of the Guarantors hereunder, shall not be affected by any and all releases for any purpose of any collateral, if any, from the Liens and security interests created by any collateral document and that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

                  Section 1210. No Bar to Further Actions.

                  Except as provided by law, no action or proceeding brought or instituted under this Article Twelve and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under this Article Twelve and this Guarantee by reason of any further default or defaults under this Article Twelve and this Guarantee or in the payment of any of the Indenture Obligations owing by the Issuer.

                  Section 1211. Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.

                  (a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Twelve and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

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                  (b)      Nothing contained in this Article Twelve shall limit
the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

                  Section 1212. Trustee's Duties; Notice to Trustee.

                  Any provision in this Article Twelve or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of any Guarantor, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee's negligence, bad faith or willful misconduct.

                  Section 1213. Successors and Assigns.

                  All terms, agreements and conditions of this Article Twelve shall extend to and be binding upon each Guarantor and its successors and permitted assigns and shall inure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that the Guarantors may not assign any of their rights or obligations hereunder other than in accordance with Article Eight.

                  Section 1214.  Release of Guarantee.

                  (a) Concurrently with the payment in full of all of the Indenture Obligations, the Guarantors shall be released from and relieved of their obligations under this Article Twelve. The Guarantee may also be released in accordance with Article Eight or Section 1013(c). Upon the delivery by the Issuer to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that the payment or transaction giving rise to the release of this Guarantee was made by the Issuer in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under this Guarantee. If any of the Indenture Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and each Guarantor shall enter into an amendment to this Guarantee evidencing such revival and reinstatement.

                  (b) If a Subordinated Guarantor is the subject of a disposal following an Event of Default, the Subordinated Guarantee given by such Subordinated Guarantor and all liabilities (actual or contingent) thereunder are to be released on notice by the senior agent under the Bank Credit Agreement to the Trustee to enable such Subordinated Guarantor to be disposed of to the relevant purchaser free of any liability to the Holders. Any such release of a Subordinated Guarantee will only be made if any corresponding guarantee of the lenders under the Bank Credit Agreement and all other obligations for or in respect of Designated Senior Debt or such Subordinated Guarantor are also released at the time of the relevant disposal and provided that such release is made in accordance with Clause 14.2 (Sales by Security Agent) of the Intercreditor Deed attached hereto as Exhibit C.

                  Section 1215. Execution of Guarantee.

                  To evidence the Guarantee, each Guarantor hereby agrees to execute the guarantee substantially in the form set forth in Section 204, to be endorsed on each Security

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authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each Guarantor by its Chairman of the Board, its President, its Chief Executive Officer, Chief Operating Officer or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

                  Section 1216. Subordinated Guarantee Obligations Subordinated to Designated Senior Debt.

                  Each Subordinated Guarantor covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees that, to the extent and in the manner hereinafter set forth in this Article Twelve, the Indebtedness represented by the Subordinated Guarantees and the payment of the principal of premium, if any, and interest on each and all of the Subordinated Guarantees and all other Indenture Obligations in respect of a Subordinated Guarantor are hereby expressly made subordinated and subject in right of payment as provided in this Article Twelve to the prior payment in full, in cash, or in any other form as acceptable to the holders of the Designated Senior Debt, of Guarantor Senior Indebtedness.

                  This Article Twelve shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Guarantor Senior Indebtedness and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness and such holders are made obligees hereunder and they or each of them may enforce such provisions.

                  Section 1217. Suspension of Payment When Designated Senior Debt is in Default.

                  (a) Unless Section 1218 shall be applicable, upon the occurrence of any default in the payment of principal of, premium, if any, or interest, on any Designated Senior Debt (a "Payment Default") no payment (other than any payments previously made under Article Four of this Indenture) or distribution of any assets of a Subordinated Guarantor of any kind or character (excluding Permitted Junior Securities) shall be made by such Subordinated Guarantor on account of principal of, premium, if any, or interest on, the Securities or any other Indenture Obligations or on account of the purchase, redemption, defeasance (whether or not under Article Four of this Indenture) or other acquisition of or in respect of the Securities unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Designated Senior Debt with respect to which such Payment Default shall have occurred shall have been discharged or paid in full in cash or in any other form as acceptable to the holders of Designated Senior Debt, after which such Subordinated Guarantor shall resume making any and all required payments in respect of the Securities, including any missed payments.

                  (b) Unless Section 1218 shall be applicable, upon (1) the occurrence of any event (other than a Payment Default) the occurrence of which entitles one or more persons to accelerate the maturity of any Designated Senior Debt (a "Non-payment Default") and (2) receipt by the Trustee and the Subordinated Guarantor from the security agent or any representative selected by a majority of the Designated Senior Debt (the "Senior Representative") of written notice of such occurrence, no payment (other than any payments previously made under the Article Four of this Indenture) or distribution of any assets of a Subordinated Guarantor of any kind or character (excluding Permitted Junior Securities) shall be made by such Subordinated Guarantor on account of any principal of, premium, if any, or interest on, the Securities or any other Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of or in respect of Securities for a period ("Payment Blockage Period") commencing

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on the date of receipt by the Trustee of such notice unless and until the earliest of (subject to any blockage of payments that may then or thereafter be in effect under subsection (a) of this Section 1217) (x) 179 days having elapsed since receipt of such written notice by the Trustee (provided any Designated Senior Debt as to which notice was given shall theretofore have not been accelerated), (y) the date such Non-payment Default and all other Non-payment Defaults as to which notice is also given after such period is initiated shall have been cured or waived or shall have ceased to exist or the Designated Senior Debt related thereto shall have been discharged or paid in full in cash or in any other form as acceptable to the holder of Designated Senior Debt, or (z) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Subordinated Guarantor or the Trustee from the Senior Representative, after which, in each such case, the Subordinated Guarantor shall resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding any other provision of this Indenture, in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by a Subordinated Guarantor or the Trustee of the notice referred to in clause (2) of this paragraph (b) (the "Initial Blockage Period"). Any number of notices of Non-payment Defaults may be given during the Initial Blockage Period; provided that during any 365-day consecutive period only one Payment Blockage Period during which payment of principal of, or interest on, the Securities may not be made may commence and the duration of the Payment Blockage Period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Debt which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

                  (c) In the event that, notwithstanding the foregoing, a Subordinated Guarantor shall make any payment to the Trustee or the holder of any Securities prohibited by the foregoing provisions of this Section 1217, then and in such event such payment shall be paid over and delivered forthwith to a Senior Representative of the holders of the Designated Senior Debt or as a court of competent jurisdiction shall direct.

                  Section 1218. Payment Over of Proceeds Upon Dissolution, Etc.

                  In the event of (a) any insolvency or a bankruptcy case or proceeding, or any reorganization, insolvency, receivership, liquidation, administration or other similar proceeding in connection therewith, relative to a Subordinated Guarantor or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of a Subordinated Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of a Subordinated Guarantors, then and in any such event:

                  (1) the holders of Guarantor Senior Indebtedness shall be entitled to receive payment in full in cash or in any other form acceptable to the holders of Designated Senior Debt of all Guarantor Senior Indebtedness of all amounts due or in respect of all Guarantor Senior Indebtedness before the Holders of the Subordinated Guarantees are entitled to receive any payment or distribution of any kind or character (excluding Permitted Junior Securities) on account of the principal of, premium, if any, or interest on the Subordinated Guarantees or any other Indenture Obligations in respect of a Subordinated Guarantor; and

                  (2) any payment or distribution of assets of such Subordinated Guarantor of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise to which the Holders or the Trustee would be entitled but for

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the provisions of this Article Twelve shall be paid by the liquidating trustee or agent or other person making such payment or distribution whether, trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Indebtedness or the Senior Representative or to their trustee or trustees under any indenture under which any instruments evidencing any Designated Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Guarantor Senior Indebtedness held or represented by each to the extent necessary to make payment in full in cash or in any other form acceptable to the holders of Designated Senior Debt of all Guarantor Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the holders of Guarantor Senior Indebtedness; and

                  (3) in the event that, notwithstanding the foregoing provisions of this Section 1218, the Trustee or the Holder of any Subordinated Guarantees shall have received any payment or distribution of assets of such Subordinated Guarantor of any kind or character, whether in cash, property or securities, in respect of principal, premium, if any, and interest on the Subordinated Guarantees or any other Indenture Obligations in respect of a Subordinated Guarantor before all Guarantor Senior Indebtedness is paid in full then and in such event such payment on distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent, or other person making payment or distribution of assets of such Subordinated Guarantor for application to the payment of all Guarantor Senior Indebtedness remaining unpaid to the extent necessary to pay all Guarantor Senior Indebtedness in full in cash or any other form as acceptable to the holders of Designated Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Indebtedness.

                  The consolidation of such Subordinated Guarantor with, or the merger of the Subordinated Guarantor with or into another person or the liquidation or dissolution of the Subordinated Guarantor following the sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of the Subordinated Guarantor's properties or assets to another person upon the terms and conditions set forth in Article Eight of this Indenture shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Subordinated Guarantor for the purposes of this Section 1218 if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of such Subordinated Guarantor's properties or assets, as the case may be, shall, as part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, comply with the conditions set forth in Article Eight of this Indenture.

                  Section 1219. Reliance on Subordination.

                  Each Holder of a Subordinated Guarantee by purchasing or accepting a Subordinated Guarantee waives any and all notice of the creation, modification, renewal, extension or accrual of any Guarantor Senior Indebtedness and notice of or proof of reliance by any holder or owner of Guarantor Senior Indebtedness upon this Article Twelve; and the Guarantor Senior Indebtedness shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Article Twelve and the Intercreditor Deed, and all dealings between a Subordinated Guarantor and the holders and owners of the Guarantor Senior Indebtedness shall be deemed to have been consummated in reliance upon this Article Twelve and the Intercreditor Deed.

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                  Section 1220. Obligations of Guarantor Unconditional.

                  Nothing contained in this Article Twelve or elsewhere in this Indenture, the Securities or the Intercreditor Deed is intended to or shall impair, as between a Subordinated Guarantor and the holders of the Subordinated Guarantee, the obligation of such Subordinated Guarantor, which is absolute and unconditional, to pay to the Holders of the Subordinated Guarantee all amounts due and payable under such Subordinated Guarantees as and when the same shall become due and payable in accordance with their terms.

                  Section 1221. No Waiver of Subordination Provisions.

                  (a) No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of a Subordinated Guarantor or by any act or failure to act by any such holder or by any non-compliance by such Subordinated Guarantor with the terms, provisions and covenants of this Indenture or the Intercreditor Deed, regardless of any knowledge thereof any such holder may have or otherwise be charged with.

                  (b) Without limiting the generality of subsection (a) of this Section 1221 and notwithstanding any other provision contained herein, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Subordinated Guarantees, without incurring responsibility to the Holders of the Subordinated Guarantees and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Subordinated Guarantees to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Guarantor Senior Indebtedness, and (4) exercise or refrain from exercising any rights against the Subordinated Guarantor or any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Subordinated Guarantees to take any action to accelerate the maturity of the Securities in accordance with the provisions set forth in this Indenture or to pursue any rights or remedies under this Indenture or under applicable laws if the taking of such action does not otherwise violate the terms of this Article Twelve.

                  Section 1222. Trustee to Effectuate Subordination.

                  Each Holder of the Subordinated Guarantees by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve and in the Intercreditor Deed, and appoints the Trustee as his attorney in fact for any and all such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshalling of assets of a Subordinated Guarantor whether in bankruptcy, insolvency, receivership proceedings or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of such Subordinated Guarantee owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.

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                  Section 1223. Subrogation to Rights of Holder of Guarantor
Senior Indebtedness.

                  Subject to the payment in full of all Guarantor Senior Indebtedness in cash or in any other form as acceptable to the holders of Designated Senior Debt, the Holders of the Subordinated Guarantees shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Guarantor Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Guarantor Senior Indebtedness of any cash, property or securities to which the Holders or Trustee would be entitled except for the provisions of this Article Twelve, and no payments over pursuant to the provisions of this Article Twelve to the holders of Guarantor Senior Indebtedness by Holders of the Subordinated Guarantees or the Trustee, shall, as among the Subordinated Guarantor, its creditors other than holders of Guarantor Senior Indebtedness, and the Holders of the Subordinated Guarantees, be deemed to be a payment or distribution by the Subordinated Guarantor to or on account of the Guarantor Senior Indebtedness.

                  Section 1224. No Suspension of Remedies.

                  Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to this Indenture and as set forth in this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Twelve of the holders, from time to time, of Guarantor Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

                  Section 1225. Provisions Solely to Define Relative Rights.

                  The provisions of this Article Twelve are intended solely for the purpose of defining the relative rights of the Holders of the Subordinated Guarantees on the one hand and the holders of Guarantor Senior Indebtedness on the other hand. Nothing contained in this Article Twelve or elsewhere in this Indenture, the Guarantees or in the Securities is intended to or shall (a) impair, as among a Subordinated Guarantor, its creditors other than holders of Guarantor Senior Indebtedness and the Holders of the Subordinated Guarantees, the obligation of such Subordinated Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against such Subordinated Guarantor of the Holders of the Subordinated Guarantees and creditors of such Subordinated Guarantor other than the holders of Guarantor Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Subordinated Guarantees from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Guarantor Senior Indebtedness(1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of a Subordinated Guarantor referred to in Section 1218, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or
(2) under the conditions specified in Section 1217, to prevent any payment prohibited by such Section or enforce their rights pursuant to paragraph (c) of
Section 1217.

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                  Section 1226. Intercreditor Deed.

                  In order to evidence the subordinated status of the Subordinated Guarantees, the Trustee shall, by executing an accession deed dated as of the Issue Date, become a party to the Intercreditor Deed attached hereto as Exhibit C among the Company, the Issuer, Finco, the original senior lenders named therein, the original bridge lenders named therein, and the senior agent and security agent under the Bank Credit Agreement (the "Intercreditor Deed"). In the event of a conflict between the terms of this Indenture and the terms of the Intercreditor Deed, the terms of the Intercreditor Deed shall govern. Each Holder, by accepting a Security, agrees to be bound to all of the terms and provision of the Intercreditor Deed, as the same may be amended from time to time, as permitted hereby.

                  Section 1227. Limitations of Remedies under Subordinated Guarantees.

                  Notwithstanding any other provision contained herein, with respect to each Subordinated Guarantee, no amount shall, until the Designated Senior Debt has been discharged or paid in full (the "Senior Discharge Date"), become due by a Subordinated Guarantor under that Subordinated Guarantee (whether before or after demand has been made under any such Subordinated Guarantee) and therefore no Enforcement Action may be taken in respect of that Subordinated Guarantee unless and until:

                  (a) an event of default relating to the failure to pay an amount of principal or interest due in respect of the Securities has occurred (the date of such event of default, the "Payment Default Date"); and

                  (b)      the Standstill Period has expired.

For these purposes, the "Standstill Period", with respect to any Subordinated Guarantor, will be the period commencing on the Payment Default Date and ending on the first to occur of:

                           (i) the expiry of 179 days from the Payment Default Date; and

                           (ii) the date upon which an order is made for the dissolution or winding-up of the Subordinated Guarantor; and

                           (iii) the date upon which the shareholders of the Subordinated Guarantor pass a valid resolution for the dissolution or winding-up of such Subordinated Guarantor;

unless the lenders under the Bank Credit Agreement shall have made demand pursuant to a guarantee of Designated Senior Debt of any holding company of the relevant Subordinated Guarantor in which event the Standstill Period will not expire until such time as the Senior Discharge Date occurs or the date upon which one of the events described in paragraphs (ii) or (iii) of this Section 1227 occurs.

                  The Holders and the Trustee shall in addition be entitled to:

                  (x) take any action necessary to preserve the validity and existence of their claims for the full amounts due to them under the Subordinated Guarantees provided that such action shall not include any of the

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                           actions described under paragraphs (a) to (d) of the
                           definition of Enforcement Action; and

                  (y) (to the extent entitled by law) take action against any creditor or creditors of any member of the Company or any Subsidiary, agent, trustee or receiver acting on behalf of such creditors to challenge the basis on which any sale or disposal is to take place pursuant to powers granted to such persons under any security documentation;

                  (z) bring legal proceedings against any person in connection with any securities law violation or common law fraud.

                  Section 1228. Other Indebtedness.

                  All other indebtedness (other than Guarantor Senior Indebtedness) of each Subordinated Guarantor must be subject to the imposition of an equivalent payment blockage period. The Company shall impose a blockage of payments on all other Indebtedness (other than Guarantor Senior Indebtedness) of a Subordinated Guarantor upon the receipt by such Subordinated Guarantor of a Blockage Notice.

                  Section 1229. Notice to Trustee.

                  The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Failure to give such notice shall not affect the subordination of the Securities to Guarantor Senior Indebtedness. Notwithstanding the provisions of this or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof at the address specified in Section 106 from the Issuer or a holder of Guarantor Senior Indebtedness or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Responsible Officer of the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose, the notice with respect to such money provided for in this Section 1229, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

                  Subject to the provisions to Section 601, the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Guarantor Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

                  Section 1230. Reliance on Judicial Order or Certificate of Liquidating Agent.

                  Upon any payment or distribution of assets of the Issuer referred to in this Article, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

                  Section 1231. Trustee Not Fiduciary for Holders of Guarantor Senior Indebtedness.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Issuer or to any other person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee.

                                ARTICLE THIRTEEN

                           SATISFACTION AND DISCHARGE

                  Section 1301. Satisfaction and Discharge of Indenture.

                  This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities as expressly provided for herein) as to all Outstanding Securities hereunder, and the Trustee, upon Issuer Request and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (a)      either

                  (1) all the Securities theretofore authenticated and delivered (other than (i) lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 308 or (ii) all Securities whose payment has theretofore been deposited in trust or segregated and held in trust by the Issuer or the Company and thereafter repaid to the Issuer or the Company or discharged from such trust as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                  (2) all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Issuer; and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in Euro or European Government Obligations sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, any Additional Amounts and accrued interest on, such Securities at such Maturity, Stated Maturity or Redemption Date;

                  (b) the Issuer or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Issuer and any Guarantor; and

                  (c) the Issuer or the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel, in form and substance reasonably satisfactory to the Trustee, each stating that (i) all conditions precedent herein relating to the satisfaction and discharge hereof have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer, any Guarantor or any Subsidiary is a party or by which the Issuer, any Guarantor or any Subsidiary is bound.

                  Notwithstanding the satisfaction and discharge hereof, the obligations of the Issuer to the Trustee under Section 607 and, if Euro or European Government Obligations shall have been deposited with the Trustee pursuant to subclause (2) of subsection (a) of this Section 1301, the obligations of the Trustee under Section 1302 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

                  Section 1302. Application of Trust Money.

                  Subject to the provisions of the last paragraph of Section 1003, all Euro or European Government Obligations deposited with the Trustee pursuant to Section 1301 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, any Additional Amounts and interest on, the Securities for whose payment such Euro or European Government Obligations have been deposited with the Trustee.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                             SIGNED as a deed
                                             for and on behalf of
                                             LUCITE INTERNATIONAL FINANCE plc

                                             By: /s/ Ian Lambert
                                                 ---------------
                                                 Name: Ian Lambert
                                                 Title: Director

                                             By: /s/ Annie S. Veerman
                                                 --------------------
                                                 Name: Annie S. Veerman
                                                 Title: Chief Financial Officer

SIGNED as a deed
for and on behalf of
THE BANK OF NEW YORK

By: /s/ Alison Mitchell
    -------------------
    Name: Alison Mitchell
    Title: Assistant Treasurer

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                             SIGNED as a deed
                                             for and on behalf of
                                             LUCITE INTERNATIONAL GROUP
                                             HOLDINGS LIMITED

                                             By: /s/ Ian Lambert
                                                 ---------------
                                                 Name: Ian Lambert
                                                 Title: Director

                                             By: /s/ Annie S. Veerman
                                                 --------------------
                                                 Name: Annie S. Veerman
                                                 Title: Chief Financial Officer

SIGNED as a deed
for and on behalf of
THE BANK OF NEW YORK

By: /s/ Alison Mitchell
    -------------------
      Name: Alison Mitchell
      Title: Assistant Treasurer

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                             SIGNED as a deed
                                             for and on behalf of
                                             LUCITE INTERNATIONAL
                                             INVESTMENT LIMITED

                                             By: /s/ Ian Lambert
                                                 ---------------
                                                 Name: Ian Lambert
                                                 Title: Director

                                             By: /s/ Annie S. Veerman
                                                 --------------------
                                                 Name: Annie S. Veerman
                                                 Title: Chief Financial Officer:

SIGNED as a deed
for and on behalf of
THE BANK OF NEW YORK

/s/ Alison Mitchell
-------------------
      Name: Alison Mitchell
      Title: Assistant Treasurer

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                             SIGNED as a deed
                                             for and on behalf of
                                             LUCITE INTERNATIONAL HOLDINGS
                                             LIMITED

                                             By: /s/ Ian Lambert
                                                 ---------------
                                                 Name: Ian Lambert
                                                 Title: Director

                                             By: /s/ Annie S. Veerman
                                                 --------------------
                                                 Name: Annie S. Veerman
                                                 Title: Chief Financial Officer:

SIGNED as a deed
for and on behalf of
THE BANK OF NEW YORK

/s/ Alison Mitchell
-------------------
      Name: Alison Mitchell
      Title: Assistant Treasurer

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                             SIGNED as a deed
                                             for and on behalf of
                                             LUCITE INTERNATIONAL HOLDCO
                                             LIMITED

                                             By: /s/ Ian Lambert
                                                 ---------------
                                                 Name: Ian Lambert
                                                 Title: Director

                                             By: /s/ Annie S. Veerman
                                                 --------------------
                                                 Name:  Annie S. Veerman
                                                 Title: Chief Financial Officer

SIGNED as a deed
for and on behalf of
THE BANK OF NEW YORK

/s/ Alison Mitchell
-------------------
      Name: Alison Mitchell
      Title: Assistant Treasurer

                                                                       EXHIBIT A

                           FORM OF INTERCREDITOR DEED

                                                                  EXECUTION COPY

                                                                  CONFORMED COPY

                             Dated 2 November, 1999




                             INEOS ACRYLICS LIMITED
                        INEOS ACRYLICS UK BONDCO LIMITED
                         INEOS ACRYLICS UK FINCO LIMITED
                      and the other companies named herein
                                from time to time
                                   as Obligors

                                DEUTSCHE BANK AG
                                       and
                        MERRILL LYNCH CAPITAL CORPORATION
                           as Original Senior Lenders

                          THE INSTITUTIONS NAMED HEREIN
                           as Original Bridge Lenders

                                DEUTSCHE BANK AG
                                 as Senior Agent

                                DEUTSCHE BANK AG
                                as Security Agent

                             THE HIGH YIELD TRUSTEE
                                (upon accession)


                               INTERCREDITOR DEED








                               SHEARMAN & STERLING
                                     London

                                    CONTENTS

CLAUSE                                                                                                     PAGE
2. PURPOSE AND RANKING......................................................................................ix

3. UNDERTAKINGS OF OBLIGORS.................................................................................ix

4. BRIDGE CREDITORS..........................................................................................x

7. PERMITTED PAYMENTS......................................................................................xii

8. SUSPENSION OF PERMITTED PAYMENTS.........................................................................xv

9. TURNOVER.................................................................................................xv

10. SUBORDINATION..........................................................................................xvi

11. RESTRICTIONS ON ENFORCEMENT..........................................................................xviii

12. PERMITTED ENFORCEMENT..................................................................................xix

13. PROCEEDS OF ENFORCEMENT OF SECURITY....................................................................xix

14. ENFORCEMENT OF SECURITY.................................................................................xx

15. PRO RATA AND LOSS SHARING ARRANGEMENTS.................................................................xxi

16. MISCELLANEOUS........................................................................................xxiii

17. SUBROGATION..........................................................................................xxiii

18. PROTECTION OF SUBORDINATION...........................................................................xxiv

19. PRESERVATION OF DEBT...................................................................................xxv

20. POWER OF ATTORNEY......................................................................................xxv

21. CHANGES TO THE PARTIES.................................................................................xxv

22. HEDGING LENDERS.......................................................................................xxvi

23. AMENDMENTS TO FINANCE DOCUMENTS......................................................................xxvii

24. STATUS OF OBLIGORS..................................................................................xxviii

25. NOTICES.............................................................................................xxviii

26. NO IMPLIED WAIVERS..................................................................................xxviii

27. PARTIAL INVALIDITY....................................................................................xxix

28. GOVERNING LAW AND SUBMISSION TO JURISDICTION..........................................................xxix

29. PERPETUITIES...........................................................................................xxx

30. COUNTERPARTS...........................................................................................xxx

SCHEDULE 1................................................................................................xxxi

         THE OBLIGORS.....................................................................................xxxi

CLAUSE                                                                                                     PAGE
SCHEDULE 2...................................................................................................xxxii

SCHEDULE 3..................................................................................................xxxiii

SCHEDULE 4...................................................................................................xxxiv

         DEED OF ACCESSION FOR HIGH YIELD TRUSTEE............................................................xxxiv

SCHEDULE 5....................................................................................................xxxv

         Part 1 - Summary of High Yield Guarantee and Subordination Provisions................................xxxv

         Part 2 - Agreed Form of High Yield Indenture Subordination Provisions..............................xxxvii

THIS DEED  is made on 2 November, 1999

BETWEEN:-

(1) INEOS ACRYLICS LIMITED, a company incorporated in England with registered number 383057 (the "PARENT");

(2) INEOS ACRYLICS UK BONDCO LIMITED, a company incorporated in England with registered number 3830500 (the "ISSUER");

(3) INEOS ACRYLICS UK FINCO LIMITED, a company incorporated in England with registered number 3830160 ("UK FINCO");

(4)      THE OTHER COMPANIES named in Schedule 1 as Obligors;

(5) DEUTSCHE BANK AG and MERRILL LYNCH CAPITAL CORPORATION as the Original Senior Lenders (the "ORIGINAL SENIOR LENDERS");

(6) THE INSTITUTIONS named in Schedule 1 Part B as the Original Bridge Lenders (the "ORIGINAL BRIDGE Lenders");

(7)      DEUTSCHE BANK AG as the Senior Agent;

(8)      DEUTSCHE BANK AG as Security Agent; and

(9) THE HIGH YIELD TRUSTEE upon accession pursuant to Clause 5 (High Yield Undertakings) hereof.

IT IS AGREED AS FOLLOWS:-

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         In this Deed:-

         "BRIDGE CREDITOR" means each of the Original Bridge Lenders and their respective successors, assignees and transferees and includes any person to whom any Bridge Debt may be payable or owing (whether or not matured) from time to time;

         "BRIDGE DEBT" means all Indebtedness payable or owing by the Obligors or any of them to the Bridge Creditors or any of them pursuant to the Bridge Finance Documents;

         "BRIDGE FACILITY AGREEMENTS" means

         (a) the bridge facility agreement dated the date hereof among, the Issuer, the Bridge Guarantor and the Bridge Creditors specified in Part I of Part B of Schedule 1 providing for a 364 day term loan facility and (the "SHORT TERM FACILITY");

         (b) the facility agreement dated the date hereof among the Issuer, the Bridge Guarantor and the Bridge Creditors specified in
                  Part II of Part B of Schedule 1 providing for a 10 year term loan facility (the "LONG TERM FACILITY").

         "BRIDGE GUARANTEE" means the unsecured guarantee of the Bridge Debt executed or to be executed by the Bridge Guarantor for the benefit of the Bridge Creditors;

         "BRIDGE GUARANTOR" means ParentCo One in its capacity as guarantor of the Bridge Facility Agreements;

         "ENFORCEMENT ACTION" means any action whatsoever taken by a creditor or creditors or agent or trustee on its or their behalf against any member of the Group to:-

         (a) demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of all or any part of any relevant Indebtedness;

         (b) recover all or any part of the relevant Indebtedness (including, without limitation, by exercising any rights of set-off or combination of accounts); or

         (c) exercise or enforce or require any agent or trustee to exercise or enforce any rights under or pursuant to the provisions of any guarantee granted by a member of the Group in relation to all or any part of the relevant Indebtedness or any rights or security granted pursuant to any security documents or other Security Interest; or

         (d) petition for (or take any other steps or action which may lead to) an Insolvency Event in relation to any member of the Group;

         (e)      commence legal proceedings against any member of the Group; or

         (f) in the case of any Hedging Lender, declare an Early Termination Date under any Hedging Document or demand payment of all or part of any amount which would become payable following an Early Termination Date;

         "FINANCE DOCUMENTS" means each of the Senior Finance Documents, the Hedging Documents, the Bridge Finance Documents, the High Yield Finance Documents and the Intercompany Documents;

         "FINCO/ISSUER LOAN AGREEMENT" means the loan agreement, in the agreed terms, made between the Issuer and UK Finco pursuant to which the proceeds of the Bridge Facility Agreements are or are to be advanced by the Issuer to UK Finco;

         "HEDGING DOCUMENT" means each master agreement or other document delivered by a Hedging Lender to the Security Agent under Clause 22 (Hedging Lenders), providing for interest rate hedging facilities to be made available to one or more of the Obligors (including any contract entered into or confirmation given thereunder) and in each case including any instrument pursuant to which the same is novated, varied, supplemented or amended from time to time;

         "HEDGING LENDER" means any Senior Creditor in its capacity as provider of interest rate hedging facilities to one or more of the Obligors under Hedging Documents;

         "HEDGING LIABILITIES" means all Indebtedness payable or owing by the Obligors or any of them to the Hedging Lenders or any of them pursuant to the Hedging Documents;

         "HIGH YIELD COSTS" means legal fees, accountancy fees, arrangement fees, underwriting fees, roadshow costs and all other fees, costs, taxes and expenses incurred for the purposes of and/or in connection with the issue of the High Yield Notes but excluding, for the avoidance of doubt, indemnified expenses arising due to a breach of the subscription documents for the High Yield Notes or to a misrepresentation or misstatement or alleged misrepresentation or misstatement thereunder or in connection therewith;

         "HIGH YIELD CREDITOR" means each of:-

         (a)      the High Yield Noteholders; and

         (b)      the High Yield Trustee,

         and their respective successors, assignees or transferees and includes any person to whom any High Yield Debt may be payable or owing (whether or not matured) from time to time;

         "HIGH YIELD DEBT" means all Indebtedness payable or owing by the Obligors or any of them to the High Yield Creditors or any of them pursuant to the High Yield Finance Documents;

         "HIGH YIELD FINANCE DOCUMENTS" means the High Yield Notes, the High Yield Senior Guarantees, the High Yield Subordinated Guarantees, the High Yield Indenture and all other documents evidencing the terms of the High Yield Notes (in each case in terms complying with the requirements of Clause 5 (High Yield Undertakings) of this Deed), this Deed and any other agreement or document that may be entered into or executed pursuant thereto or in connection therewith;

         "HIGH YIELD GUARANTORS" means the High Yield Senior Guarantors and the High Yield Subordinated Guarantors;

         "HIGH YIELD INDENTURE" means a note indenture and/or other instrument pursuant to which the High Yield Notes are issued;

         "HIGH YIELD SENIOR GUARANTEES" means the unsecured senior guarantees executed or to be executed by ParentCo One and ParentCo Two in respect of the High Yield Debt and for the benefit of the High Yield Creditors;

         "HIGH YIELD SUBORDINATED GUARANTEES" means the unsecured senior subordinated guarantees in the terms contemplated by Schedule 5 in respect of the High Yield Debt executed or to be executed by the High Yield Subordinated Guarantors and granted for the benefit of the High Yield Creditors;

         "HIGH YIELD SENIOR GUARANTORS" means ParentCo One and ParentCo Two in their capacities as guarantors of the High Yield Notes;

         "HIGH YIELD SUBORDINATED GUARANTORS" means;

         (a)      ParentCo Three;

         (b)      UK Finco;

         (c) Ineos Acrylics UK Overseas HoldCo 1 Limited, a company incorporated with registered number 3830166;

         (d) Ineos Acrylics US HoldCo Limited, a company incorporated with registered number 3830157;

         (e) any other member of the Group which shall have become a guarantor in relation to the High Yield Debt with the consent of the Majority Senior Creditors;

         "HIGH YIELD NOTES" means the bonds issued or to be issued by the Issuer (in an aggregate principal amount of US $200,000,000) as permitted by Clause 7.1(b) (Permitted Bridge Payments) pursuant to Rule 144A and/or Regulation S under the US Securities Act of 1933, as amended, or any notes issued pursuant to an exchange of such bonds for notes registered with the US Securities and Exchange Commission and bearing terms identical to those of the original bonds other than the provision relating to registration rights;

         "HIGH YIELD TRUSTEE" means the trustee appointed on behalf of the holders of the High Yield Notes;

         "INDEBTEDNESS" means in relation to any creditor or group of creditors all present and future indebtedness and other liabilities of any nature payable or owing to such creditor or creditors under or in connection with any specified documentation (including, without limitation, under such documentation as amended, novated, supplemented or restated (whether or not such variation provides for any increase in the relevant indebtedness or liabilities)) whether now existing or arising hereafter, whether actual or contingent and including, without limitation, joint and joint and several indebtedness and liabilities, indebtedness and liabilities arising by reason of any guarantee or indemnity and all amounts expressed to be payable thereunder regardless of whether or not recoverability of such amounts is effected by any insolvency or other relevant law;

         "INSOLVENCY EVENT" means the occurrence of any of the events specified in Clause 17.1(f) to (k) (inclusive) or 17.4 of the Senior Facilities Agreement;

         "INTERCOMPANY CREDITORS" means each Obligor in its capacity as a creditor in relation to any Intercompany Debt;

         "INTERCOMPANY DEBT" means all Indebtedness payable or owing by Intercompany Debtors or any of them to Intercompany Creditors or any of them including, but not limited to, Indebtedness under the Intercompany Documents;

         "INTERCOMPANY DEBTORS" means each Obligor in its capacity as a debtor in relation to, or who is at any time liable (whether actually or contingent) for, any Intercompany Debt;

         "INTERCOMPANY DOCUMENTS" means the agreements under or by which any Intercompany Debt advanced on the Completion Date is outstanding (and includes, for the avoidance of doubt, the Finco/Issuer Loan Agreement);

         "MAJORITY SENIOR CREDITORS" means the Majority Banks as defined in the Senior Facilities Agreement, provided that if, at the relevant time, any Bank (as defined therein) is also a Hedging Lender, for the purposes only of calculating voting rights under this Deed in accordance with this definition, the Total Commitments under the Senior Facilities Agreement will be notionally increased by an aggregate amount equal to the aggregate of the Settlement Amounts (being a positive number), if any, which would be payable to the Hedging Lenders under the Hedging Documents were the date on which the calculation is made deemed to be an Early Termination Date for which any Obligor is the Defaulting Party (and for this purpose "SETTLEMENT AMOUNT", "EARLY TERMINATION DATE" and "DEFAULTING PARTY" shall have the meaning ascribed to them in the applicable Hedging Document), such amount to be certified by the relevant Senior Finance Party in reasonable detail (including the quotations obtained in connection therewith) and each Bank which is a Hedging Lender will be deemed to have the aggregate amount of its Commitments increased by the Settlement Amount with respect to the Hedging Documents to which it is party;

         "PARENTCO ONE" means Ineos Acrylics UK ParentCo 1 Limited a company incorporated in England with registered number 3829877;

         "PARENTCO TWO" means Ineos Acrylics UK Parent Co 2 Limited a company incorporated in England with registered number 3830534;

         "PARENTCO THREE" means Ineos Acrylics UK Parent Co 3 Limited a company incorporated in England with registered number 3830184;

         "OBLIGORS" means each of the companies specified in Schedule 1 and any company which becomes an Obligor in accordance with Clause 21.3 (New Obligors);

         "SECURITY AGENT" means Deutsche Bank AG acting in its capacity as trustee in relation to the Security Documents or such other person as may from time to time act in that capacity;

         "SENIOR AGENT" means Deutsche Bank AG acting in its capacity as agent for the Senior Creditors or such other person as may from time to time act in that capacity;

         "SENIOR CREDITOR" means each of the Original Senior Creditors, each Ancillary Bank, each Issuing Bank, each Hedging Lender, the Arrangers, the Senior Agent, the Security Agent and their respective successors, assignees and transferees;

         "SENIOR DEBT" means all Indebtedness payable or owing by the Obligors or any of them to the Senior Creditors or any of them pursuant to the Senior Finance Documents (as such Senior Debt may be renewed, extended, substituted, refinanced, restructured or replaced including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings and replacements and any increases);

         "SENIOR DISCHARGE DATE" means the date on which all Senior Debt has been fully paid and discharged and all commitments of the Senior Creditors have been canceled or terminated to the satisfaction of the Senior Agent;

         "SENIOR FACILITIES AGREEMENT" means the senior facilities agreement dated the date of this Deed among the Parent, certain of the other Obligors, the Original Senior Creditors, the Security Agent, the Arrangers and the Senior Agent.

1.2      AMENDMENTS AND VARIATIONS

         References in this Deed to (or to any provisions of, or definitions contained in) this Deed or any other document shall be construed as references to this Deed, that provision, that definition or that document as in force for the time being and as amended, varied, supplemented or novated from time to time but only to the extent that any such amendment, variation, supplement or novation has not been made in contravention of the terms of this Deed.

1.3      INTERPRETATION

         (a) References to a person include that person's respective successors, assignees, transferees and substitutes.

         (b) Headings are for convenience of reference only and shall be ignored in the interpretation of this Deed.

         (c)      In this Deed, unless the context otherwise requires:-

                  (i) references to Clauses and Schedules are to be construed as references to the clauses of, and the schedules to, this Deed; and

                  (ii) words importing the singular shall include the plural, and vice versa.

         (d) Terms defined in or whose interpretation is provided for in the Senior Facilities Agreement shall have the meaning given to them in the Senior Facilities Agreement as in effect on the date of this Deed when used in this Deed (whether before or after the Senior Discharge Date) unless separately defined or interpreted in this Deed.

2.       PURPOSE AND RANKING

         The principal purpose of this Deed is that the Senior Debt should rank
         (a) (to the extent provided herein) in priority to the Bridge Debt and, after the Bridge Debt has been repaid in full, the High Yield Debt and
         (b) the Intercompany Debt. This Deed does not purport to rank the various elements of the Senior Debt as between themselves nor to rank the Bridge Debt, the High Yield Debt and the Intercompany Debt (or any elements thereof) as between themselves.

3.       UNDERTAKINGS OF OBLIGORS

3.1 Subject as provided in Clauses 3.2 and 3.3, each Obligor undertakes to each of the Senior Creditors that, until the Senior Discharge Date, except as the Majority Senior Creditors have previously consented in writing, such Obligor will not, and will procure that none of its Subsidiaries will:-

         (a) pay, prepay or repay, or make any distribution in respect of, or on account of, or purchase or acquire, any of the Bridge Debt, the High Yield Debt or the Intercompany Debt in cash or in kind, except as permitted by Clauses 7 (Permitted Payments) and 12 (Permitted Enforcement) (subject as provided in Clause 10 (Subordination)) and save as contemplated by Clause 10.3 (Filing of Claims); or

         (b) discharge any of the Bridge Debt, the High Yield Debt or the Intercompany Debt by set-off, any right of combination of accounts or otherwise except if and to the extent that it is permitted to be paid by Clauses 7 (Permitted Payments) and 12 (Permitted Enforcement) (subject as provided in Clause 10 (Subordination)) and save as contemplated by Clause 10.3 (Filing of Claims); or

         (c) create or permit to subsist, or permit any member of the Group to create or permit to subsist, any Security Interest over any of its assets for any of the Bridge Debt, the High Yield Debt or the Intercompany Debt;

         (d) defease, acquire or agree to acquire or procure any other person to acquire on its account all or any part of the Bridge Debt, the High Yield Debt or the Intercompany Debt; or

         (e) give any financial support (including without limitation, the taking of any participation, the giving of any guarantee, indemnity or other assurance against loss, or the making of any deposit or payment) to any person in respect of the Bridge Debt, the High Yield Debt or the Intercompany Debt or to enable any person to do any of the things referred to in this Clause 3 other than:


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

                  (i)      in the case of the Bridge Debt, the Bridge Guarantee;
                           and

                  (ii) in the case of the High Yield Debt, the High Yield Senior Guarantees and the High Yield Subordinated Guarantees;

         (f) take or omit to take any action whereby the ranking and/or subordination of the Bridge Debt, the High Yield Debt or the Intercompany Debt contemplated by this Deed might reasonably be expected to be impaired except to the extent expressly permitted hereunder.

3.2 Nothing in this Clause 3 shall prevent the exchange of the originally issued High Yield Debt for other High Yield Debt that is registered with the US Securities and Exchange Commission and bears terms identical to those of the originally issued High Yield Debt other than the provisions relating to registration rights.

3.3 The provisions of Clauses 3.1(a), (b) and (d) shall not apply to the Issuer or the High Yield Senior Guarantors to the extent they relate to the High Yield Debt.

4.       BRIDGE CREDITORS

         Each Bridge Creditor undertakes to each of the Senior Creditors that, until the Senior Discharge Date, except as the Majority Senior Creditors have previously consented in writing, no Bridge Creditor will:-

         (a) demand or receive payment, prepayment or repayment of, or any distribution in respect of, or on account of, any of the Bridge Debt in cash or in kind or apply any money or property in or towards the discharge of any Bridge Debt, except to the extent permitted by Clause 7 (Permitted Payments) or Clause 12 (Permitted Enforcement) (subject as provided in Clause 10 (Subordination)) and save as contemplated by Clause 10.3 (Filing of Claims);

         (b) discharge or seek to discharge all or any part of the Bridge Debt by set-off, any right of combination of accounts or otherwise except to the extent that the Bridge Debt is permitted to be paid by Clause 7 (Permitted Payments) or Clause 12 (Permitted Enforcement) (subject as provided in Clause 10 (Subordination)) and save as contemplated by Clause
                  10.3 (Filing of Claims);

         (c) permit to subsist or receive any Security Interest or any financial support, guarantee, indemnity or other assurance against loss, or the making of any deposit (other than funded, unfunded or risk participations in the Bridge Debt by banks or financial institutions) for, or in respect of, any of the Bridge Debt other than the Bridge Guarantee.

5.       HIGH YIELD UNDERTAKINGS

5.1 The Issuer undertakes that, notwithstanding any other provision of this Deed, the High Yield Finance Documents shall not be entered into unless:

         (a)      either:

                  (i) the guarantee and subordination provisions of the High Yield Notes and the High Yield Subordinated Guarantees incorporate and the terms of the High Yield Subordinated Guarantees are(and include provisions in substance) as described in Schedule 5; or

                  (ii) the Senior Agent has confirmed that it is satisfied that guarantee and subordination arrangements in relation to the High Yield Notes are on terms no less favourable to the Senior Creditors than the provisions contained in Schedule 5; and

         (b)      the terms of the High Yield Notes provide that:-

                  (i) the rate of cash pay interest (but not taking into account for this purpose any default interest or special interest) applicable to the High Yield Notes is (and will be) no higher than 15% per annum and payment of interest will be no more frequent than semi-annually; and

                  (ii) the scheduled repayment date of the principal amount of the High Yield Notes is not, and will not be prior to, the tenth anniversary of the date of this Deed unless the Senior Banks otherwise agree; and

         the proceeds of issue of the High Yield Notes are applied immediately to refinance or to repay any Bridge Debt outstanding, accrued or payable at the time of such issue or borrowing and to meet any High Yield Costs or costs of such repayment.

5.2 The Issuer will procure that simultaneously with or prior to entering into any High Yield Finance Documents as contemplated by Clause 5.1 (High Yield Undertakings), the High Yield Trustee will agree to be bound by the provisions of this Deed by entering into a deed of accession substantially in the form of Schedule 4 and the parties hereto from time to time hereby agree to accept such accession.

5.3 The High Yield Trustee agrees, that, upon its accession as referred to in Clause 5.2, the terms of the High Yield Notes in respect of subordination are for the benefit of the Senior Creditors and are hereby incorporated herein.

6.       INTRA-GROUP UNDERTAKINGS

6.1 Until the Senior Discharge Date, except as the Senior Agent (on the instructions of the Majority Senior Creditors) has previously consented in writing, no Intercompany Creditor will:-

         (a) demand or receive payment, prepayment or repayment of or any distribution in respect of (or on account of) any of the Intercompany Debt in cash or in kind or apply any money or property in or towards the discharge of any Intercompany Debt except to the extent permitted by Clause 7 (Permitted Payments) and 12 (Permitted Enforcement) (subject as provided in Clause 10 (Subordination)) and save as contemplated by Clause 10.3 (Filing of Claims);

         (b) discharge or seek to discharge all or any part of the Intercompany Debt by set-off, any right of combination of accounts or otherwise except to the extent permitted by Clause 7 (Permitted Payments) and save as contemplated by Clause 10.3 (Filing of Claims);

         (c) permit to subsist or receive any Security Interest or any financial support (including, without limitation, any guarantee, indemnity, deposit or other assurance against loss) for, or in respect of, any of the Intercompany Debt;

         (d) claim or rank as a creditor in the insolvency, winding-up, bankruptcy or liquidation of any member of the Group other than with respect to Intercompany Debt in accordance with the provisions of Clause 10.3 (Filing of Claims); or

         (e) take or omit to take any action whereby the ranking and/or subordination arrangements provided for in this Deed may be impaired or whereby any Intercompany Debt may be subordinated other than as provided in this Deed.

6.2 Prior to the Senior Discharge Date, except as the Senior Agent (acting on the instructions of the Majority Senior Creditors) shall agree;

         (a) no Obligor will and each Obligor will procure that none of its Subsidiaries will make any payment to the Issuer, the Parent, ParentCo One or ParentCo Two (whether of principal or interest of any Intercompany Debt, by way of loan, by way of dividend or otherwise) or transfer any assets to the Issuer, the Parent, ParentCo One or ParentCo Two save as permitted under Clause 7 (Permitted Payments); and

         (b) ParentCo Three will not declare or pay (including, without limitation, by way of set-off, combination of accounts or otherwise) any dividend or make any other distribution or payment (whether in cash or in kind) to the Parent, ParentCo One or ParentCo Two save as permitted under Clause 7 (Permitted Payments).

7.       PERMITTED PAYMENTS

7.1      PERMITTED BRIDGE PAYMENTS

         (a) Prior to the Senior Discharge Date, but subject to Clause 8 (Suspension of Permitted Payments) and 10 (Subordination), the Issuer may, and following demand under the Bridge Guarantee the Bridge Guarantor may, pay in cash, and the Bridge Creditors may receive and retain payment in cash of:

                  (i) interest on the principal amount of the Bridge Debt payable in cash in accordance with the Bridge Finance Documents (without regard to any amendment after the date of this Deed except as permitted under this
                           Deed) on or after the dates provided for in the Bridge Finance Documents and only in accordance with the terms thereof; and

                  (ii) the payment of fees, costs, taxes and expenses under the Bridge Facility Agreements (without regard to any amendment after the date of this Deed except as permitted under this Deed) payable in accordance with the terms thereof.

         (b) No prepayment, repayment, redemption, purchase, repurchase or acquisition of principal of the Bridge Debt prior to the Senior Discharge Date may be made without the consent of the Majority Senior Creditors, except that the Issuer may:

                  (i) prepay the whole (but not part) of the Bridge Debt from the proceeds of the issue of the High Yield Notes provided that the requirements of Clause 5 (High Yield Undertakings) have been met in relation to such issue of High Yield Notes together with, (to the extent that the proceeds of the High Yield Notes are insufficient to prepay the Bridge Debt in full) the proceeds of:

                           (A) an issue of ordinary shares to ParentCo Three the funds for subscription of which have been obtained by ParentCo Three from an issue of ordinary or preference shares by the Parent (on the same terms as provided for in the Articles of Association of the Parent at the date hereof) such proceeds being subscribed by way of ordinary share capital by the Parent in ParentCo One, by ParentCo One in ParentCo Two and by ParentCo Two in ParentCo Three; or

                           (B) a loan subordinated on terms satisfactory to the Majority Senior Creditors (including, without limitation, as to timing of payments) and advanced by a person approved by the Majority Senior Creditors; and

                  (ii) repay the Short Term Facility from the proceeds of the Long Term Facility.

         (c) After the Senior Discharge Date any such payments may be made and received freely in accordance with the terms of the Bridge Facility Agreements.

7.2      PERMITTED INTRA-GROUP PAYMENTS TO THE ISSUER - BRIDGE DEBT

         Subject as provided in Clause 8 (Suspension of Permitted Payments), if the Issuer shall be entitled to make a payment under this Deed in respect of the Bridge Debt under Clause 7.1(a) (Permitted Bridge Payments), UK FincCo shall be entitled to pay to the Issuer on or about the date on which such payment in respect of the Bridge Debt is to be made an amount (but only by way of payment of interest pursuant to the Finco/Issuer Loan Agreement or by way of intra-group loan) equal to the amount of the payment which the Issuer is entitled to make in respect of the Bridge Debt subject to the Issuer giving to the Senior Agent not less than 10 Business Days' prior notice in writing of the intention to make any such payment save to the extent that such payment is of interest on the Bridge Debt on its due date and provided that any such amount shall only be paid by UK Finco to the Issuer not more than 5 Business Days prior to the date of any payments specified in paragraphs
         (i) and (ii) of Clause 7.1(a) above.

7.3      PERMITTED UK FINCO/ISSUER  PAYMENTS - HIGH YIELD NOTES

         (a) Prior to the Senior Discharge Date, but subject to Clause 8 (Suspension of Permitted Payments) and the repayment in full of the Bridge Debt, UK Finco may pay to the Issuer in cash, on or about the date on which such payment in respect of the High Yield Debt is to be made by way of payment of interest on the Finco/Issuer Loan Agreement or by way of intra-group loan made by UK Finco to the Issuer (and subject to UK Finco giving to the Senior Agent not less than 10 Business Days' prior notice in writing of the intention to make such payment save to the extent that such payment is of interest on the High Yield Debt on its due date):

                  (i) an amount equal to all scheduled interest payments arising as a result of the High Yield Notes the payment of which is provided for in the High Yield Indenture (without regard to any amendment thereof after the date of such High Yield Indenture except as permitted under this Deed) on or after the dates provided for in the High Yield Indenture and only in accordance with the terms thereof together with special interest (not exceeding 1%) arising as a result of not complying with the covenant regarding exchange offers and registration rights in the High Yield Indenture and additional amounts payable as a result of the operation of tax gross-up provisions in the High Yield Indenture;

                  (ii) an amount equal to High Yield Costs and the fees and expenses of the High Yield Trustee and the paying agent, registrars, custodians and book entry depositaries for the High Yield Notes incurred in connection with the High Yield Debt.

                  provided that any such amount shall only be paid by UK Finco to the Issuer not more than 5 Business Days prior to the date of any payment specified in paragraph (i) and (ii) above.

         (b) No prepayment, repayment, redemption, purchase, repurchase or acquisition or defeasance of the Finco/Issuer Loan Agreement may be made by any Obligor prior to the Senior Discharge Date without the consent of the Majority Senior Creditors and no payment shall be made by any UK Finco to the Issuer to enable the Issuer to make any prepayment, repayment, redemption, purchase, repurchase or acquisition or defeasance of the High Yield Notes or any of them.

         (c) After the Senior Discharge Date any such payments may be made and received freely under the Finco/Issuer Loan Agreement.

         (d) For the benefit of the High Yield Creditors only it is agreed that the restrictions contained in this Clause 7.3 (Permitted Finco/Issuer Payment - High Yield Notes) are restrictions on the Obligors undertaken for the benefit of the Senior Creditors and accordingly shall not restrict the right of the High Yield Creditors to receive such amounts under the High Yield Notes subject as provided in the High Yield Notes.

7.4      PERMITTED INTRA-GROUP DEBT PAYMENTS - GENERAL

         Subject as provided in Clause 8 (Suspension of Permitted Payments), in addition to payments permitted by Clause 7.2 (Permitted Intra-Group Payments to the Issuer - Bridge Debt) and Clause 7.3 (Permitted Finco/Issuer Payments - High Yield Notes), any Intercompany Debtor may pay interest or repay or prepay principal of or make any other payment due with respect to any Intercompany Debt and an Intercompany Creditor may receive any such sum, provided that prior to the Senior Discharge Date, no such payment shall be made without the consent of the Senior Agent (acting on the instructions of the Majority Senior Creditors) unless the Intra-Group Creditor which is the recipient of the relevant payment is ParentCo Three or a directly or indirectly wholly-owned subsidiary of ParentCo Three (other than the Issuer) and such Intercompany Debt is permitted under the Senior Facilities Agreement.

7.5      OTHER PERMITTED PAYMENTS TO THE PARENT, PARENTCO ONE AND PARENTCO TWO

         Subject as provided in Clause 8 (Suspension of Permitted Payments) and the High Yield Finance Documents, ParentCo Three, shall be entitled to make payments to the Parent, ParentCo One or ParentCo Two by way of payment of interest or repayment of capital in respect of Intercompany Debt or by way of dividend on shares or by way of lawful intra-group loan but only if and to the extent that the Parent, ParentCo One or ParentCo Two requires the monies for the following purposes:-

                  (i) taxes, duties or similar fees payable by the Parent, ParentCo One or ParentCo Two to the Revenue Commissioners, Customs & Excise, or other governmental or regulatory authorities;

                  (ii) fees and expenses properly incurred in the ordinary course of business to auditors and to legal advisers (in each case to the extent such fees and expenses specifically relate to the Parent, ParentCo One or ParentCo Two as the case may be and activities relating to the Parent, ParentCo One or ParentCo Two as the case may be);

                  (iii) arm's length legal fees and any filing, registration or similar fees, costs and expenses incurred in connection with the issue, listing or registration of any securities (permitted to be issued by the terms of the Finance Documents) issued by the Parent, ParentCo One or ParentCo Two, or

                  (iv) payments permitted to be made pursuant to the Investor Side Letter;

         and if the sum to be paid exceeds Pound Sterling1,250,000 in any Financial Year of the Parent, the Parent has given not less than 10 Business Days' notice of the proposed payment in writing to the Senior Agent.

         Notwithstanding the foregoing nothing in this Clause 7.5 shall be deemed to modify in any way of the provisions of the High Yield Finance Documents.

7.6      DUE DILIGENCE RECOVERIES

         Nothing in this Deed shall prevent any of the parties to this Deed making any claims for costs or damages in relation to the Reports provided that:


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

         (a) before any party to this Deed (other than the High Yield Creditors) takes such action, it will notify and (except in the case of the Senior Creditors) consult with the other parties to this Deed (other than the High Yield Creditors) to whom the relevant Report is addressed on the nature of the action to be taken; and

         (b) if any Senior Debt remains outstanding and any party to this Deed (other than the High Yield Creditors) receives any moneys as a result of making any claim for costs or damages in relation to any of the Reports, the relevant recipient shall pay an amount equal to the amount of such moneys (less the costs and expenses incurred in making such claim) to ParentCo Three by way of a loan, which shall form part of the liabilities owing to that party and, as such, shall rank pari passu with other indebtedness due to such party in accordance with the provisions of this Deed and otherwise be subject to the provisions of this Deed governing that indebtedness; and

         (c) any moneys received by a member of the Group as a result of a claim made by it in respect of any Report, to the extent such moneys are not used to reinstate, replace, repair or otherwise invest in assets in respect of which such moneys were received within 180 days after receipt, shall be applied in prepayment of Senior Debt in accordance with Clause 8.3(b) of the Senior Facilities Agreement provided that following acceleration of the Senior Debt any such monies shall be paid upon receipt to the Security Agent to be held on trust and be applied in accordance with the terms of Clause 13 (Proceeds of Enforcement of Security).

8.       SUSPENSION OF PERMITTED PAYMENTS

8.1      FINCO/ISSUER LOAN AGREEMENT

         (a) UK Finco shall not make any payment permitted under Clause 7 (Permitted Payments) upon or in respect of the Finco/Issuer Loan Agreement or to the Issuer if:

                  (i) a default in the payment of any amount with respect to any Senior Debt occurs and is continuing (a "payment default") or

                  (ii) a default, other than a payment default, occurs and is continuing with respect to Senior Debt that permits holders of the Senior Debt as to which such default relates to accelerate its maturity (a "non-payment default") and UK Finco receives a notice of such non-payment default (an "Issuer Blockage Notice") from the Security Agent.

         (b) Payments on the Finco/Issuer Loan Agreement may and shall be resumed upon the earliest of the date on which such default is cured or waived or ceases to exist and, if the Senior Debt has been accelerated, such acceleration has been rescinded or the date on which UK Finco receives notice from the Security Agent terminating such Issuer Blockage Notice or the Senior Discharge Date on which such Senior Debt shall have been discharged or paid in full.

8.2      OTHER INTERCOMPANY DEBT

         Without prejudice to Clause 8.1 (Finco/Issuer Loan Agreement), Clause
         10.3 (Filing of Claims) and 10.4 (Distributions), no Obligor may make any payments permitted by Clause 7.4 (Permitted Intra-Group Debt Payments - General) or Clause 7.5 (Other Permitted Payments to Parent, ParentCo One and ParentCo Two) following an Event of Default if the Senior Agent has, on the instructions of the Majority Senior Creditors, served a written notice on the Parent suspending such payments or a particular payment or category or payment.

9.       TURNOVER

9.1      TURNOVER

         If at any time prior to the Senior Discharge Date:-

         (a) any Hedging Lender receives or recovers a payment or distribution in cash or in kind of, or on account of, any of the Hedging Liabilities as a result of any Enforcement Action which is prohibited by Clause 11.5 (Restrictions on Hedging Enforcement Action); or

         (b) any Bridge Creditor or Intercompany Creditor receives or recovers a payment or distribution in cash or in kind of, or on account of, any of the Bridge Debt or Intercompany Debt which is not permitted by Clause 7 (Permitted Payments) and which, in the case of a Bridge Creditor, it is aware or ought to have been aware is not so permitted; or

         (c) any Obligor or any other member of the Group makes any payment or distribution in cash or in kind on account of the purchase or other acquisition of any of the Bridge Debt or Intercompany Debt which is not permitted by Clause 7 (Permitted Payments); or

         (d) any of the Bridge Debt or Intercompany Debt is discharged by set-off, combination of accounts or otherwise (save to the extent permitted by Clause 7 (Permitted Payments)); or

         (e) the Parent, the Issuer or, ParentCo One or ParentCo Two receives or recovers a payment or distribution in cash or in kind from any member of the Group which it is not entitled to receive in accordance with Clause 7 (Permitted Payments);

         the recipient will upon demand pay and distribute to the Security Agent for application as provided in Clause 13 (Proceeds of Enforcement of Security) the amount of such payment, distribution, recovered proceeds, receipt, set-off, combination of accounts or other discharge, after deducting from the amount recovered, in the case of the Bridge Creditors and Hedging Lenders only, costs and expenses (if any) reasonably incurred by the Bridge Creditors and Hedging Lenders in recovering such payment, distribution, recovered proceeds, receipt, set-off or other discharge or effecting such combination of accounts. Each Obligor in respect of Bridge Debt or Hedging Liabilities shall indemnify the Bridge Creditors or Hedging Lenders upon demand (to the extent of its liability for the Bridge Debt or Hedging Liabilities) for the amount of such payment, distribution, recovered proceeds, set-off, combination of accounts or other discharge so paid and distributed and (if appropriate) costs and expenses and the Bridge Debt or Hedging Liabilities will not be deemed to have been reduced or discharged in any way or to any extent by the relevant payment, distribution, set-off, proceeds, combination of accounts, costs, liabilities or expenses.

9.2      HIGH YIELD

         The turnover provisions set out in Schedule 5 with respect to the High Yield Subordinated Guarantees will apply in relation to the High Yield Debt and the High Yield Creditors will be subject to the provisions thereof.

10.      SUBORDINATION

10.1     SUBORDINATION EVENTS

         If:-

         (a) any resolution is passed or order made for the winding-up, bankruptcy, liquidation, dissolution, administration or reorganisation of any Obligor; or

         (b) any Obligor becomes subject to any insolvency, bankruptcy, reorganisation, administration, receivership (whether relating to all or some only of its assets and whether or not resulting from the enforcement of any of the Security Documents), liquidation, dissolution or other similar proceeding whether voluntary or involuntary (and whether or not involving insolvency); or

         (c) any Obligor assigns its assets for the benefit of its creditors or enters into any composition or arrangement with its creditors generally or any arrangement is ordered or declared whereby its affairs and/or assets are submitted to the control of, or are protected from, its creditors; or

         (d) any Obligor becomes subject to any distribution of its assets in consequence of insolvency, bankruptcy, reorganisation, liquidation, dissolution, examination or administration; or

         (e) any event analogous to any of the foregoing shall occur in relation to any Obligor or its assets in any jurisdiction;

         the provisions of Clauses 10.2 (Subordination), 10.3 (Filing of Claims) and 10.4 (Distributions) shall apply.

10.2     SUBORDINATION

         In any of the circumstances mentioned in Clause 10.1 (Subordination Events) above:-

         (a) the claims against the relevant Obligor in respect of Bridge Debt will be subordinate in right of payment to the claims against the relevant Obligor in respect of the Senior Debt;

         (b) the claims against the relevant Obligor in respect of High Yield Subordinated Guarantees will on the basis provided for in Schedule 5 be subordinate in right of payment to the claims against the relevant Obligor in respect of the Senior Debt; and

         (c) (unless otherwise required by the Senior Agent) the claims against the relevant Obligor in respect of Intercompany Debt will be subordinate in right of payment to the claims against the relevant Obligor in respect of Senior Debt.

10.3     FILING OF CLAIMS

         In any of the circumstances mentioned in Clause 10.1 (Subordination Events), until the time when the Senior Discharge Date has occurred, the Security Agent may, and is irrevocably authorised on behalf of the Bridge Creditors and the Intercompany Creditors respectively to:-

         (a) demand, claim, enforce and prove for the Bridge Debt and Intercompany Debt (if any) owed by, or any other claims against, the relevant Obligor;

         (b) file claims and proofs, give receipts and take all such proceedings and do all such things as the Security Agent considers reasonably necessary to recover the Bridge Debt and Intercompany Debt (if any) owed by, or any other claims against, the relevant Obligor; and

         (c) receive all distributions on or on account of the Bridge Debt and Intercompany Debt (if any) owed by, or any other claims against, the relevant Obligor for application in accordance with Clause 13 (Proceeds of Enforcement of Security).

         If, and to the extent that, the Security Agent is itself not entitled to demand, claim, enforce, prove, file, give receipts or take proceedings for the recovery of the Bridge Debt or the Intercompany Debt, the relevant Obligor, the Bridge Creditors or the Intercompany Creditors (as the case may be) will do so in good time as requested by the Security Agent from time to time after the occurrence of any of the circumstances mentioned in Clause 10.1 (Subordination Events) above.

10.4     DISTRIBUTIONS

         (a) In any of the circumstances mentioned in Clause 10.1 (Subordination Events), until the Senior Discharge Date (i) each Bridge Creditor and Intercompany Creditor will, upon demand by the Security Agent, pay an amount equal to the amount of all distributions in cash or in kind received in consequence of such circumstances by, or by any agent or trustee for, such Bridge Creditor or Intercompany Creditor (as the case may be) in respect of the Bridge Debt or

                  Intercompany Debt (as the case may be) to the Security Agent and (ii) all payments or distributions in cash or in kind in such circumstances which are payable or deliverable upon or with respect to the High Yield Subordinated Guarantees or any part thereof shall be paid or delivered to the Security Agent in accordance with and to the extent required by the provisions of Schedule 5, in either case, for application in accordance with Clause 13 (Proceeds of Enforcement of Security) and pending such application the Security Agent will hold such distribution on trust for the beneficiaries entitled thereto (according to the ranking of entitlements set out in Clause 13 (Proceeds of Enforcement of Security)).

         (b) In any of the circumstances mentioned in Clause 10.1 (Subordination Events) above, the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the Obligor concerned or their proceeds shall be directed by the relevant creditor to pay distributions on the Bridge Debt, and if required by the Senior Agent, Intercompany Debt direct to the Security Agent until the Senior Debt is paid in full.

         (c) Prior to the Senior Discharge Date, the Bridge Creditors and Intercompany Creditors will (after the occurrence of any of the circumstances mentioned in Clause 10.1 (Subordination Events) above) give all such notices and do all such things as the Senior Agent or the Security Agent may reasonably request to give effect to this Clause 10.4.

10.5     HIGH YIELD

         Without prejudice to the other provisions of this Clause 10 (Subordination), the subordination provisions set out in Schedule 5 will apply in relation to the High Yield Subordinated Guarantees and the High Yield Noteholders will be subject to the provisions thereof.

11.      RESTRICTIONS ON ENFORCEMENT

11.1     RESTRICTIONS ON BRIDGE ENFORCEMENT ACTION

         Until the Senior Discharge Date, without prejudice to Clause 10 (Subordination) except as set forth under Clause 12 (Permitted Enforcement), unless the Majority Senior Creditors have previously consented in writing none of the Bridge Creditors will take any Enforcement Action in relation to the Bridge Debt or pursuant to the Bridge Finance Documents, save to the extent that such Enforcement Action is in respect of a payment permitted to be made under the Bridge Finance Documents in accordance with Clause 7.1(a) (Permitted Bridge Payments) which has not been made.

11.2     RESTRICTIONS ON HIGH YIELD ENFORCEMENT ACTION

         Until the Senior Discharge Date, the High Yield Creditors will be restricted from taking any Enforcement Action to the extent provided for in Schedule 5 and the High Yield Subordinated Guarantees.

11.3     RESTRICTION ON ISSUER ENFORCEMENT ACTION

         Until the Senior Discharge Date, without prejudice to Clause 10 (Subordination) and except as set forth under Clause 12 (Permitted Enforcement), unless the Majority Senior Creditors have previously consented in writing the Issuer shall not be entitled to take any Enforcement Action pursuant to the Finco/Issuer Loan Agreement or in relation to any Indebtedness arising thereunder.

11.4     RESTRICTION ON OTHER INTRA-GROUP DEBT ENFORCEMENT ACTION

         Until the Senior Discharge Date, without prejudice to Clause 10 (Subordination) and subject as provided in Clause 11.3 (Restriction on Issuer Enforcement Action), unless the Majority Senior Creditors have previously consented in writing or so request no Intercompany Creditor shall be entitled


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         to take any Enforcement Action in relation to any Intercompany Debt unless so required by the Security Agent in accordance with the Security Documents.

11.5     RESTRICTION ON HEDGING LENDER ENFORCEMENT ACTION

         Except as set forth under Clause 12 (Permitted Enforcement) and without prejudice to exercise of any rights arising under this Deed or unless the Majority Senior Creditors have previously consented in writing no Hedging Lender shall be entitled to take any Enforcement Action in relation to any Hedging Liabilities.

12.      PERMITTED ENFORCEMENT

12.1     HEDGING ENFORCEMENT

         (a) If the Senior Agent has not served notice under Clause 17.2 (Cancellation and Repayment) of the Senior Facilities Agreement and a payment default occurs under any Hedging Document, a Hedging Bank may terminate or close-out transactions entered into by it under the Hedging Documents (including, without limitation, giving any notice or making any demand required for that purpose or declaring, an Early Termination Date), provided that no other Enforcement Action is taken.

         (b) Each Hedging Bank will, if so requested by the Senior Agent, following service of notice under Clause 17.2 (Cancellation and Repayment) of the Senior Facilities Agreement, terminate or close-out transactions entered into by it under the Hedging Documents.

12.2     LEGAL PROCEEDINGS

         The Bridge Creditors and the Issuer shall in addition to any other permitted Enforcement Action be entitled to:

         (a) take any action necessary to preserve the validity and existence of their claims for the full amounts due to them under the Bridge Finance Documents and the Finco/Issuer loan Agreement provided that such action shall not include any of the action described at paragraphs (a) to (d) of the definition of Enforcement Action; and

         (b) (to the extent entitled by law) take action against any creditor or creditors of any member of the Group or any agent, trustee or receiver acting on behalf of such creditors to challenge the basis on which any sale or disposal is to take place or has taken place pursuant to powers granted to such persons under any security documentation.

13.      PROCEEDS OF ENFORCEMENT OF SECURITY

13.1     ORDER OF APPLICATION

         The proceeds of enforcement of the security conferred by the Security Documents or pursuant to the turnover provisions of the High Yield Finance Documents shall be paid to the Security Agent and those proceeds and all other amounts paid to the Security Agent pursuant to the provisions of this Deed shall be applied in the following order:-

         (a) first, in payment of all costs, charges, expenses and liabilities (and all interest thereon as provided in the Security Documents and this Deed) reasonably incurred by or on behalf of the Security Agent and any receiver, attorney or agent in connection with carrying out its duties and exercising its powers and discretions under the Security Documents and this Deed and the remuneration of the Security Agent and every receiver under the Security Documents and this Deed;


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

         (b) second, in payment of all costs and expenses reasonably incurred by or on behalf of any other Senior Creditor;

         (c)      third, in payment to:

                  (i) the Senior Agent for application towards the balance of the Senior Debt (other than the Hedging Debt) in accordance with the provisions of the Senior Facilities Agreement;

                  (ii) to the Hedging Lenders for application towards unpaid and outstanding Hedging Liabilities;

                  each payment to be made pro-rata to the outstanding Senior Debt (excluding the Hedging Liabilities) and the Hedging Liabilities;

         (d) (to the extent entitled thereto) to the High Yield Trustee for the benefit of the High Yield Creditors;

         (e) fourth, in payment of the surplus (if any) to the Obligor concerned or other person entitled thereto.

13.2     APPROPRIATIONS

         Each Senior Creditor (or any trustee or agent on their behalf) may (subject to any provision of the Senior Finance Documents):-

         (a) apply any moneys or property received under this Deed or from an Obligor or from any other person against the Senior Debt in such order as it sees fit;

         (b) (if it so decides) apply any moneys or property received from an Obligor or from any other person (other than money or property received under the Senior Finance Documents or under this Deed) against any liability other than the Senior Debt owed to it; and

         (c) (unless and until such monies or distributions in the aggregate are sufficient to bring about the Senior Discharge Date if otherwise applied in accordance with the provisions of this Deed) hold in a suspense account (bearing interest at a market rate usual for accounts of that type) any moneys or distributions received from the Bridge Creditors or the Intercompany Creditors or on account of the liability of any Bridge Creditor or Intercompany Creditor (as appropriate) under this Deed.

14.      ENFORCEMENT OF SECURITY

14.1     ENFORCEMENT INSTRUCTIONS

         (a) The Security Agent may refrain from enforcing the security conferred by the Security Documents unless and until instructed by the Majority Senior Creditors. Subject to such security having become enforceable in accordance with the terms of the Security Documents, the Security Agent shall act in relation to the Security Documents in accordance with the instructions of the Majority Senior Creditors or the Senior Agent (acting on the instructions of the Majority Senior Creditors) to enforce or refrain from enforcing the security conferred by the Security Documents as long as it sees (or they see) fit.

         (b) If the Majority Senior Creditors do instruct the Security Agent to enforce the security conferred by the Security Documents, it shall do so (assuming the same to be enforceable) in such manner as the Majority Senior Creditors shall instruct or, in the absence or such instructions, as it sees fit and, subject as required by applicable law, solely having regard to the interests of the Senior Creditors. Neither the Security Agent nor any Senior Creditor shall be responsible to any other person for any failure to enforce or the manner of enforcement of


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

                  the Security Documents save to the extent of any such obligation arising by reason of applicable law.

14.2     SALES BY SECURITY AGENT

         If:-

         (a) pursuant to an enforcement of any of the Security Documents, the Security Agent on the instructions or with the consent of the Majority Senior Creditors sells or otherwise disposes of any asset; or

         (b) the Obligor concerned sells or otherwise disposes of such asset at the request of the Security Agent on the instructions or with the consent of the Majority Senior Creditors after an Event of Default under the Senior Facilities Agreement, the Security Agent is hereby authorised:

                  (i) by each of the Senior Creditors to execute on behalf of itself and each such Senior Creditor any release of the security created by the Security Documents over that asset; and

                  (ii) if such asset comprises all of the shares in the capital of any Obligor, by each of the Senior Creditors and the High Yield Creditors, to execute on behalf of each Senior Creditor and each High Yield Creditor a release of such Obligor from all past, present and future liabilities (both actual and contingent and including, without limitation, any liability to any other Obligor under the Finance Documents by way of contribution or indemnity) in its capacity as a guarantor and to release any Security Interests granted by such Obligor over any of its assets pursuant to any of the Security Documents, provided that:

                           (A) such release will become effective only at the time of the completion of such sale or other disposal and all indebtedness that is pari passu or subordinated to the High Yield Subordinated Guarantee is similarly released; and

                           (B) such release is being made in consideration that to the extent that the proceeds from such sale or other disposal are in excess of the claims of the Senior Creditors, such excess, if any, will be applied first to satisfy the obligations of the relevant High Yield Subordinated Guarantor pursuant to the corresponding High Yield Subordinated Guarantee and (to the extent required by the relevant creditor) any guarantee or other indebtedness pari passu to such High Yield Subordinated Guarantee and second, (to the extent required by the relevant creditor) to satisfy the indebtedness subordinated to such High Yield Subordinated Guarantee.

         The Senior Creditors and the High Yield Trustee (for itself and on behalf of the other High Yield Creditors in accordance with the High Yield Finance Documents) each undertake to execute such releases or other documents as may be necessary to give effect to the above mentioned releases) provided that in each such case the proceeds are to be applied in the manner provided for in this Deed and provided further that any such release of the obligations and liabilities of an Obligor will not affect the obligations and liabilities of any other Obligor to the Senior Creditors or the High Yield Creditors and provided further that there shall be no release of the High Yield Senior Guarantees.

15.      PRO RATA AND LOSS SHARING ARRANGEMENTS

15.1     SENIOR FINANCE PARTIES:

         If any Senior Creditor (the "RECOVERING PARTY") receives an amount in discharge of the Senior Debt (a "RECOVERY") after the date of service of notice of acceleration under Clause 17.2 (Cancellation and


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         Repayment) of the Senior Facilities Agreement other than as a result of a payment under Clause 13.1 (Order of Application) then:

         (a) within two Business Days of receipt of the Recovery, the Recovering Party shall pay to the Security Agent an amount equal (or equivalent) to such Recovery;

         (b) the Security Agent shall redistribute such payment in accordance with Clause 13.1 (Order of Application); and

         (c) save for any receipt by the Recovering Party as a result of the operation of paragraph (b) above, as between the relevant Obligor and the Recovering Party the Recovery shall be treated and deemed as not having been paid.

         Each Senior Creditor shall notify the Security Agent promptly of any such Recovery by it other than by payment through the Security Agent. If any Recovery subsequently has to be wholly or partly refunded by the Recovering Party which paid an amount equal thereto to the Security Agent under Clause 15.1(a), each Senior Creditor to which any part of that amount was distributed shall, on request from the Recovering Party, repay to the Recovering Party that Senior Creditor's pro rata share of the amount which has to be refunded by the Recovering Party.


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

15.2     INDEMNITY

         The Obligors will fully indemnify each of the Senior Creditors on demand for the amount of any payment or distribution in accordance with this Clause 15 to the extent that any such payment or distribution would otherwise result in the reduction or discharge of the Senior Debt.

16.      MISCELLANEOUS

16.1     INFORMATION

         Each Obligor authorises each of the Senior Creditors, the Bridge Creditors and the High Yield Creditors to disclose to each other and to shareholders in any Obligor and any member of the Group all information relating to that Obligor, its Subsidiaries or related entities coming into the possession of any of them in connection with the Senior Finance Documents, the Hedging Documents, the Bridge Finance Documents or the High Yield Finance Documents.

16.2     NON-OBJECTION - SENIOR CREDITORS

         None of the Bridge Creditors or the High Yield Creditors (in their capacities as such) shall have any remedy against any of the Senior Creditors by reason of any transaction entered into between the Senior Creditors (or any of them) or the Senior Agent or Security Agent on their behalf and any member of the Group or any requirement or condition imposed by or on behalf of the Senior Creditors on any member of the Group which violates or is or causes an event of default or default under any of the Bridge Finance Documents and the High Yield Finance Documents provided that such transaction, requirement or condition is made in accordance with the terms of this Deed.

16.3     WARRANTIES PARTIES TO THE INTERCREDITOR DEED

         Each party to this Deed hereby represents and warrants to and for the benefit of each of the other parties to this Deed that:-

         (a) it is duly incorporated (if a corporate person) or duly established (in any other case) and validly existing under the laws of the place of its incorporation or formation; and

         (b) it has all necessary consents, approvals, authorisations and legal capacity to enter into this Deed and the other Transaction Documents to which it is a party and subject to the reservations, this Deed constitutes its legal, valid and binding obligations.

16.4     VALIDITY

         The Senior Creditors hereby agree that they shall not bring any actions to challenge the legality or validity of the High Yield Senior Guarantees or the High Yield Subordinated Guarantees and the High Yield Trustee (on behalf of itself and the other High Yield Creditors) agrees that the High Yield Creditors shall not bring any action to challenge the legality or validity of the guarantees contained in the Senior Finance Documents and/or the Security Documents.

17.      SUBROGATION

17.1     SUBROGATION OF BRIDGE CREDITORS AND HIGH YIELD CREDITORS

         If the Senior Debt is wholly or partially paid out of any proceeds received in respect of or on account of the Bridge Debt or the Finco/Issuer Loan Agreement owing to one or more Bridge Creditors or the Issuer, as the case may be, those creditors will to that extent be subrogated to the Senior Debt so paid (and all security and guarantees for that Senior Debt) but the rights of subrogation so arising cannot (and shall not) be exercised before the Senior Discharge Date. After the Senior Discharge Date, to the


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

         extent that such creditors are entitled to exercise rights of subrogation in accordance with the foregoing, each Senior Creditor (subject to it being indemnified, by cash collateral if so requested, to its reasonable satisfaction against any resulting costs, expenses and liabilities) will give such assistance to enable such rights so to be exercised as the Bridge Creditors or the Issuer, as the case may be, may reasonably request. The High Yield Creditors shall have the subrogation rights contained in Schedule 5.

17.2     NON-SUBROGATION

         Unless and save to the extent otherwise agreed by the Senior Agent, the Intercompany Creditors (other than the Issuer) will not under any circumstances be subrogated to any of the rights of the Senior Creditors or any security arising under the Senior Finance Documents.

18.      PROTECTION OF SUBORDINATION

18.1     CONTINUING SUBORDINATION

         The subordination provisions in this Deed constitute a continuing subordination and benefit to the ultimate balance of the Senior Debt regardless of any intermediate payment or discharge of the Senior Debt, the Bridge Debt or the High Yield Debt in whole or in part.

18.2     WAIVER OF DEFENCES

         The subordination in this Deed and the obligations of each Bridge Creditor, High Yield Creditor, Intercompany Creditor and Obligor under this Deed (without prejudice to the other provisions of this Deed) will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice the subordination or any of those obligations in whole or in part, including without limitation:-

         (a) any time, indulgence or waiver granted to, or composition with, any Obligor or any other person; or

         (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights or remedies against, or security over assets of, any Obligor or other person; or

         (c) any variation or replacement of any Senior Finance Document, Bridge Finance Document, High Yield Finance Document or other document; or

         (d) any unenforceability, illegality, invalidity or frustration of any obligation of an Obligor or security under the Senior Finance Documents, the Bridge Finance Documents or the High Yield Finance Documents or any other document or security; or

         (e) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under any Senior Finance Document, Bridge Finance Document or High Yield Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order;

         (f) the refinancing, renewal, extension, amendment or variation or increase of the Senior Debt.

18.3     VARIATIONS

         Without limiting the generality of Clause 18.2 above (but without prejudice to the other provisions of this Deed), the Senior Creditors may, at any time and from time to time, without the consent of the Bridge Creditors or the High Yield Creditors without incurring responsibility to the Bridge Creditors or the High Yield Creditors and without impairing or releasing the provisions of this Deed do any one or more of the following:-

         (a) change the manner, place, terms or time of payment of, or renew or alter, the Senior Debt or any instrument evidencing the same or any agreement under which the Senior Debt is outstanding;

         (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt;

         (c) release any person liable in any manner for the collection or payment of Senior Debt; and

         (d) exercise or refrain from exercising any rights against any guarantors of the Senior Debt and any other person.

19.      PRESERVATION OF DEBT

         Notwithstanding any term of this Deed postponing, subordinating or preventing the payment of any of the Bridge Debt, High Yield Debt or Intercompany Debt, the Bridge Debt, High Yield Debt or Intercompany Debt concerned shall solely as between the Obligors, the Bridge Creditors, the High Yield Creditors, the Intercompany Creditors and the Intercompany Debtors be deemed to remain owing or due and payable in accordance with the terms of the Bridge Finance Documents, the High Yield Finance Documents or the Intercompany Documents, as the case may be, in order that interest and default interest and indemnity payments will accrue thereon in accordance with and to the extent provided for in the Bridge Finance Documents, the High Yield Finance Documents and the Intercompany Documents respectively. No delay in exercising rights and remedies under any of the Bridge Finance Documents, the High Yield Finance Documents or any Intercompany Document by reason of any term of this Deed postponing, restricting or preventing such exercise shall operate as a permanent waiver of any of those rights and remedies.

20.      POWER OF ATTORNEY

         By way of security for the obligations of each Bridge Creditor and each Intercompany Creditor under this Deed, each Bridge Creditor and each Intercompany Creditor irrevocably appoints (to the extent it is legally able to do so) the Senior Agent as its attorney to do anything which the Bridge Creditor or Intercompany Creditor (a) has authorised any Senior Creditor to do under this Deed and (b) is required and legally able to do by this Deed but has failed to do.

21.      CHANGES TO THE PARTIES

21.1     SUCCESSORS AND ASSIGNS

         This Deed is binding on the successors and assigns of the parties hereto.

21.2     OBLIGORS

         No Obligor may assign or transfer any of its rights (if any) or obligations under this Deed.

21.3     NEW OBLIGORS

         If any member of the Group (a "NEW OBLIGOR") guarantees or otherwise becomes liable for any Senior Debt, Bridge Debt or High Yield Debt or grants security for any thereof the Company will procure that such New Obligor will become a party hereto as an Obligor by the execution of an Obligor deed of accession substantially in the form set out in Schedule 2.

21.4     FINANCE PARTIES

         Subject as provided in Clause 21.5 (Transfers) until the Senior Discharge Date, no Senior Creditor and no Bridge Creditor will assign, transfer or dispose of any of the Senior Debt or Bridge Debt owing to it or transfer by novation or otherwise any of its rights or obligations under the Senior Finance Documents or Bridge Finance Document to any person.

21.5     TRANSFERS

         A Senior Creditor or Bridge Creditor (in this capacity the "Transferor") may assign or otherwise transfer all or any part of its rights and/or obligations under the Senior Finance Documents or Bridge Finance Documents to any person (a "Transferee") which has executed an accession deed in the form provided for in Schedule 3 pursuant to which the Transferee agrees to be bound by all of the terms of this Deed as if it had originally been party to this Deed as a Senior Creditor or Bridge Creditor (as the case may be).

21.6     HIGH YIELD TRUSTEE

         The High Yield Trustee will not assign, transfer or dispose of any of its rights or obligations under any Senior Finance Document to any person, unless that person agrees with the parties hereto that it is bound by all the terms of this Deed as the High Yield Trustee by executing a deed of accession substantially in the form of Schedule 4.

22.      HEDGING LENDERS

22.1     HEDGING DOCUMENTS

         Each Hedging Lender will promptly provide to the Security Agent copies of the relevant Hedging Documents to which it is a party. The Hedging Documents entered into by the Hedging Lenders shall:-

         (a)      be based on the 1992 ISDA Master Agreement; and

         (b) provide that in the event of termination or closing-out of any hedging transaction entered into under the terms of those Hedging Documents for whatever reason, both the relevant Hedging Lender and the relevant Obligor may be obliged to make a compensating payment (with the intent that the defaulting party under the Hedging Documents will be entitled to receive payment under the Hedging Documents if the application of the termination provisions of the Hedging Documents results in a negative number) and that any provision which would entitle the relevant Hedging Lender to refuse to make any payment which would otherwise be due from it shall be disapplied; and

         (c) provide that the relevant Hedging Lender will if so requested by the Senior Representative under Clause 12.1 (Hedging Enforcement Action) following a declaration under Clause 17.2 (Cancellation and Repayments) of the Senior Facilities Agreement be entitled to terminate or close-out any hedging transaction entered into under the relevant Hedging Documents; and

         (d) not elect for the application of Automatic Early Termination (as defined in the Hedging Documents).

22.2     AMENDMENTS:

         No Hedging Lender shall amend or vary the Hedging Documents to which it is party:-

         (a) so that such Hedging Documents cease to comply with the requirements of this Clause 22; or

         (b) in a manner which is materially prejudicial to the interests of the Senior Creditors under the Senior Finance Documents,

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         in each case without the consent of the Security Agent acting on the instructions of the Majority Senior Creditors (for this purpose excluding such Hedging Lender in its capacity as such).

23.      AMENDMENTS TO FINANCE DOCUMENTS

23.1     CHANGES TO BRIDGE FINANCE DOCUMENTS

         Until the Senior Discharge Date, except as the Majority Senior Creditors have expressly consented in writing, no Obligor or Bridge Creditor will amend, vary or supplement or allow to be superseded any provision of the Bridge Finance Documents (or give any waiver, release or consent having the same commercial effect):-

         (a) relating to the entitlement of the Bridge Creditors to receive guarantees and/or Security Interests from members of the Group; or

         (b) if to do so would cause the terms of the Bridge Finance Documents relating to subordination, rate and time for payment of interest or scheduled repayment dates to change; or

         (c) which would otherwise be adverse to the interests of the Senior Creditors as to which a certificate of the Senior Agent (acting reasonably) shall be conclusive.

23.2     CHANGES TO HIGH YIELD FINANCE DOCUMENTS

         Prior to the Senior Discharge Date no Obligor will, without the prior written consent of the Senior Agent (on the instructions of the Majority Senior Creditors), amend any provision of the High Yield Finance Documents (or give any waiver, release or consent having the same commercial effect):-

         (a) relating to the entitlement of the High Yield Noteholders to receive guarantees and/or Security Interests from members of the Group; or

         (b) if to do so would cause the terms of the High Yield Finance Documents relating to subordination, rate and time for payment of interest or scheduled repayment dates to change; or

         (c) which would otherwise be adverse to the interests of the Senior Creditors as to which a certificate of the Senior Agent (acting reasonably) shall be conclusive.

23.3     CHANGES TO INTERCOMPANY DOCUMENTS

         Except as the Senior Agent (on the instructions of the Majority Senior Creditors) has previously consented in writing, no Obligor will amend, vary, waive, supplement or allow to be superseded any provision of the Finco/Issuer Loan Agreement or any other Intercompany Document (or give any waiver, release or consent having the same commercial effect). The Security Agent shall be entitled to agree any changes required to the Finco/Issuer Loan Agreement upon the refinancing of the Bridge Debt with the High Yield Notes provided that such changes shall not adversely affect the position of the Senior Creditors.

23.4     CHANGES TO THIS DEED

         The Security Agent is hereby authorised by the Senior Creditors to agree any amendments which are not of a material nature to this Deed and may be required in connection with the accession of the High Yield Trustee of this Deed and to enter into any document required to give effect to such an amendment on behalf of itself and the Senior Creditors.


                                      xxvii

24.      STATUS OF OBLIGORS

24.1     PRIORITIES

         Each of the Obligors joins in this Deed for the purpose of acknowledging the priorities, rights and obligations recorded in this Deed and undertakes with each of the other parties hereto to observe the provisions of this Deed at all times and not in any way to prejudice or affect the enforcement of such provisions or do or suffer anything which would be inconsistent with the terms of this Deed.

24.2     NO RIGHTS OF OBLIGORS

         None of the Obligors shall (save as provided in Clause 7 (Permitted Payments)) have any rights hereunder and none of the undertakings herein contained on the part of the Senior Creditors or the Bridge Creditors or the High Yield Creditors are given (or shall be deemed to have been given) to, or for the benefit of, the Obligors.

25.      NOTICES

25.1     MODE OF SERVICE

         Any notice or other communication to be served under or in connection with this Deed shall, unless otherwise stated, be made in writing and served by letter, telex or facsimile to the relevant party at its address, telex or facsimile number shown immediately after its name on the signature page of this Deed or set out under its name in Schedule 1 or set out in the accession document by which it became party hereto or such other address or number notified by it to the other parties to this Deed.

25.2     DEEMED SERVICE

         Any notice or other communication served by post will, unless otherwise stated, be deemed served 48 hours after posting, if served in the United Kingdom, and 5 days after posting if served overseas by air mail, or on delivery if delivered personally or by courier. A notice or other communication sent by telex or facsimile transmission will, unless otherwise stated, be deemed served at the time of transmission unless served on a day which is not a Business Day or after 5 pm London time in which case it will be deemed served at 9 am on the following Business Day.

25.3     PROOF OF SERVICE

         In proving service of any notice or other communication it will be sufficient to prove:-

         (a) in the case of a letter, that such letter was properly stamped or franked, addressed and placed in the post or in the case of personal delivery, was left at the correct address; and

         (b) in the case of a telex or facsimile transmission, that such telex or facsimile was duly transmitted to the telex or facsimile number, as appropriate, of the addressee referred to in Clause 25.1(a) (Mode of Service) above.

26.      NO IMPLIED WAIVERS

26.1     FAILURE TO EXERCISE RIGHTS

         No failure or delay by any party in exercising any right, power or privilege under this Deed will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.


                                     xxviii

26.2     CUMULATIVE RIGHTS

         The rights and remedies provided in this Deed are cumulative and not exclusive of any rights and remedies provided by law.

26.3     GRANT OF WAIVERS

         A waiver given or consent granted by any party under this Deed will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

27.      PARTIAL INVALIDITY

         If any provision of this Deed is or becomes invalid, illegal or unenforceable in any respect in any jurisdiction, that shall not affect the legality, validity or enforceability of the remaining provisions in that jurisdiction or that or any other provision in any other jurisdiction.

28.      GOVERNING LAW AND SUBMISSION TO JURISDICTION

28.1     GOVERNING LAW

         This Deed (and any dispute, controversy, proceedings or claims of whatever nature arising out of or in any way relating to this Deed) shall be governed by and construed in all respects in accordance with English law.

28.2     SUBMISSION TO JURISDICTION

         For the benefit of each other party, each party irrevocably submits to the jurisdiction of the courts in England for the purpose of hearing and determining any dispute arising out of this Deed and for the purpose of enforcement of any judgement against its assets.

28.3     FREEDOM OF CHOICE

         The submission to the jurisdiction of the courts referred to in Clause
         28.2 (Submission to Jurisdiction) shall not (and shall not be construed so as to) limit the right of any party to take proceedings against any other party in the courts of any country in which any other party has assets or in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law. Nothing herein shall prevent the High Yield Trustee or any High Yield Creditor from initiating any suit, action or proceeding with respect to the High Yield Finance Documents in any court, including U.S. Federal or state court located in the City of New York.


28.4     PROCESS AGENT

         Each Obligor which is not a company incorporated in England and Wales hereby irrevocably and unconditionally appoints and agrees to maintain the Parent as its agent in England to receive, for and on behalf of itself, service of process in such jurisdiction in any suit, action or proceeding (together "PROCEEDINGS") in relation to such dispute or enforcement.

28.5     SERVICE

         Each party hereby irrevocably and unconditionally:-

         (a) waives any objection it may now or at any time have on any grounds whatsoever to the laying of venue of any Proceedings, in any of the aforesaid courts;

         (b) agrees that failure by any such process agent to give notice of the process to it shall not impair the validity of such service or of any judgment based on that service;

         (c) agrees that nothing in this Deed shall affect the right to serve process in any other manner permitted by law;

         (d) to the fullest extent permitted by law, waives any right it may have in any jurisdiction to have any Proceedings take the form of a trial by jury; and

         (e) agrees that a judgment or order of an English court in connection with this Deed is conclusive and binding on it and maybe enforced against it in the courts of any other jurisdiction.

29.      PERPETUITIES

         The perpetuity period for each trust created pursuant to this Deed shall be eighty (80) years from the date hereof.

30.      COUNTERPARTS

         This Deed may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS whereof this Deed has been duly executed as a deed the day and year first before written.

                                   SCHEDULE 1

                                     PART A

                                  THE OBLIGORS


INEOS ACRYLICS LIMITED
INEOS ACRYLICS UK PARENTCO 2 LIMITED
INEOS ACRYLICS UK PARENTCO 3 LIMITED
INEOS ACRYLICS UK FINCO LIMITED
INEOS ACRYLICS UK BONDCO LIMITED
INEOS ACRYLICS UK OVERSEAS HOLDCO 1 LIMITED
INEOS ACRYLICS UK PARTNERCO1 LIMITED
INEOS ACRYLICS UK PARTNERCO2 LIMITED
INEOS ACRYLICS UK LIMITED
INEOS ACRYLICS UK TRADER HOLDCO LIMITED
INEOS ACRYLICS US HOLDCO LIMITED
INEOS ACRYLICS INC.
INEOS ACRYLICS HOLDCO INC.
INEOS ACRYLICS DUTCH OVERSEAS HOLDCO BV

                                     PART B

                                BRIDGE CREDITORS


                                     PART I

                               SHORT TERM FACILITY

                           CCP VI Syndication Limited
                             CAF Syndication Limited
                              CHEF Nominees Limited

                                     PART II

                               LONG TERM FACILITY

                        Charterhouse Development Limited
                              Fund Nominees Limited
                   Charterhouse General Partners (VI) Limited
                  CCP VI L.P. No. 1.1 via its general partner,
                   Charterhouse General Partners (VI) Limited
                  CCP VI L.P. No. 1.2 via its general partner,
                   Charterhouse General Partners (VI) Limited
                  CCP VI L.P. No. 1.3 via its general partner,
                   Charterhouse General Partners (VI) Limited
                  CCP VI L.P. No. 2.1 via its general partner,
                   Charterhouse General Partners (VI) Limited
                  CCP VI L.P. No. 2.2 via its general partner,
                   Charterhouse General Partners (VI) Limited
              CCP VI Auxiliary L.P. No. 1 via its general partner,
                   Charterhouse General Partners (VI) Limited
              CCP VI Auxiliary L.P. No. 2 via its general partner,
                   Charterhouse General Partners (VI) Limited

                                   SCHEDULE 2

                       DEED OF ACCESSION FOR NEW OBLIGORS


THIS DEED dated [ o ] is supplemental to an intercreditor deed (the "INTERCREDITOR DEED") dated [o], between, inter alia, [ o ] Limited as the Parent and certain of its Subsidiaries and Deutsche Bank AG as the Senior Agent and the Security Agent.

Words and expressions defined in the Intercreditor Deed have the same meaning when used in this Deed.

[NAME OF NEW OBLIGOR] hereby agrees with each other person who is or who becomes a party to the Intercreditor Deed that with effect on and from the date hereof it will be bound by the Intercreditor Deed as a *[Borrower/Guarantor/Intercompany Creditor/Intercompany Debtor] as if it had been party originally to the Intercreditor Deed in that capacity.

The address for notices of [name of new Obligor] for the purposes of Clause 25 (Notices) of the Intercreditor Deed is:

[




                                                     ].




This Deed is governed by English law.

EXECUTED as a deed                  )

for [o] by [o]                      )
and [o]                             )


                                    Director

                                    Director/Secretary

*[                   ] Delete as applicable



                                     xxxii

                                   SCHEDULE 3

                         DEED OF ACCESSION FOR CREDITORS


THIS DEED dated [o], is supplemental to an intercreditor deed (the "INTERCREDITOR DEED") dated [o], between, inter alia, [o] Limited as the Parent and certain of its Subsidiaries and Deutsche Bank AG as the Senior Agent and the Security Agent.

Words and expressions defined in the Intercreditor Deed have the same meaning when used in this Deed.

[NAME OF NEW SENIOR CREDITOR OR BRIDGE CREDITOR OR HEDGING LENDER] hereby agrees with each other person who is or who becomes a party to the Intercreditor Deed that with effect on and from the date hereof it will be bound by the Intercreditor Deed as a *[Senior Creditor/Bridge Creditor/Hedging Lender] as if it had been party originally to the Intercreditor Deed in that capacity.

The address for notices of [the new Creditor] for the purposes of Clause 25 (Notices) of the Intercreditor Deed is:

[




                                            ].


This Deed is governed by English law.

[EXECUTED UNDER SEAL]

*[                     ] Delete as applicable.

+[                     ] Include only for new Hedging Lenders.



                                     xxxiii

                                   SCHEDULE 4

                    DEED OF ACCESSION FOR HIGH YIELD TRUSTEE


THIS DEED dated [o], is supplemental to an intercreditor deed (the "INTERCREDITOR DEED") dated [o], between, inter alia, [o] Limited as the Parent and certain of its Subsidiaries and Deutsche Bank AG as the Senior Agent and the Security Agent.

Words and expressions defined in the Intercreditor Deed have the same meaning when used in this Deed.

[NAME OF HIGH YIELD TRUSTEE] hereby agrees with each other person who is or who becomes a party to the Intercreditor Deed that with effect on and from the date hereof it will be bound by the Intercreditor Deed as the High Yield Trustee as if it had been an original party to the Intercreditor Deed in that capacity.

The address for notices of [High Yield Trustee] for the purposes of Clause 28 (Notices) of the Intercreditor Deed is:-

[




                                            ]




This Deed is governed by English law.

[Execution under seal]



                                      xxxiv

                                   SCHEDULE 5

      PART 1 - SUMMARY OF HIGH YIELD GUARANTEE AND SUBORDINATION PROVISIONS


1. The High Yield Notes will receive senior unsecured guarantees from ParentCo One and ParentCo Two not subject to standstill or subordination provisions.

2. The Senior Creditors will receive fixed and floating security on all the assets of ParentCo Two, ParentCo Three, each of the other High Yield Subordinated Guarantors and various of their Subsidiaries.

3. The High Yield Notes will receive unsecured senior subordinated guarantees from ParentCo Three and the other High Yield Subordinated Guarantors.

4. Each High Yield Subordinated Guarantee will be subordinated to the Senior Debt incurred by such High Yield Subordinated Guarantor to the Senior Creditors as set forth herein.

5. If a High Yield Subordinated Guarantor is the subject of a disposal following an Event of Default, the High Yield Subordinated Guarantee given by such High Yield Subordinated Guarantor and all liabilities (actual or contingent) thereunder are to be released on notice by the Senior Agent to the High Yield Trustee to enable such High Yield Subordinated Guarantor to be disposed of to the relevant purchaser free of any liability to the High Yield Creditors. Any such release of a High Yield Subordinated Guarantee will only be made if any corresponding guarantee of the Senior Creditors and all other obligations for or in respect of Senior Debt or such High Yield Subordinated Guarantor are also released at the time of the relevant disposal and provided that such release is made in accordance with Clause 14.2 (Sales by Security Agent) of this Deed.

6. The terms of each High Yield Subordinated Guarantee will record that no amount shall, until the Senior Discharge Date, become due by the relevant High Yield Subordinated Guarantor to any High Yield Finance Party under that High Yield Subordinated Guarantee (whether before or after demand has been made under any such High Yield Subordinated Guarantee) and therefore no Enforcement Action may be taken in respect of that High Yield Subordinated Guarantee unless and until:-

         (a) an event of default relating to the failure to pay an amount of principal or interest due in respect of the High Yield Notes has occurred (the date of such event of default, the "PAYMENT DEFAULT DATE"); and

         (b)      the High Yield Standstill Period has expired.

         For these purposes, the "HIGH YIELD STANDSTILL PERIOD" will be the period commencing on the Payment Default Date and ending on the first to occur of-

                  (i)      the expiry of 179 days from the Payment Default Date;
                           and

                  (ii) the date upon which an order is made for the dissolution or winding-up of that High Yield Subordinated Guarantor; and

                  (iii) the date upon which the shareholders of that High Yield Subordinated Guarantor pass a valid resolution for the dissolution or winding-up of such High Yield Subordinated Guarantor;

         unless the Senior Creditors shall have made demand pursuant to a guarantee of Senior Debt of any holding company of the relevant High Yield Subordinated Guarantor in which event the High Yield Standstill Period will not expire until such time as the Senior Discharge Date occurs or the date upon which one of the events described in paragraphs
         (ii) or (iii) above occurs.

         The High Yield Creditors shall in addition be entitled to:

         (a) take any action necessary to preserve the validity and existence of their claims for the full amounts due to them under the High Yield Subordinated Guarantees provided that such action shall not include any of the actions described under paragraphs (a) to (d) of the definition of Enforcement Action; and

         (b) (to the extent entitled by law) take action against any creditor or creditors of any member of the Group, agent, trustee or receiver acting on behalf of such creditors to challenge the basis on which any sale or disposal is to take place pursuant to powers granted to such persons under any security documentation;

         (c) bring legal proceedings against any person in connection with any securities law violation or common law fraud.


                                      xxxvi

      PART 2 - AGREED FORM OF HIGH YIELD INDENTURE SUBORDINATION PROVISIONS


         SUBORDINATION OF HIGH YIELD SUBORDINATED GUARANTEE OBLIGATIONS


1.       GUARANTEE OBLIGATIONS SUBORDINATED TO SENIOR DEBT

         The High Yield Subordinated Guarantor covenants and agrees, and each Holder of a Note, by his acceptance thereof likewise covenants and agrees that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Notes and the payment of the principal of premium, if any, and interest on each and all of the Notes and all other Indenture obligations are hereby expressly made subordinated and subject in right of payment as provided in this Article to the prior payment in full, in cash, or in any other form as acceptable to the holders of the Senior Debt.

         This Article shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Debt and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and they or each of them may enforce such provisions.

2.       SUSPENSION OF PAYMENT WHEN SENIOR DEBT IS IN DEFAULT

         (a) Unless Section 3 shall be applicable, upon the occurrence of, any default in the payment of principal of, premium, if any, or interest, on any Senior Debt (a "Payment Default") no payment (other than any payments previously made under the Defeasance and Covenant Defeasance provisions of this Indenture) or distribution of any assets of the High Yield Subordinated Guarantor of any kind or character (excluding Permitted Junior Securities) shall be made by the High Yield Subordinated Guarantor on account of principal of, premium, if any, or interest on, the Notes or any other indenture obligations or on account of the purchase, redemption, defeasance (whether under the Defeasance or Covenant Defeasance provisions of this Indenture) or other acquisition of or in respect of the Notes unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Senior Debt with respect to which such Payment Default shall have occurred shall have been discharged or paid in full in cash or in any other form as acceptable to the holders of Senior Debt, after which the High Yield Subordinated Guarantor shall resume making any and all required payments in respect of the Notes, including any missed payments.

         (b) Unless Section 3 shall be applicable, upon (1) the occurrence of any event (other than a Payment Default) the occurrence of which entitles one or more persons to accelerate the maturity of any Senior Debt (a "Non-payment Default") and (2) receipt by the High Yield Trustee and the High Yield Subordinated Guarantor from the Security Agent or any representative selected by a majority of the Senior Debt (the "Senior Representative") of written notice of such occurrence, no payment (other than any payments previously made under the Defeasance and Covenant Defeasance provisions of this Indenture) or distribution of any assets of the High Yield Subordinated Guarantor of any kind or character (excluding Permitted Junior Securities) shall be made by the High Yield Subordinated Guarantor on account of any principal of, premium, if any, or interest on, the Notes or any other Indenture obligations or on account of the purchase, redemption, defeasance or other acquisition of or in respect of Notes for a period ("Payment Blockage Period") commencing on the date of receipt by the High Yield Trustee of such notice unless and until the earliest of (subject to any blockage of payments that may then or thereafter be in effect under subsection (a) of this Article) (x) 179 days having elapsed since receipt of such written notice by the High Yield Trustee (provided any Senior Debt as to which notice was given shall theretofore have not been accelerated), (y) the date such Non-payment Default and all other Non-payment Defaults as to which notice is also given after such period is initiated shall have been cured or waived or shall have ceased to exist or the Senior Debt related thereto shall have been discharged or paid in full in cash or in any other form as acceptable to the holder of Senior Debt, or (z) the


                                     xxxvii
                  date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the High Yield Subordinated Guarantor or the High Yield Trustee from the Senior Representative, after which, in each such case, the High Yield Subordinated Guarantor shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provision of this Indenture, in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the High Yield Subordinated Guarantor or the High Yield Trustee of the notice referred to in clause (2) of this paragraph (b) (the "Initial Blockage Period"). Any number of notices of Non-payment Defaults may be given during the Initial Blockage Period; provided that during any 365-day consecutive period only one Payment Blockage Period during which payment of principal of, or interest on, the Notes may not be made may commence and the duration of the Payment Blockage Period may not exceed 179 days. No Non-payment Default with respect to Senior Debt which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

         (c) In the event that, notwithstanding the foregoing, the High Yield Subordinated Guarantor shall make any payment to the High Yield Trustee or the holder of any Notes prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to a Senior Representative of the holders of the Senior Debt or as a court of competent jurisdiction shall direct.

3.       PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

         In the event of (a) any insolvency or a bankruptcy case or proceeding, or any reorganisation, insolvency, receivership, liquidation, administration or other similar proceeding in connection therewith, relative to the High Yield Subordinated Guarantor or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the High Yield Subordinated Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the High Yield Subordinated Guarantors, then and in any such event:

         (1) the holders of Senior Debt shall be entitled to receive payment in full in cash or in any other form acceptable to the holders of Senior Debt of all Senior Debt of all amounts due or in respect of all Senior Debt before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character (excluding Permitted Junior Securities) on account of the principal of, premium, if any, or interest on the Notes or any other Indenture obligations; and

         (2) any payment or distribution of assets of such High Yield Subordinated Guarantor of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise to which the Holders or the High Yield Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution whether, trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or the Senior Representative or to their trustee or trustees under any indenture under which any instruments evidencing any Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each to the extent necessary to make payment in full in cash or in any other form acceptable to the holders of Senior Debt of all Senior Debt remaining unpaid after giving effect to any concurrent payment or distribution to the holders of Senior Debt; and

         (3) in the event that, notwithstanding the foregoing provision of this Section, the High Yield Trustee or the Holder of any Notes shall have received any payment or distribution of assets of


                                     xxxviii
                  the High Yield Subordinated Guarantor of any kind or character, whether in cash, property or securities, in respect of principal, premium, if any, and interest on the Notes or any other Indenture obligations before all Senior Debt is paid in full then and in such event such payment on distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent, or other person making payment or distribution of assets of the High Yield Subordinated Guarantor for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash or any other form as acceptable to the holders of Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         The consolidation of the High Yield Subordinated Guarantor with, or the merger of the High Yield Subordinated Guarantor with or into another person or the liquidation or dissolution of the High Yield Subordinated Guarantor following the sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of the High Yield Subordinated Guarantor's properties or assets to another person upon the terms and conditions set forth in the Consolidation, Merger and Transfer provisions of this Indenture shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the High Yield Subordinated Guarantor for the purposes of this Section if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of the High Yield Subordinated Guarantor's properties or assets, as the case may be, shall, as part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, comply with the conditions set forth in the Consolidation, Merger and Transfer provisions of this Indenture.

4.       RELIANCE ON SUBORDINATION

         Each Holder of a Note by purchasing or accepting a Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Senior Debt and notice of or proof of reliance by any holder or owner of Senior Debt upon this Article; and the Senior Debt shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Article and the Intercreditor Deed, and all dealings between the High Yield Subordinated Guarantor and the holders and owners of the Senior Debt shall be deemed to have been consummated in reliance upon this Article and the Intercreditor Deed.

5.       OBLIGATIONS OF HIGH YIELD GUARANTOR UNCONDITIONAL

         Nothing contained in this Article or elsewhere in this Indenture, the Notes or the Intercreditor Deed is intended to or shall impair, as between the High Yield Subordinated Guarantor and the holders of the Notes, the obligation of the High Yield Subordinated Guarantor, which is absolute and unconditional, to pay to the Holders of the Notes all amounts due and payable under the High Yield Subordinated Guarantees as and when the same shall become due and payable in accordance with their terms.

6.       NO WAIVER OF SUBORDINATION PROVISIONS

         (a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the High Yield Subordinated Guarantor or by any act or failure to act by any such holder or by any non-compliance by the High Yield Subordinated Guarantor with the terms, provisions and covenants of this Indenture or the Intercreditor Deed, regardless of any knowledge thereof any such holder may have or otherwise be charged with.

         (b)      Without limiting the generality of subsection (a) of this
                  Section 6 and not withstanding any other provision contained herein, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the High Yield Trustee or the Holders of the Notes,


                                      xxxix
                  without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any Person liable in any manner for the collection or payment of Senior Debt, and (4) exercise or refrain from exercising any rights against the High Yield Subordinated Guarantor or any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes in accordance with the provisions set forth in this Indenture or to pursue any rights or remedies under this Indenture or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

7.       TRUSTEE TO EFFECTUATE SUBORDINATION

         Each Holder of the Notes by his acceptance thereof authorises and expressly directs the High Yield Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and in the Intercreditor Deed, and appoints the High Yield Trustee as his attorney in fact for any and all such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganisation, assignment for the benefit of creditors or marshalling of assets of the High Yield Subordinated Guarantor whether in bankruptcy, insolvency, receivership proceedings or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the High Yield Subordinated Guarantee owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.

8.       SUBROGATION TO RIGHTS OF HOLDER OF SENIOR DEBT

         Subject to the payment in full of all Senior Debt in cash or in any other form as acceptable to the holders of Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, premium, if any, and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the Holders or the High Yield Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Notes or the High Yield Trustee, shall, as among the High Yield Subordinated Guarantor, its creditors other than holders of Senior Debt, and the Holders of the Notes, be deemed to be a payment or distribution by the High Yield Subordinated Guarantor to or on account of the Senior Debt.

9.       NO SUSPENSION OF REMEDIES

         Nothing contained in this Article shall limit the right of the High Yield Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to this Indenture and as set forth in this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Senior Debt to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

10.      PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS

         The provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in the Indenture, the Guarantees or in the Notes is intended to or shall (a) impair, as among the High Yield Subordinated Guarantor, its creditors other than holders of Senior Debt and the Holders of the Notes, the obligation of the High Yield Subordinated Guarantor, xl
         which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the High Yield Subordinated Guarantor of the Holders of the Notes and creditors of the High Yield Subordinated Guarantor other than the holders of Senior Debt; or (c) prevent the High Yield Trustee or the Holder of any Notes from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the High Yield Subordinated Guarantor referred to in Section 3, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the High Yield Trustee or such Holder, or (2) under the conditions specified in
         Section 2, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 2 (c).

11.      DEFINITIONS

         "PERMITTED JUNIOR SECURITIES" means: (1) share capital of ParentCo Three; or (2) debt securities of ParentCo Three or any High Yield Subordinated Guarantor that are subordinated to all the Senior Debt to substantially the same extent as, or to a greater extent than, the High Yield Subordinated Guarantees are subordinated to the Senior Debt pursuant to this Indenture.



                                       xli

                          SIGNATORIES TO INTERCREDITOR




THE OBLIGORS

EXECUTED as a deed by                                         ) JN Nicholls
INEOS ACRYLICS LIMITED                                        ) Tony Verrigckt
acting by                                                     )

Director

/Secretary

Notice Details

Address:          30 Bell Street
                  Romsey
                  Hampshire
                  SO51 8GW

Facsimile:        01794 525860

Attention:        Company Secretary




EXECUTED as a deed by                                         ) JN Nicholls
INEOS ACRYLICS UK BONDCO LIMITED                              ) Tony Verrigckt
acting by                                                     )

Director

/Secretary

Notice Details

Address:          As for the Parent

Facsimile:

Attention:




                                      xlii

EXECUTED as a deed by                                         )   JN Nicholls
INEOS ACRYLICS UK FINCO LIMITED                               )   Tony Verrigckt
acting by                                                     )

Director/Secretary

Notice Details

Address:          As for the Parent

Facsimile:

Attention:

EXECUTED as a deed by                                         ) JN Nicholls
INEOS ACRYLICS UK PARENTCO 2 LIMITED                          ) Tony Verrigckt
acting by                                                     )

Director/Secretary

Notice Details

Address:          As for the Parent

Facsimile:

Attention:


                                      xliii

EXECUTED as a deed by                                ) JN Nicholls
INEOS ACRYLICS UK PARTNERCO 1 LIMITED                ) Tony Verrigckt
acting by                                            )

Attorney in fact

Director/

Notice Details

Address:          As for the Parent

Facsimile:

Attention:




EXECUTED as a deed by                                ) JN Nicholls
INEOS ACRYLICS DUTCH OVERSEAS HOLDCO BV              ) Tony Verrigckt
acting by                                            )

Attorney in fact

Attorney in fact/

Notice Details

Address:          As for the Parent

Facsimile:

Attention:



                                      xliv

EXECUTED as a deed by                                ) Dennis Fink
ICI ACRYLICS, INC (f/k/a Ineos Acrylics Inc.         ) Ross McMillan
acting by                                            )

Director

Director/

Notice Details

Address:                   7275 Goodlett Farms Parkway
                           Cordova, TN 38018

Facsimile:                 (901) 381-2444

Attention:                 Ross H. McMillan




EXECUTED as a deed by                                ) JN Nicholls
INEOS ACRYLICS HOLDCO INC                            ) Tony Verrigckt
acting by                                            )

Attorney in Fact

Attorney in Fact

Notice Details

Address:          As for the Parent

Facsimile:

Attention:


                                       xlv

EXECUTED as a deed by                                ) Duncan Aldred
INEOS ACRYLICS UK PARENTCO 3 LIMITED                 )
acting by Duncan Aldred, Attorney in Fact            )




Notice Details

Address:          As for the Parent

Facsimile:

Attention:

EXECUTED as a deed by                                ) Duncan Aldred
INEOS ACRYLICS UK PARTNERCO 2 LIMITED                )
acting by Duncan Aldred, Attorney in Fact            )

Attorney in fact

/

Notice Details

Address:          As for the Parent

Facsimile:

Attention:


                                      xlvi

EXECUTED as a deed by                                ) Duncan Aldred
INEOS ACRYLICS UK LIMITED                            )
acting by  Duncan Aldred, Attorney in Fact           )




Notice Details

Address:          As for the Parent

Facsimile:

Attention:

EXECUTED as a deed by                                ) Duncan Aldred
INEOS ACRYLICS UK TRADER HOLDCO LIMITED              )
acting by Duncan Aldred, Attorney in fact            )






Notice Details

Address:          As for the Parent

Facsimile:

Attention:


                                      xlvii

EXECUTED as a deed by                                   ) Duncan Aldred
INEOS ACRYLICS US HOLDCO LIMITED                        )
acting by Duncan Aldred, Attorney in fact               )




Notice Details

Address:          As for the Parent

Facsimile:

Attention:

EXECUTED as a deed by                                   ) Duncan Aldred
INEOS ACRYLICS UK OVERSEAS HOLDCO 1                     )
LIMITED                                                 )
acting by Duncan Aldred, Attorney in fact               )






Notice Details

Address:          As for the Parent

Facsimile:

Attention:

ORIGINAL SENIOR LENDERS

EXECUTED as a deed by Matt Whitcomb and Stephen Conway  ) Matt Whitcomb
for DEUTSCHE BANK AG                                    ) Stephen Conway
acting by                                               )

Authorised Signatory




Notice details

Address:          1 Great Winchester Street
                  London
                  EC2N 2DB

Facsimile:        0171 933 3419/0171 545 4638

Attention:        Barry Jeffries/Jason Charles

EXECUTED as a deed by                                   ) David Tuvlin
MERRILL LYNCH CAPITAL CORPORATION                       )
acting by                                               )


                                     xlviii

Authorised Signatory

Notice details

Address:          World Financial Centre
                  North Tower
                  250 Vesey Street
                  New York
                  NY 10281 -1316

Facsimile:        001 212 738 1719

Attention:        Mark Campbell
                  Pete Wersching




ORIGINAL BRIDGE LENDER

EXECUTED as a deed by                                   ) JN Nicholls
CCP VI SYNDICATION LIMITED                              )
acting by                                               )

Authorised Signatory

Notice details

Address:          85 Watling Street
                  London EC4M 9BX




Facsimile:
Attention:        Geoff Arbuthnott




EXECUTED as a deed by                                   ) JN Nicholls
CAF SYNDICATION LIMITED                                 )
acting by                                               )

Authorised Signatory

Notice details

Address:          85 Watling Street
                  London EC4M 9BX




Facsimile:
Attention:        Geoff Arbuthnott



                                      xlix

EXECUTED as a deed by                                   ) JN Nicholls
CHEF NOMINEES LIMITED                                   )
acting by                                               )

Authorised Signatory

Notice details

Address:          85 Watling Street
                  London EC4M 9BX




Facsimile:
Attention:        Geoff Arbuthnott




EXECUTED as a deed by                                   ) JN Nicholls
CHARTERHOUSE DEVELOPMENT LIMITED                        )
acting by                                               )

Authorised Signatory

Notice details

Address:          85 Watling Street
                  London EC4M 9BX




Facsimile:
Attention:        Geoff Arbuthnott


                                       l

EXECUTED as a deed by                                   ) JN Nicholls
FUND NOMINEES LIMITED                                   )
acting by                                               )

Authorised Signatory

Notice details

Address:          1 Paternoster Square
                  St Paul's
                  London
                  EC4M 7DM




Facsimile:
Attention:        Geoff Arbuthnott




EXECUTED as a deed by                                   ) JN Nicholls
CHARTERHOUSE GENERAL PARTNERS (V1) LIMITED              )
acting by                                               )

Authorised Signatory

Notice details

Address:          85 Watling Street
                  London EC4M 9BX




Facsimile:
Attention:        Geoff Arbuthnott



                                       li

EXECUTED as a deed by                                         ) JN Nicholls
CCP VI L.P NO.  1.1 via its general partner, CHARTERHOUSE     )
GENERAL PARTNERS (V1) LIMITED                                 )
acting by                                                     )

Authorised Signatory

Notice details

Address:          85 Watling Street
                  London EC4M 9BX





Facsimile:
Attention:        Geoff Arbuthnott




EXECUTED as a deed by                                         ) JN Nicholls
CCP VI L.P NO.  1. 2 via its general partner, CHARTERHOUSE    )
GENERAL PARTNERS (V1) LIMITED                                 )
acting by                                                     )

Authorised Signatory

Notice details

Address:          85 Watling Street
                  London EC4M 9BX




Facsimile:
Attention:        Geoff Arbuthnott




EXECUTED as a deed by                                         ) JN NIcholls
CCP VI L.P NO.  1.3 via its general partner, CHARTERHOUSE     )
GENERAL PARTNERS (V1) LIMITED                                 )
acting by                                                     )

Authorised Signatory

Notice details

Address:          85 Watling Street
                  London EC4M 9BX

Facsimile:
Attention:        Geoff Arbuthnott


                                       lii

EXECUTED as a deed by                                         ) JN Nicholls
CCP VI L.P NO.  2.1 via its general partner, CHARTERHOUSE     )
GENERAL PARTNERS (V1) LIMITED                                 )
acting by                                                     )

Authorised Signatory

Notice details

Address:          85 Watling Street
                  London EC4M 9BX




Facsimile:
Attention:        Geoff Arbuthnott



                                      liii

EXECUTED as a deed by                                         ) JN Nicholls
CCP VI L.P NO.  2.2 via its general partner, CHARTERHOUSE     )
GENERAL PARTNERS (V1) LIMITED                                 )
acting by                                                     )

Authorised Signatory

Notice details

Address:          85 Watling Street
                  London EC4M 9BX




Facsimile:
Attention:        Geoff Arbuthnott




EXECUTED as a deed by                                         ) JN Nicholls
CCP VI Auxiliary L.P NO.  1. via its general partner,  )
CHARTERHOUSE GENERAL PARTNERS (V1) LIMITED             )
acting by                                                     )

Authorised Signatory

Notice details

Address:          85 Watling Street
                  London EC4M 9BX




Facsimile:
Attention:        Geoff Arbuthnott



                                       liv

EXECUTED as a deed by                                          )
CCP VI Auxiliary L.P NO.  2. via its general partner,   )  JN Nicholls
CHARTERHOUSE GENERAL PARTNERS (V1) LIMITED              )
acting by                                                      )

Authorised Signatory

Notice details

Address:          85 Watling Street
                  London EC4M 9BX




Facsimile:
Attention:        Geoff Arbuthnott




SENIOR AGENT

EXECUTED as a deed by                                          ) Matt Whitcomb
DEUTSCHE BANK AG                                               ) Stephen Conway
acting by                                                      )

Authorised Signatory

Notice details

As above


                                       lv

                               Dated 25 June 2003

                          LUCITE INTERNATIONAL LIMITED
                                  as the Parent

                        LUCITE INTERNATIONAL FINANCE PLC
                                  as the Issuer

                        THE OTHER COMPANIES NAMED HEREIN
                            as High Yield Guarantors

                             DEUTSCHE BANK AG LONDON
                                 as Senior Agent

                             DEUTSCHE BANK AG LONDON
                                as Security Agent

                           THE BANK OF NEW YORK, N.A.
                       as the Acceding High Yield Trustee

                                   ----------

                          ACCESSION AND AMENDMENT DEED
                                 RELATING TO AN
                    INTERCREDITOR DEED DATED 2 NOVEMBER 1999

                                   ----------





                               SHEARMAN & STERLING
                                     LONDON

                                    CONTENTS

CLAUSE                                                                                                     PAGE
1.       DEFINITIONS.........................................................................................1

2.       AMENDMENTS..........................................................................................1

3.       ACCESSION OF THE ACCEDING HIGH YIELD TRUSTEE........................................................2

4.       STATUS OF INTERCREDITOR DEED........................................................................2

5.       REPRESENTATIONS AND WARRANTIES......................................................................2

6.       COUNTERPARTS........................................................................................3

7.       MISCELLANEOUS.......................................................................................4

8.       THIRD PARTIES.......................................................................................4

SIGNATORIES..................................................................................................5

THIS ACCESSION AND AMENDMENT DEED is made on                                2003

BETWEEN:

(1) LUCITE INTERNATIONAL LIMITED a company incorporated in England and Wales with registered number 383057 (the "PARENT");

(2) LUCITE INTERNATIONAL FINANCE PLC a company incorporated in England and Wales with registered number 3830500 (the "ISSUER");

(3) LUCITE INTERNATIONAL FINCO LIMITED a company incorporated in England and Wales with registered number 3830160 ("UK FINCO");

(4) LUCITE INTERNATIONAL GROUP HOLDINGS LIMITED a company incorporated in England and Wales with registered number 3829877, LUCITE INTERNATIONAL INVESTMENT LIMITED a company incorporated in England and Wales with registered number 3830534, LUCITE INTERNATIONAL HOLDINGS LIMITED a company incorporated in England and Wales with registered number 3830184 and LUCITE INTERNATIONAL HOLDCO LIMITED a company incorporated in England and Wales with registered number 3830157 (together the "HIGH YIELD GUARANTORS");

(5)      DEUTSCHE BANK AG LONDON as Senior Agent;

(6)      DEUTSCHE BANK AG LONDON as Security Agent; and

(7) THE BANK OF NEW YORK as the acceding high yield notes trustee (the "ACCEDING HIGH YIELD TRUSTEE").

WHEREAS:

A. The parties to this Deed have agreed to supplement and amend the intercreditor deed dated 2 November 1999 (the "INTERCREDITOR DEED ") on the terms set out below.

B. Pursuant to a letter dated on or before 25 June 2003 (the "SFA AMENDMENT LETTER"), the Parent, the Issuer, the Senior Agent and the Security Agent, among others, agreed to make certain amendments to the Senior Facilities Agreement in connection with the proposed issue of the Additional High Yield Notes (as such expression is defined in the SFA Amendment Letter) by the Issuer.

C. The Acceding High Yield Trustee, in its capacity as trustee for the holders of the Additional High Yield Notes (together the "ADDITIONAL HIGH YIELD NOTEHOLDERS"), has agreed to become a party to the Intercreditor Deed in accordance with the terms of this Deed.

NOW IT IS HEREBY AGREED:-

1.       DEFINITIONS

1.1 In this Deed, capitalised terms not otherwise defined in this Deed shall have the meanings given to them in the Intercreditor Deed and the Senior Facilities Agreement.

1.2 The provisions of Clause 1.3 (Interpretation) of the Intercreditor Deed shall also apply in the interpretation of this Deed as if expressly set out herein with each reference to the "Deed" being deemed to be a reference to this Deed.

2.       AMENDMENTS

2.1 It is agreed by the parties to this Deed that with effect from the date hereof:-

         (a) the Additional High Yield Notes will constitute "High Yield Notes" for all purposes of the Senior Facilities Agreement and the Intercreditor Deed and that the definitions of "High Yield Notes", "High Yield Costs", "High Yield Creditors", "High Yield Debt", "High Yield Finance Documents", "High Yield Guarantors", "High Yield Indenture", "High Yield Senior Guarantees", "High Yield Subordinated Guarantees", "High Yield Guarantors", "High Yield Senior Guarantors", "High Yield Subordinated Guarantors", "High Yield Noteholders" and "High Yield Trustee" in the Intercreditor Deed shall be read and construed accordingly;

         (b) The definition of "FINCO/ISSUER LOAN AGREEMENT" shall be deleted in its entirety and the following new definition inserted in its place:

                  ""FINCO/ISSUER LOAN AGREEMENT" means (i) the loan agreement, in the agreed terms, made between the Issuer and UK Finco pursuant to which the proceeds of the Bridge Facility

                  Agreements are advanced by the Issuer to UK Finco and (ii) the loan agreement, in the agreed terms, made between the Issuer and UK Finco pursuant to which the proceeds of the Additional High Yield Notes are or are to be advanced by the Issuer to UK Finco."; and

         (c) each of the Issuer, the High Yield Guarantors and the Parent (on behalf of itself and each of the other Obligors) agrees and confirms in favour of the Senior Finance Parties that:-

                  (i) it will be bound by the terms of the Intercreditor Deed as if the Additional High Yield Notes had originally constituted "High Yield Notes" and the Indebtedness under the Additional High Yield Notes and any guarantees given by the High Yield Guarantors in relation thereto had originally constituted "High Yield Debt"; and

                  (ii) the Additional High Yield Notes, and the rights of the Additional High Yield Noteholders in relation thereto, will be subject at all times to the terms of the Intercreditor Deed.

3.       ACCESSION OF THE ACCEDING HIGH YIELD TRUSTEE

3.1 The Acceding High Yield Trustee hereby agrees with each other person who is or who becomes a party to the Intercreditor Deed that with effect on and from the date hereof it will be bound by the Intercreditor Deed in the capacity of High Yield Trustee as if it had been an original party to the Intercreditor Deed in that capacity.

3.2 The address of the Acceding High Yield Trustee for the purposes of Clause 25 (Notices) of the Intercreditor Deed has been separately advised to the Senior Agent.

4.       STATUS OF INTERCREDITOR DEED

4.1 Except as otherwise provided in this Deed, the Intercreditor Deed will remain in full force and effect and as from the date hereof references in the Intercreditor Deed to "this Deed" "hereunder", "herein" and like terms or to any provision of the Intercreditor Deed shall be construed as a reference to the Intercreditor Deed, or such provision, as amended by this Deed.

4.2 This Deed will constitute a Senior Finance Document for the purposes of the Intercreditor Deed and will constitute part of the Intercreditor Deed for the purposes of the Senior Finance Documents.

4.3 Except as otherwise provided in this Deed, the Intercreditor Deed shall remain in full force and effect.

5.       REPRESENTATIONS AND WARRANTIES

5.1 Each of the Parent, the Issuer and the High Yield Guarantors hereby represents and warrants to and for the benefit of the other parties to this Deed that on the date hereof:

         (a) INCORPORATION/STATUS: it, and each of its Subsidiaries is duly incorporated and validly existing with limited liability under the laws of the place of its incorporation and has the power to own its assets and carry on its business substantially as it is now being conducted.

         (b) POWERS AND AUTHORITY: it has the power to enter into and perform its obligations under this Deed and the Intercreditor Deed (as amended by this Deed) and to carry out the transactions contemplated hereby and thereby.

         (c) AUTHORITY: All actions, conditions and things required to be taken, fulfilled and done by it in order:

                  (i) to enable it to enter into, exercise its rights under, and perform and comply with its obligations under, this Deed and the Intercreditor Deed (as amended by this Deed) and to carry out the transactions contemplated hereby and thereby; and

                  (ii) to ensure that those obligations are valid, legally binding and, subject to reservations, enforceable in accordance with their terms; and

                  (iii) to make this Deed and the Intercreditor Deed (as amended by this Deed) admissible in evidence in the courts of the jurisdiction to which it has submitted hereunder and thereunder, have been taken, fulfilled and done.

         (d)      CONSENTS AND FILINGS: All consents and filings required:-

                  (i) for its entry into, exercise of its rights, and performance and compliance with its obligations under, this Deed and the Intercreditor Deed (as amended by this Deed);

                  (ii) for it to carry out the transactions contemplated by this Deed and the Intercreditor Deed (as amended by this Deed),

                  have been obtained or made and are in full force and effect.

         (e) NON-CONFLICT: Its entry into, exercise of its rights under and performance and compliance with its obligations under, this Deed and the Intercreditor Deed (as amended by this Deed) to which it is party and the carrying out of the transactions contemplated by this Deed and the Intercreditor Deed (as amended by this Deed) do not:-

                  (i) contravene any law, directive, judgment or order to which it or any of its Subsidiaries is subject;

                  (ii) contravene its memorandum or articles of association or other Constitutional Documents;

                  (iii) breach in any material respect any agreement or any material consent to which it or any of its Subsidiaries is a party or which is binding upon it or any of its Subsidiaries or any of its or their respective assets; or

                  (iv) oblige it, or any of its Subsidiaries, to create any security or result in the creation of any security over its or their respective assets other than under the Security Documents.

         (f) OBLIGATIONS BINDING: Its obligations under this Deed and the Intercreditor Deed (as amended by this Deed) are valid, legally binding and, subject to reservations, enforceable.

5.2 The Parent hereby represents and warrants in favour of the Senior Finance Parties that it has been duly authorised by each of the Obligors not party to this Deed to execute this Deed on their behalf and that no such Obligor has any objection to its terms.

6.       COUNTERPARTS

6.1 This Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same Deed.

6.2 Failure by one or more parties ("NON-SIGNATORIES") to execute this Deed on the date hereof will not invalidate the provisions of this Deed as between the other parties who do execute this Deed. Such Non-Signatories may execute this Deed (or a counterpart thereof) on a subsequent date and will become bound by its provisions. Any person who improperly executes or delivers this Deed may also re-execute and deliver this Deed (or a counterpart thereof) on a subsequent date for the purposes of ratifying its original execution and delivery of this Deed and confirming that it continues to be bound by its provisions.

7.       MISCELLANEOUS

         Clauses 25 (Notices), 26 (No implied waivers), 27 (Partial Invalidity) and 28 (Governing Law and Submission to Jurisdiction) in the Intercreditor Deed shall be deemed to be incorporated in this Deed (with such conforming changes as the context requires) as if set out herein.

8.       THIRD PARTIES

         A person who is not a party to this Deed (other than those persons who at the date hereof are party to the Intercreditor Deed or who are expressly contemplated by its terms as being party to the Intercreditor Deed at any time hereafter) has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any terms of this Deed.

IN WITNESS whereof this deed has been duly executed by the parties hereto as a deed and shall take effect and be delivered on the date first written above.

                                   SIGNATORIES

THE OBLIGORS

EXECUTED as a deed by                                      )
LUCITE INTERNATIONAL LIMITED                               )
acting by                                                  )

Director/Secretary

Notice Details

Address:

Facsimile:

Attention:


EXECUTED as a deed by                                      )
LUCITE INTERNATIONAL FINANCE PLC                           )
acting by                                                  )

Director/Secretary

Notice Details

Address:

Facsimile:

Attention:


EXECUTED as a deed by                                      )
LUCITE INTERNATIONAL FINCO LIMITED                         )
acting by                                                  )

Director/Secretary

Notice Details

Address:

Facsimile:

Attention:


EXECUTED as a deed by                                      )
LUCITE INTERNATIONAL GROUP HOLDINGS LIMITED                )
acting by                                                  )
                                                           )

Director/Secretary

Notice Details

Address:

Facsimile:

Attention:

EXECUTED as a deed by                                      )
LUCITE INTERNATIONAL INVESTMENT LIMITED                    )
acting by                                                  )
                                                           )

Director/Secretary

Notice Details

Address:

Facsimile:

Attention:


EXECUTED as a deed by                                      )
LUCITE INTERNATIONAL HOLDINGS LIMITED                      )
acting by                                                  )
                                                           )

Director/Secretary

Notice Details

Address:

Facsimile:

Attention:


EXECUTED as a deed by                                      )
LUCITE INTERNATIONAL HOLDCO LIMITED                        )
acting by                                                  )
                                                           )

Director/Secretary

Notice Details

Address:

Facsimile:

Attention:


SENIOR AGENT AND SECURITY AGENT

EXECUTED as a deed by                                      )
DEUTSCHE BANK AG LONDON                                    )
in its capacities under the  Intercreditor Deed of         )
Senior Agent and Security Agent                            )

By:


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

ACCEDING HIGH YIELD TRUSTEE

EXECUTED as a deed by                                      )
THE BANK OF NEW YORK                                       )

By:

Notice Details

Address:

Facsimile:

Attention:



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


SECURITY AGENT

EXECUTED as a deed by                                         ) Matt Whitcomb
DEUTSCHE BANK AG                                              ) Stephen Conway
acting by                                                     )

Authorised Signatory

Notice details

As above

                                                                       EXHIBIT B

                            FORM OF INTERCOMPANY NOTE

         DATED 25 June 2003







         LUCITE INTERNATIONAL FINCO LIMITED    (1)

         (AS BORROWER)


         LUCITE INTERNATIONAL FINANCE PLC      (2)

         (AS LENDER)





         ---------------------------------------------
         INTERCOMPANY LOAN AGREEMENT
         ---------------------------------------------




HAMMONDS
7 Devonshire Square Cutlers Gardens London EC2M 4YH DX 136546 Bishopsgate 2 TELEPHONE +44 (0)870 839 0000 FAX +44 (0)870 839 1001

OFFICES AND ASSOCIATED OFFICES Aosta Berlin Birmingham Brussels Hong Kong Leeds London Madrid Manchester Milan Munich Paris Rome Turin

WEBSITE  www.hammonds.com

REFERENCE  DJC/LUC.47-2

                                    CONTENTS



1      DEFINITIONS AND INTERPRETATIONS........................................................................1

2      CONSTRUCTION...........................................................................................2

3      FACILITY...............................................................................................2

4      PURPOSE................................................................................................2

5      DRAWDOWN...............................................................................................2

6      INTEREST...............................................................................................3

7      FEES AND EXPENSES......................................................................................3

8      REPAYMENT..............................................................................................3

9      PAYMENTS...............................................................................................4

10     REPRESENTATIONS AND WARRANTIES.........................................................................4

11     DEFAULT................................................................................................4

12     ILLEGALITY.............................................................................................5

13     MISCELLANEOUS..........................................................................................5




                                       I

LOAN AGREEMENT made on 25 June 2003

PARTIES

(1) LUCITE INTERNATIONAL FINCO LIMITED a company incorporated in England with registered number 3830160 (the "BORROWER"); and

(2) LUCITE INTERNATIONAL FINANCE PLC a company incorporated in England with registered number 3830500 (the "LENDER");

WHEREAS

(A) the Lender proposes to lend the Borrower E.50,000,000 on the terms set out in this Agreement.

(B) The Lender proposes to issue E.50,000,000 10 1/4% Secured Notes due 2010 (the "NOTES") at an issue price of 104.5% and to utilise the net proceeds of the issue of the Notes in funding such loan.

IT IS AGREED:

1        DEFINITIONS AND INTERPRETATIONS

         DEFINITIONS

1.1 In this Agreement (including the recitals), except where the context otherwise requires:

         (a) "BUSINESS DAY" means a day on which banks in London are generally open for the transaction of business of the nature contemplated by this Agreement;

         (b) "CLOSING DATE" means the date on which the Lender receives the net proceeds of the issue of the Notes;

         (c) "DRAWDOWN DATE" means the date on which the Facility is or is to be drawn pursuant to Clause 5.2;

         (d) "FACILITY" means the loan facility made available by the Lender to the Borrower on the terms and conditions set out in this Agreement;

         (e)      "FINAL REPAYMENT DATE" means 15 May 2010;

         (f) "INTERCREDITOR AGREEMENT" has the meaning given to it in the Senior Facilities Agreement;

         (g) "INTEREST BASIS" means the basis on which interest is calculated under the Notes;

         (h) "INTEREST PAYMENT DATE" means each date ("RELEVANT DATE") on which interest is payable under the Notes or such earlier dates as may be necessary to facilitate the trustee thereof making timely payment of interest on the Notes on the Relevant Dates;

         (i) "INTEREST RATE" means the rate of interest applicable to the Loan in accordance with Clause 6.2;



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

         (j) "LOAN" means the loan made or to be made available by the Lender to the Borrower under this Agreement, or as the case may be, the outstanding principal amount of that loan;

         (k) "MARGIN" means such annual percentage rate not exceeding 1.00 per cent. as the Lender may from time to time designate by notice to the Borrower or, failing any such designation, 0.02 per cent.;

         (l) "SENIOR FACILITIES AGREEMENT" means the facilities agreement dated 3 October 1999 between, among others, Lucite International Limited, the Borrower, the Guarantors and Deutsche Bank AG London and Merrill Lynch Capital Corporation as Original Banks, and Deutsche Bank AG as Facility Agent and Security Agent, as amended and restated on 13 December 2002;

         (m) "SUBSIDIARY" means, in relation to an undertaking (the "holding undertaking"), any other undertaking in which the holding undertaking (or persons acting on its or their behalf) for the time being directly or indirectly holds or controls either;

                  (i) a majority of the voting rights exercisable at general meetings of the members of that undertaking on all, or substantially all, matters; or

                  (ii) the right to appoint or remove directors having a majority of the voting rights exercisable at meetings of the board of directors of that undertaking on all, or substantially all, matters, and any undertaking which is a Subsidiary of another undertaking shall also be a Subsidiary of any further undertaking of which that other is a Subsidiary.

2        CONSTRUCTION

2.1 References in this Agreement to "clauses" are references to the clauses of this Agreement unless otherwise stated.

2.2 Headings are for ease of reference only and shall not affect the interpretation of this Agreement.

3        FACILITY

         The Lender agrees, subject to the terms and conditions of this Agreement to lend to the Borrower a principal sum in euro of E.50,000,000.

4        PURPOSE

         The Facility shall be used for the Borrower's general corporate purposes including the making of loans to Subsidiaries of the Borrower to enable those Subsidiaries to reduce indebtedness under the Senior Facilities Agreement.

5        DRAWDOWN

5.1 Subject to the provisions hereof and the Lender having received the proceeds of the issue of the Notes, the Facility shall be made available in full in one amount on such date falling within seven days after the Closing Date as the Borrower may request pursuant to Clause 5.2.

5.2 If the Borrower wishes to draw under the Facility, it will give the Lender notice in writing, including by fax, (or telephone to be immediately confirmed in writing) not later than 3.00 p.m. (London time) on the business day 5 business days prior to the proposed date of drawing (which shall be a business day falling on or before 31 July 2003 unless the Lender otherwise agrees) specifying the amount of the proposed drawing, the business day on which it is to be made and the bank account to which payment is to be made.

6        INTEREST

6.1 The Borrower will pay to the Lender on demand by the Lender interest on all outstanding amounts under this Agreement and whether or not payment of such sum has been demanded by the Lender.

6.2 The Loan shall bear interest (calculated on the Interest Basis) at the rate which is equal to the aggregate of the Margin and the rate of interest per annum for the time being applicable to the Notes.

6.3 Any certificate of determination by the Lender as to the rate of interest payable under this Agreement or the amount of any interest shall, in the absence of manifest error, be conclusive and binding upon the Borrower.

6.4      Interest shall be payable on each Interest Payment Date.

7        FEES AND EXPENSES

7.1 The Borrower will pay to the Lender on demand such fees as the Lender requires from time to time, which fees shall be calculated by reference to all costs, charges and expenses of whatever nature incurred by the Lender and arising in connection with the Facility and its funding including its negotiation, preparation and variation, and all such costs, charges and expenses arising in connection with the preservation of enforcement of the Lender's rights hereunder.

8        REPAYMENT

8.1 Subject to the provisions of this Agreement, the Borrower may on giving not less than one month's irrevocable written notice to the Lender prepay all or any part of the Loan hereunder on any Interest Payment Date (or on such shorter period of notice and/or other date as the Lender may agree).

8.2 Subject to Clause 8.1. the Borrower shall repay the Loan (together with all accrued interest, charges, fees, costs and expenses due hereunder) on the Final Repayment Date.

8.3 The Borrower shall prepay the Loan, in whole or, as the case may be, in part, from time to time in an amount equal to the principal amount of any Notes which are voluntarily redeemed by the Lender or which fall to be repurchased on a Change of Control or Asset Sale (each as defined in the indenture constituting the Notes) or which are mandatorily redeemed upon acceleration of the Notes. If any such redemption or purchase of Notes is required to be made at a premium to the face value of any Note, the amount of the Loan repayable by the Borrower shall be increased by a corresponding amount.



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

9        PAYMENTS

9.1 All payments due to be made by the Borrower hereunder shall be made not later than 3.00 p.m. (London time) on the relevant day to such bank account as the Lender may specify in writing in full without any deduction or withholding (whether in respect of set-of, counterclaim, duties, taxes, charges or otherwise howsoever) provided that if the Borrower is required by law to make any such deduction or withholding, it shall (i) ensure that the deduction or withholding does not exceed the minimum amount legally required; (ii) pay to the relevant taxation or other authorities, as appropriate, the full amount of the deduction or withholding, (iii) furnish to the Lender within 30 days of such payment an official receipt from such authorities for all amounts deducted or withheld if such is available, or otherwise a certificate of deduction or equivalent evidence of the relevant deduction or withholding, and (iv) pay to the Lender an additional amount so that the Lender receives on the due date the full amount it would have received had no such deduction or withholding been made.

9.2 Any sum due for payment hereunder on a day which is not a business day, and any Interest Payment Date due to fall on a day that is not a business day, will be paid on or postponed to the next succeeding business day or, if that succeeding business day falls in the following calendar month, paid on or brought forward to the preceding business day.

10       REPRESENTATIONS AND WARRANTIES

10.1     The Borrower represents and warrants to the Lender as follows:

         (a) all necessary corporate and other action has been taken by it to authorise it to enter into this Agreement and perform the transactions contemplated in it;

         (b) no limit on the borrowing powers of the Borrower or its directors will be exceeded as a result of any drawing made pursuant to this Agreement, and this Agreement constitutes valid, binding and enforceable obligations on its part.

11       DEFAULT

11.1     If:

         (a) the Borrower fails to pay any amount under this Agreement when due;

         (b) the Borrower fails to observe or perform any of its obligations under this Agreement other than an obligation of the type referred to in Clause 11(a) and, if that failure is capable of remedy, it is not remedied within 21 days after the Borrower becomes aware of such breach that it has been remedied to the Lender's satisfaction;

         (c) any encumbrancer takes possession, or a trustee, receiver or similar officer is appointed, over any of the assets of the Borrower, or distress or any form of execution is levied or enforced upon or sued out against any such assets;

         (d) the Borrower is, or is deemed, unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or becomes unable to pay its debts as they fall due or suspends making payments (whether of principal or interest) with respect to all or any class of its debts;

         (e) the Borrower convenes a meeting of its creditors or proposes to make any arrangement or composition with, or any assignment for the benefit of, its creditors or a petition is presented, application is made or a meeting is convened for the purpose of considering a resolution or other steps are taken for, the making of an administration order in relation to it or for its winding up or dissolution;

         (f) anything analogous to any of the events specified in paragraphs (c), (d) or (e) occurs under the laws of any applicable jurisdiction; or

         (g) any provision of this Agreement is or becomes for any reason, invalid or unenforceable,

         (each an Event of Default), the Lender may serve an immediate notice of default and may simultaneously declare that all amounts outstanding under this Agreement shall become immediately due and payable whereupon they shall become so due and payable together with accrued interest thereon and any other amounts payable under this Agreement in all respects subject to the terms of the Intercreditor Agreement.

12       ILLEGALITY

12.1 If any change in or introduction of any applicable law, regulation or treaty, or any change in the interpretation or application thereof, shall make it unlawful for the Lender to make available or fund the Loan or maintain the Facility the Lender shall give notice thereof to the Borrower, whereupon the Borrower will repay all amounts outstanding under this Agreement together with accrued interest thereon and any other amounts payable to the Lender hereunder within such period as may be permitted by such law, regulation or treaty, or the change in the interpretation or application thereof, or, if no such period is stated therein, forthwith.

12.2 If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

13       MISCELLANEOUS

13.1 No failure to exercise and no delay in exercising, on the part of the Lender, any right, power or privilege under this Agreement or under any other documents ancillary thereto shall operate as a waiver thereof, nor shall any single of partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No waiver by the Lender shall be effective unless it is in writing.

13.2 Any notice or communication under or in connection with this Agreement shall be in writing and shall be delivered personally, or by post, telex, fax or cable to the addresses given in this Agreement or at such other address as the recipient may have notified to the other party in writing. Proof of posting or despatch or any notice or communication shall be deemed to be proof of receipt:

         (a) in the case of a letter, on the third business day after posting;

         (b) in the case of a telex, fax or cable, on the business day immediately following the date of despatch.

13.3     The parties' details are as follows:

         (a)      The Borrower
                  Lucite International Finco Limited
                  Queens Gate
                  15 - 17 Queens Terrace
                  Southampton
                  SO14 3BP
                  Fax:  01254 874098
                  Attn: Company Secretary

         (b)      The Lender
                  Lucite International Finance plc
                  Queens Gate
                  15 - 17 Queens Terrace
                  Southampton
                  SO14 3BP
                  Fax:  01254 874098
                  Attn: Company Secretary

13.4 Neither party may assign any of its rights under this Agreement without the written consent of the other.

13.5 The rights and obligations of the Lender and the Borrower under this Agreement are regulated by the Senior Facilities Agreement and the Intercreditor Agreement, are subject in all respect to the terms of the Senior Facilities Agreement and the Intercreditor Agreement, and no payment or repayment of interest, principal or any other amount shall be made hereunder which would result in a breach of the Senior Facilities Agreement or the Intercreditor Agreement.

13.6     This Agreement shall be governed by English law.

         Signed by the authorised representatives of the parties.



         Signed by                                      )
         for and on behalf of                           )
         Lucite International Finco Limited             )
         in the presence of:                            )





         Signed by                                      )
         for and on behalf of                           )
         Lucite International Finance plc               )
         in the presence of:                            )